Information in this prospectus supplement is not complete and may be changed. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-176018

Subject to Completion, August 23, 2012

PRELIMINARY PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED AUGUST 23, 2012

$1,030,778,000

(Approximate)

John Deere Owner Trust 2012-B

Issuing Entity

Aggregate Principal Amount(1)	Class of Notes
$ 321,000,000	Class	A-1	% Asset Backed Notes
$ 310,000,000	Class	A-2	% Asset Backed Notes
$ 300,000,000	Class	A-3	% Asset Backed Notes
$ 99,778,000	Class	A-4	% Asset Backed Notes

(1)

This amount is based on an assumed discount rate used to calculate the assumed initial note value. The aggregate principal amount of the notes offered hereby will be determined based on the discount rate set at the time the interest rates on the notes are determined. The final aggregate principal amount of the notes at the time of issuance will be an amount that is no more than 5% in excess of, or less than, the amounts stated herein.

John Deere Receivables, Inc., Seller and Depositor

John Deere Capital Corporation, Sponsor and Servicer

The notes represent obligations of the issuing entity only and do not represent obligations of or interests in John Deere Receivables, Inc., John Deere Capital Corporation, Deere & Company or any of their affiliates.

The trust will own receivables consisting of agricultural and construction equipment retail installment sale and loan contracts secured by new and used agricultural and construction equipment, the security interests in the equipment financed thereby and the proceeds thereof.

Investing in the notes involves risks. See “Risk Factors” on page S-11 of this prospectus supplement and on page 10 of the related prospectus.

	Price		Underwriting Discounts and Commissions		Proceeds to Depositor		Final Payment Date
Class A-1 Notes		%		%		%	September 16, 2013
Class A-2 Notes		%		%		%	February 17, 2015
Class A-3 Notes		%		%		%	July 15, 2016
Class A-4 Notes		%		%		%	January 15, 2019
Total	$		$		$

The trust will pay interest and principal on the notes on the 15th day of each month or, if the 15th day is not a business day, on the next business day. The first distribution date will be October 15, 2012.

The issuing entity will have a reserve account in the initial amount of $         (equal to 1.00% of the initial note value) that will provide credit enhancement for the notes to the extent described in this prospectus supplement. Additionally, the certificates are subordinated to the notes to the extent described in this prospectus supplement.

Delivery of the notes in book-entry form only will be made on or about September     , 2012.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ATTACHED PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

BofA Merrill Lynch			Citigroup
Barclays
RBC Capital Markets

The date of this prospectus supplement is August     , 2012.

You should rely only on the information contained in this document or on information to which we have referred you. We have not authorized anyone to provide you with different or additional information. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

Content of Prospectus Supplement and Prospectus

We provide information to you about the notes in two separate documents that provide varying levels of detail:

(A)	this prospectus supplement, which describes the specific terms of the notes, and

(B)	the prospectus, which provides general information, some of which may not apply to the notes.

This prospectus supplement may be used to offer and sell the notes and may only be used if accompanied by the prospectus. This prospectus supplement and the prospectus only relate to the notes. The certificates are not offered under these documents.

We include cross-references in this prospectus supplement and the prospectus to captions in these documents where you can find further related discussions. The table of contents beginning on page S-2 of this document provides the pages on which these captions are located.

You can find a listing of the pages where capitalized terms used in this prospectus supplement and the prospectus are defined under the caption “Index of Terms” beginning on page S-59 in this prospectus supplement and under the caption “Index of Terms” on page 62 in the prospectus.

Dealer Prospectus Delivery Obligation

Until November     , 2012, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus supplement and a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus supplement and a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions. Such delivery obligations may be satisfied by filing the prospectus supplement and prospectus with the Securities and Exchange Commission (the “SEC”).

REPORTS TO NOTEHOLDERS

Unless and until definitive notes are issued, periodic and annual unaudited reports containing information concerning the receivables will be prepared by the servicer of the receivables and sent on behalf of the trust only to Cede & Co., as nominee of The Depository Trust Company and registered holder of the notes. See “Certain Information Regarding the Securities—Book-Entry Registration” and “—Reports to Securityholders” in the prospectus. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The trust will file with the SEC such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder and as are otherwise agreed to by the SEC.

SUMMARY OF TERMS

The following summary is a short, concise description of the main terms of the notes. To fully understand the offering of the notes, you will need to read this prospectus supplement and the prospectus in their entirety. You will find a detailed description of the terms of the notes following this summary and in the prospectus.

OFFERED SECURITIES

Class of Notes	Aggregate Principal Amount(1)	Interest Rate
A-1	$321,000,000		%
A-2	$310,000,000		%
A-3	$300,000,000		%
A-4	$99,778,000		%

(1)	This amount is based on an assumed discount rate used to calculate the assumed initial note value. The aggregate principal amount of the notes offered hereby will be determined based on the discount rate set at the time the interest rates on the notes are determined. The final aggregate principal amount of the notes at the time of issuance will be an amount that is no more than 5% in excess of, or less than, the amounts stated herein.

The notes will be book-entry securities clearing through The Depository Trust Company (in the United States) or Clearstream, Luxembourg or Euroclear (in Europe) in minimum denominations of $1,000 and integral multiples of $1,000. See “Certain Information Regarding the Securities—Book-Entry Registration” in the prospectus.

Issuing Entity

John Deere Owner Trust 2012-B (the “trust”).

Seller and Depositor

John Deere Receivables, Inc. (the “depositor”).

Sponsor and Servicer

John Deere Capital Corporation (“JDCC” or the “servicer”).

Sub-servicer

The servicer will designate Deere Credit Services, Inc. (“Deere Credit Services”), a Delaware indirect wholly owned subsidiary of Deere & Company (“Deere” and, with its wholly owned subsidiaries, “John Deere”), as its agent to service the receivables.

Indenture Trustee

U.S. Bank National Association (the “indenture trustee”).

Owner Trustee

Wells Fargo Delaware Trust Company, N.A. (the “owner trustee”).

Closing Date

September     , 2012.

Payment Dates

Payments on the notes will be made on the 15th day of each calendar month (or, if not a business day, the next business day), beginning October 15, 2012.

Interest Payments

The interest rate for each class of notes is specified above. Interest on the class A-1 notes will be calculated on the basis of the actual number of days in the applicable interest period divided by 360. Interest on the class A-2 notes, the class A-3 notes and the class A-4 notes will be calculated on the basis of a 360-day year of twelve 30-day months.

Principal Payments

The aggregate amount of principal payable on the notes on each payment date will generally be equal to the reduction in the note value of the receivables during a collection period. The note value of the receivables on any payment date is the present value of the unpaid scheduled payments on the receivables, discounted at     %. The discount rate will be established based on, among other things, market interest rates at the time the interest rates on the notes were determined. As of July 29, 2012 (the “cut-off date”), the initial note value is $ (the “initial note value”). For purposes of calculating the initial aggregate principal amount of the notes in this prospectus supplement the assumed initial note value is approximately $1,062,657,975, based on a discount rate of 4.20% (the “assumed discount rate”).

Amounts allocated to payment of the principal of the notes will be applied in the following order of priority:

•	first, to payment in full of the class A-1 notes;

•	second, to payment in full of the class A-2 notes;

•	third, to payment in full of the class A-3 notes; and

•	fourth, to payment in full of the class A-4 notes.

Following an event of default and acceleration of the notes, payments (including payments funded from proceeds from the sale of the receivables in connection with an event of default as described in the prospectus under the heading “Description of Notes—The Indenture—Events of Default; Rights upon Event of Default”) will be made, after payment of fees, ratably to the noteholders first based on the amount of interest due on each note (in the case of payments of interest) and then based on the outstanding principal balance (in the case of payments of principal) until the principal balance of all of the notes is reduced to zero.

See “Description of the Notes” and “Description of the Transfer and Servicing Agreements—Distributions” for additional detail on some of the calculations described above and for special priority rules that would apply under certain circumstances. A collection period for a payment date is a fiscal month specified in the sale and servicing agreement, which will end prior to that payment date.

Final Payment Dates

The principal amount of each class of notes, to the extent not previously repaid, will be payable in full on the payment date specified below:

Class of Notes	Final Payment Date
A-1	September 16, 2013
A-2	February 17, 2015
A-3	July 15, 2016
A-4	January 15, 2019

Optional Redemption

The servicer has the right to purchase the remaining receivables on any payment date when the pool balance of the receivables has become equal to or less than 10% of the pool balance of the receivables as of the cut-off date. If the servicer exercises this right, the notes outstanding at that time will be redeemed in full at a price equal to their unpaid principal balance plus accrued and unpaid interest.

Priority of Payments

In general, the collections received in respect of the receivables in a collection period and any net investment earnings on the trust’s short-term investments from amounts deposited in the collection account and the reserve account will be applied on the next payment date in the following amounts and the following order of priority:

1.	administration fee to the administrator;

2.	interest on the notes;

3.	principal on the notes in the priority described under “Description of the Notes—Payments of Principal”;

4.	amount, if any, required to be deposited into the reserve account;

5.	servicing fee to the servicer; provided that if JDCC or an affiliate of JDCC is not the servicer, the servicing fee will be paid prior to any other application of funds on deposit in the collection account;

6.	any unpaid compensation, fees and indemnification of the indenture trustee to the indenture trustee;

7.	any unpaid compensation, fees and indemnification of the owner trustee to the owner trustee;

8.	principal, if any, payable on the certificates; and

9.	remaining amounts, if any, to the depositor.

See “Description of the Notes” and “Description of the Transfer and Servicing Agreements—Distributions” for additional details, including the amount of principal to be distributed, the priority of payments of principal on the notes and special priority rules that apply under certain circumstances.

Events of Default

The indenture will provide that if an “Event of Default” occurs and is continuing, then the indenture trustee or the holders of notes representing a majority of the outstanding amount of notes may declare the unpaid principal amount of the notes and any accrued and unpaid interest thereon immediately due and payable. Such “Events of Default” include:

(i)	default in the payment of interest on any note which continues for a period of five days;

(ii)	default in the payment of the principal of or any installment of the principal of any note when due and payable;

(iii)	default in the observance and performance of certain covenants or representations which default is not cured or otherwise eliminated within a specified grace period; and

(iv)	the occurrence of certain bankruptcy events with respect to the trust or a substantial part of the trust estate.

Servicing Fee

The servicer will be entitled to receive a servicing fee for each collection period in an amount equal to 1.00% per annum of the pool balance as of the first day of the collection period; provided that in the case of the first payment date, the servicing fee will be an amount equal to the sum of (a) 1.00% per annum of the pool balance as of the cut-off date (for the August collection period) and (b) 1.00% per annum of the pool balance as of August 26, 2012 (for the September collection period).

So long as JDCC or an affiliate of JDCC is the servicer, the servicing fee will be paid after payments are made to the noteholders and to the reserve account as set forth in this prospectus supplement. If JDCC or an affiliate of JDCC ceases to be the servicer, the servicing fee will be paid prior to any other application of funds on deposit in the collection account. See “Description of the Transfer and Servicing Agreements–Servicing Compensation” in this prospectus supplement.

Certificates

On the closing date, the trust will issue certificates in an aggregate principal amount of $ (equal to approximately 3.00% of the initial note value). The depositor will retain the entire principal amount of the certificates. The certificates will not bear interest. No payments on the certificates will be made until the notes have been paid in full. The certificates are not being offered hereby.

TRUST PROPERTY

The trust will own only the following property:

•	the receivables and all monies due under the receivables on and after the cut-off date;

•	the rights of the depositor under the purchase agreement;

•	bank accounts into which those collections are deposited and the short-term investments made from those collections;

•	security interests in the equipment financed under the receivables;

•	the reserve account;

•	any proceeds of repossessed equipment;

•	rights to proceeds from certain insurance policies covering equipment financed under the receivables or obligors on the receivables; and

•	any proceeds of the foregoing.

Receivables

The receivables will consist of agricultural and construction equipment retail installment sale and loan contracts secured by new and used agricultural and construction equipment, the security interests in the equipment financed thereby and the proceeds thereof. See “The Receivables Pool” for additional information regarding the receivables. On or prior to the closing date, the trust will purchase receivables having an aggregate principal balance plus accrued interest of approximately $1,084,173,951 as of the cut-off date.

Repurchases of Receivables

The depositor will be obligated to repurchase any receivable from the trust if:

•	the interest of the trust is materially adversely affected by a breach of any representation or warranty made by the depositor or JDCC with respect to the receivable; and

•	the breach has not been cured following the discovery by or notice to the depositor of the breach.

JDCC will be obligated to repurchase the receivable from the depositor under the purchase agreement contemporaneously with the depositor’s repurchase from the trust. The obligation of the depositor to repurchase any receivable with respect to which JDCC has breached a representation or warranty is subject to JDCC’s repurchase of the receivable. In general, the repurchase obligation will constitute the sole remedy available to noteholders, the indenture trustee or the owner trustee in respect of the trust for any uncured breach. See “Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables” in this prospectus supplement.

In addition, consistent with its normal procedures, the servicer or the sub-servicer may, in its discretion, arrange with the obligor on a receivable to extend or modify the payment schedule. Some of such arrangements may result in the servicer repurchasing the receivable for the purchase amount.

CREDIT ENHANCEMENT

Subordination of Certificates

The certificates will represent fractional undivided equity interests in the trust. The initial principal balance of the certificates will be $             (equal to approximately 3.00% of the initial note value). The certificates will serve as credit enhancement for the notes because no distributions will be made on the certificates until all amounts payable on the notes have been paid in full.

Reserve Account

The trust will have a reserve account. Funds in the reserve account will be used to cover shortfalls in required payments on the notes.

•	On the closing date, $ (equal to 1.00% of the initial note value) will be on deposit in the reserve account.

•	As of any payment date, the amount on deposit in the reserve account will be required to equal the lesser of (a) 1.25% of the initial note value and (b) the outstanding principal balance of the notes.

•

On each payment date, any collections on the receivables that remain after all payments having a higher priority of payment have been made will be applied, to the extent necessary, to increase the funds in the reserve account to the required amount.

See “Description of the Transfer and Servicing Agreements—Reserve Account and Certificates” for a description of the required amount for the reserve account.

TAX STATUS

In the opinion of Shearman & Sterling LLP, special federal tax counsel for the trust, the notes will be characterized as debt for federal income tax purposes and the trust will not be characterized as a separate entity that is an association or a publicly traded partnership taxable as a corporation. See “Federal Income Tax Considerations” and “Certain Iowa Tax Considerations” in this prospectus supplement for information regarding the application of federal and certain state tax laws to the notes and the trust.

ERISA CONSIDERATIONS

Subject to the considerations discussed under “ERISA Considerations” in this prospectus supplement and in the prospectus, the notes are eligible for purchase by employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended, and other plans and arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986, as amended.

LEGAL INVESTMENT

On the closing date, the class A-1 notes will be eligible securities for purchase by money market funds under paragraph (a)(12) of Rule 2a-7 under the Investment Company Act of 1940, as amended. Rule 2a-7 includes additional criteria for investments by money market funds, including additional requirements relating to portfolio maturity, liquidity and risk diversification. A money market fund purchasing class A-1 notes should consult its counsel before making a purchase.

CUSIP NUMBERS

Each class of notes will have the following CUSIP number:

Class of Notes	CUSIP
A-1	47787R AA8
A-2	47787R AB6
A-3	47787R AC4
A-4	47787R AD2

RATING OF THE SECURITIES

The depositor expects that the notes will receive credit ratings from two nationally recognized statistical rating organizations hired by the sponsor to rate the notes (the “hired NRSROs”). There can be no assurance that these ratings will not be lowered or withdrawn by a hired NRSRO if, in the opinion of the hired NRSRO, circumstances so warrant. JDCC has requested that each hired NRSRO maintain ongoing surveillance of its ratings assigned to the notes in accordance with the hired NRSRO’s policy, but we cannot assure you that a hired NRSRO will continue its surveillance of the ratings assigned to the notes. See “Risk Factors—Ratings of the Notes May Be Lowered or Withdrawn, or the Notes May Receive an Unsolicited Rating, Which Would Adversely Affect the Value of the Affected Notes” in this prospectus supplement.

SUMMARY OF THE FLOW OF FUNDS

The following diagram summarizes the flow of funds relating to the transactions contemplated in this prospectus supplement. Carefully read this prospectus supplement and the prospectus for a complete description of the flow of funds.

RISK FACTORS

You should consider the following risk factors and those in the prospectus under the heading “Risk Factors” in deciding whether to purchase the notes.

Limited Ability to Resell Notes	There is currently no secondary market for the notes. The underwriters currently intend to make a market in the notes, but they are not required to do so, and they may stop making a market at any time. A secondary market may not develop. If a secondary market does develop, it may not give you sufficient liquidity to allow you to resell your notes when you want to.

The Trust’s Only Sources of Funds Are the Receivables and the Reserve Account	The trust’s only sources of funds for making payments on the notes are collections on the receivables and funds in the reserve account. The notes are not guaranteed or otherwise insured by the depositor, JDCC, Deere, any of their affiliates or any other entity.

Losses on the Receivables May Cause Losses on the Notes	Delinquencies, repossessions and net losses on all receivables are affected by economic or credit conditions generally. Adverse economic conditions affecting any state or region could increase delinquency, credit loss or repossession experience of the receivables originated in that state or region.

Delinquencies, repossessions and net losses on agricultural equipment receivables may be affected by:

•	government farm programs and policies, commodity market prices, harvest yields and real estate values;

•	weather conditions such as flood, drought and early frost, or natural disasters; and

•	the level of farmers’ income and/or cash flow.

Delinquencies, repossessions and net losses on construction equipment receivables may be affected by:

•	real estate values, the level of housing starts and interest rates; and

•	the level of nonresidential construction.

The continuing distress in the U.S. housing market and related market dislocation has negatively impacted and may continue to negatively impact one or more of the receivables listed above and may otherwise continue to affect delinquencies, repossessions and net losses. If losses are incurred on the receivables and the funds in the reserve account are not sufficient to cover the resulting shortfalls in payments due on the notes, the noteholders may incur losses on their notes. If an event of default occurs in respect of the notes, the receivables may be sold to repay the notes.

Generally, when an account becomes 120 days delinquent, accrual of finance income is suspended, the collateral is repossessed, or the account is designated for litigation. There can be no assurance that the delinquency, repossession and net loss experience on the receivables will be comparable to JDCC’s prior experience or that new factors will not materially affect this experience in the future.

The Notes May Suffer Losses if the Interests of Other Persons in the Receivables Are Superior to the Trust’s Interest	To facilitate servicing and to minimize administrative burden and expense, the servicer will be appointed as custodian for the receivables by the owner trustee, but will not stamp the receivables to reflect the sale and assignment of the receivables to the trust, nor amend the financing statements, if any, filed to perfect the security interest in the equipment financed thereby (the “financed equipment”) or the certificates of title, if applicable, of the financed equipment.

Financing statements under the Uniform Commercial Code (the “UCC”) will be filed reflecting the sale of the receivables by JDCC to the depositor and by the depositor to the trust. However, because the servicer will maintain possession of the receivables and not segregate or mark the receivables as belonging to the trust, another person could acquire an interest in a receivable evidenced by a tangible contract that is superior to the trust’s interest by obtaining physical possession of the document representing that receivable without knowledge of the assignment of the receivable to the trust. Additionally, another person could acquire an interest in a receivable evidenced by an electronic contract that is superior to the trust’s interest in the receivable if the servicer loses control over the authoritative copy of the contract and another party purchases the receivable evidenced by the contract without knowledge of the trust’s interest. If the servicer loses control over the contract through fraud, forgery, negligence or error, or as a result of a computer virus or a hacker’s actions or otherwise, a person other than the trust may be able to modify or duplicate the authoritative copy of the contract. If another person acquires an interest in a receivable that is superior to the trust’s interest in the receivable, some or all of the collections on that receivable may not be available to make payment on the notes. For more information about the security interest in the receivables, see “Certain Legal Aspects of the Receivables” in the prospectus.

In the absence of amendments to the certificates of title, the trust may not have perfected security interests in the financed equipment securing the receivables originated in some states. The trust’s not having first priority perfected security interests or perfected purchase money security interests in some of the financed equipment securing the receivables may affect the trust’s ability to realize on the collateral securing those receivables, and thus may reduce the proceeds available to make payments on the notes.

The Proceeds from the Sale of Any Receivable May Not Cover the Principal and Interest Payments on the Notes	The net proceeds of any sale of the receivables or the related financed equipment following an event of default may not cover the principal and interest due on the notes. In addition, until the final payment date for a class of notes, the amount of principal required to be paid on the notes of that class is limited to the amount available for the payment. Consequently, the failure to pay principal on a class of notes will not be an event of default until the final payment date for that class of notes.

Ratings of the Notes May Be Lowered or Withdrawn, or the Notes May Receive an Unsolicited Rating, Which Would Adversely Affect the Value of the Affected Notes	A rating is not a recommendation to purchase, hold or sell securities, inasmuch as the rating does not comment as to market price or suitability for a particular investor.

The ratings of the notes address the likelihood of the timely payment of interest on and the ultimate repayment of principal of the notes pursuant to their terms. There is no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future so warrant. Additionally, we note that a hired NRSRO may have a conflict of interest where, as is the case with the ratings of the notes, the sponsor or the issuer of a note pays the fees charged by the hired NRSRO for its rating services.

The sponsor has hired the hired NRSROs to assign ratings on the notes. The sponsor has not hired any other nationally recognized statistical rating organization, or “NRSRO,” to assign ratings on the notes and is not aware that any other NRSRO has assigned ratings on the notes. However, under Rule 17g-5 of the Exchange Act, information provided to a hired NRSRO for the purpose of assigning or monitoring the ratings on the notes is required to be made available to any qualified NRSRO in order to make it possible for such non-hired NRSROs to assign unsolicited ratings on the notes. An unsolicited rating could be assigned at any time, including prior to the closing date, and none of the depositor, the sponsor, the underwriters or any of their affiliates will have any obligation to inform you of any unsolicited ratings assigned after the date of this prospectus supplement. NRSROs, including the hired NRSROs, have different methodologies, criteria, models and requirements. If any non-hired NRSRO assigns an unsolicited rating on the notes, there can be no assurance that such rating will not be lower than the ratings provided by the hired NRSROs, which could adversely affect the market value of your notes and/or limit your ability to resell your notes and, for regulated entities, could affect the status of the notes as a legal investment or the capital treatment of the notes. Investors in the notes should consult with their legal counsel regarding the effect of the issuance of a rating by a non-hired NRSRO that is lower than the ratings issued by the hired NRSROs. In addition, if the sponsor fails to make available to the non-hired NRSROs any information provided to any hired NRSRO for the purpose of assigning or monitoring the ratings on the notes, a hired NRSRO could withdraw its ratings on the notes, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.

Additionally, if a rating is subsequently lowered or withdrawn, the value of the affected notes would be adversely affected. In that event, no person or entity will be obligated to provide any additional credit enhancement. The rating of the notes is based primarily on the credit quality of the receivables, the subordination provided by the certificates and the availability of funds in the reserve account.

The prospectus sets forth certain circumstances in which the hired NRSROs are requested to confirm in writing that a proposed action will not result in a reduction or withdrawal of the then current rating of any class of notes. The prospectus also sets forth that if notice is received from a hired NRSRO that a proposed amendment to a transaction document would result in a reduction or withdrawal of the then current rating of any class of notes, the amendment will require the consent of a majority of the noteholders. In this transaction, one of the hired NRSROs is only required to receive 10 business days’ prior notice of a proposed action or a proposed amendment and the reduction or withdrawal by such hired NRSRO of the then current rating of any class of notes because of the proposed action or the proposed amendment would not prevent the action or require noteholder approval, as the case may be.

Delays in Processing Payments or Distributions on the Notes Could Occur if JDCC Ceases to Act as Servicer or Deere Credit Services Ceases to Act as Sub-Servicer	If JDCC were to cease acting as servicer or if Deere Credit Services were to cease acting as sub-servicer, delays in processing payments on the receivables and information in respect thereof could occur and result in delays in payments to the noteholders.

JDCC or the Depositor May Have to Repurchase Receivables	JDCC will make representations and warranties with respect to the characteristics of the receivables in the pool. In certain circumstances, JDCC and the depositor may be obligated to repurchase these receivables if these representations and warranties have been breached. In general, the repurchase obligation will constitute the sole remedy available to noteholders, the indenture trustee or the owner trustee in respect of the trust for any uncured breach. See “Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables” in this prospectus supplement.

JDCC and its Affiliates Must Comply with Governmental Laws and Regulations that are Subject to Change and Involve Significant Costs

JDCC and its affiliates are governed by numerous laws and subject to the supervision and examination of various regulatory agencies. In July 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) was signed into law, which significantly affects the financial services industry, including equipment financing and securitizations. The financial services industry will be subject to increased regulation, such as additional disclosure requirements and other obligations, as well as restrictions on pricing and enforcement proceedings. The Dodd-Frank Act also creates a Consumer Financial Protection Bureau with rulemaking and enforcement authority over consumer finance businesses.

In addition, the Dodd-Frank Act gives the Federal Deposit Insurance Corporation (“FDIC”) authority to act as receiver of certain financial companies and their affiliates in specific situations under the Dodd-Frank Act’s Orderly Liquidation Authority (“OLA”) provisions. No assurances can be given that OLA would not apply to JDCC or its affiliates, including the depositor and the trust, or, if it were to apply, would not result in a repudiation of any contract to which the entity in receivership was a party, or in the recovery of any receivables transferred under any such contract. Application of the OLA provisions (including regulations relating to OLA which the FDIC may adopt in the future) could result in delays in payments on the notes or in reductions of amounts available to make payments on the notes. See “Certain Legal Aspects of the Receivables—Dodd-Frank Act Orderly Liquidation Authority Provisions” in the prospectus.

Compliance with applicable laws and regulations may be costly because new processes, forms, controls and additional infrastructure may be required to comply with new requirements. Any failure to comply with these laws and regulations could result in significant statutory civil and criminal penalties, monetary damages, attorneys’ fees and costs, possible revocation of licenses and damage to reputation, brand and valued customer relationships. Many provisions of the Dodd-Frank Act are required to be implemented through rulemaking by the applicable federal regulatory agencies. Therefore, the full impact of the Dodd-Frank Act on the financial markets and its participants, and on the securitization market in particular, will not be known until such rulemaking has been completed and implemented.

No assurances can be given that the Dodd-Frank Act and its implementing regulations, or the imposition of additional regulations including OLA, will not have a significant adverse impact on the trust, the depositor, the sponsor, or the servicer, including on the servicing of the receivables, or the price that a subsequent purchaser would be willing to pay for the notes.

Bankruptcy or Insolvency of JDCC Could Result in Delays or Reductions in Payments on the Notes

As described herein, JDCC will transfer the receivables to the depositor in a transaction that is intended to be treated as a “true” or legal sale under applicable law. However, the transfer of the receivables by the depositor to the trust will be treated as a secured financing rather than as a sale for accounting purposes. Therefore, since the depositor is consolidated with JDCC for financial reporting purposes, the receivables and income therefrom will be reflected as such in the consolidated financial statements of JDCC. As described under “Risk Factors—Bankruptcy of JDCC could result in delays or reductions in payments on the securities” in the prospectus, the depositor has taken steps in structuring the sale of the receivables to the trust so that the voluntary or involuntary application for relief by JDCC under the U.S. Bankruptcy Code or other insolvency laws will not result in the consolidation of the assets and liabilities of the depositor with those of JDCC in an insolvency proceeding. Notwithstanding the foregoing, it is possible that a court in an insolvency proceeding involving JDCC could determine to disregard the true sale of the receivables or, at a minimum, reexamine the facts and circumstances relating to such sale in an effort to nullify such sale and deem the receivables to continue to be part of JDCC’s consolidated assets for bankruptcy purposes. Any such action could result in the trust’s no longer having sole and exclusive right to the receivables and proceeds thereof or in delays in, or reductions of, amounts available to make payments on the notes.

Lack of Liquidity in the Secondary Market Could Limit Your Ability to Resell Notes	Recent and continuing events in the global financial markets, including the weakened financial condition of several major financial institutions, problems related to the housing market and securities backed directly or indirectly by mortgages and other financial assets, the depressed value of various assets in secondary markets, the forced sale of asset-backed and other securities by certain investors, and the lowering of ratings on certain asset-backed securities, have caused, and may continue to cause, a significant reduction in liquidity in the secondary market for asset-backed securities, which could limit your ability to resell your notes and/or adversely affect the price of your notes. Your ability to resell your notes may also be adversely affected if current economic conditions result in increases in delinquencies by obligors on the receivables, and such increases in delinquencies cause potential purchasers of your notes to become concerned about possible defaults by obligors. In addition, general economic concerns about the servicer or the sponsor, as well as general concerns about financial stability in the agricultural and construction industries may also lead to decreased liquidity for the notes. For more information about how a lack of liquidity may impact your ability to resell your notes, see “Risk Factors—Limited Ability to Resell Notes.”

THE TRUST

General

The issuing entity, John Deere Owner Trust 2012-B, will be a statutory trust formed under the laws of the State of Delaware under a trust agreement between the depositor and the owner trustee for the transactions described in this prospectus supplement. After its formation, the trust will not engage in any activity other than:

•	acquiring, holding and managing the receivables and the other assets of the trust and proceeds from those assets;

•	issuing the notes;

•	making payments on the notes;

•	issuing and making payments on the certificates representing beneficial equity interests in that trust; and

•	engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or that are incidental thereto or connected with those activities.

The depositor will retain the certificates. The issuance of the certificates and the proceeds from the initial sale of the notes will be used by the trust to purchase the receivables from the depositor pursuant to the sale and servicing agreement among the trust, the depositor and the servicer. No other expenses incurred in connection with the selection and acquisition of the receivables are payable from the proceeds of the issuance of the notes. The sale of the receivables by the depositor to the trust will be treated as a secured financing rather than a sale for accounting purposes. The servicer will initially service the receivables pursuant to the sale and servicing agreement, and will be compensated for acting as the servicer. The servicer will designate Deere Credit Services, an indirect wholly owned subsidiary of Deere, as its agent to service the receivables as sub-servicer at the servicer’s expense. See “Description of the Transfer and Servicing Agreements—Servicing Compensation” in this prospectus supplement. To facilitate servicing and to minimize the administrative burden and expense, the servicer will be appointed custodian for the receivables by the trust, but will not stamp the receivables to reflect the sale and assignment of the receivables to the trust, nor amend the financing statements, if any, filed to perfect the security interest in the equipment financed thereby or the certificates of title, if applicable, of the financed equipment. In the absence of amendments to the certificates of title, the trust may not have perfected security interests in the financed equipment securing the receivables originated in some states. See “Certain Legal Aspects of the Receivables” in the prospectus.

If the protection provided to the investment of the noteholders by the availability of funds in the reserve account is insufficient, the trust must rely solely on payments from or on behalf of the obligors on the receivables and the proceeds from the repossession and sale of the financed equipment that secures defaulted receivables. In that event, certain factors, such as the trust’s not having first priority perfected security interests or perfected purchase money security interests in some of the financed equipment subject to the receivables, may affect the trust’s ability to realize on the collateral securing those receivables, and may reduce the proceeds available to make payments on the notes. See “Description of the Transfer and Servicing Agreements—Distributions” and “—Reserve Account and Certificates” in this prospectus supplement and “Certain Legal Aspects of the Receivables” in the prospectus.

The trust’s fiscal year-end is October 31 of each year and its principal offices are in Wilmington, Delaware, in care of Wells Fargo Delaware Trust Company, N.A., as owner trustee, at the address listed below under “—The Owner Trustee” in this prospectus supplement.

Security Interest in the Receivables

The indenture will create a security interest in the receivables owned by the trust in favor of the indenture trustee on behalf of the noteholders. The trust will perfect such security interest by filing a financing statement under the UCC with the appropriate authority in the State of Delaware. The trust will be obligated to maintain such perfected security interest.

Capitalization of the Trust

The following table illustrates the capitalization of the trust as of the cut-off date as if the issuance of the notes and the certificates had taken place on that date:(1)

Class A-1 % Asset Backed Notes	$321,000,000
Class A-2 % Asset Backed Notes	310,000,000
Class A-3 % Asset Backed Notes	300,000,000
Class A-4 % Asset Backed Notes	99,778,000
Certificates

Total	$1,062,657,975

(1)	This amount is based on an assumed discount rate used to calculate the assumed initial note value. The aggregate principal amount of the notes offered hereby will be determined based on the discount rate set at the time the interest rates on the notes are determined. The final aggregate principal amount of the notes at the time of issuance will be an amount that is no more than 5% in excess of, or less than, the amounts stated herein. The initial principal amount of the certificates (approximately 3.00% of the initial note value) will be equal to the difference between the initial note value and the initial principal amount of the notes.

The Owner Trustee

Wells Fargo Delaware Trust Company, N.A. (“Wells Fargo”) will act as the owner trustee under the Trust Agreement. Wells Fargo is a national banking association existing under the laws of the United States of America authorized to exercise trust powers. The owner trustee maintains its principal office at 919 North Market St., Suite 1600, Wilmington, Delaware 19801.

Wells Fargo has served and currently is serving as owner trustee for numerous securitization transactions.

Other than the above two paragraphs, Wells Fargo has not participated in the preparation of, and is not responsible for, any other information contained in this document.

The owner trustee’s liability in connection with the issuance and sale of the notes and the certificates is limited solely to the express obligations of the owner trustee set forth in the trust agreement and the sale and servicing agreement. The depositor shall pay the fees of the owner trustee and shall reimburse it for certain liabilities and expenses. In the ordinary course of its business, the owner trustee and its affiliates have engaged and may in the future engage in commercial banking, trustee or financial advisory transactions with the depositor, the servicer and their affiliates. The owner trustee is an affiliate of Wells Fargo Bank, N.A., which is one of a number of banks with which Deere and JDCC maintain ordinary banking relationships and from which Deere and JDCC have obtained credit facilities and lines of credit.

THE RECEIVABLES POOL

The receivables described in this prospectus supplement were purchased by JDCC from the sales companies, described below, which either originated the receivables in the ordinary course of business in connection with retail sales by the dealers or, in limited instances, acquired the receivables from the dealers in the ordinary course of business. The large majority of the aggregate principal balance of the receivables represents financing of new and used equipment manufactured or distributed by John Deere. The receivables consist of agricultural and construction equipment retail installment sale and loan contracts secured by new and used agricultural and construction equipment, the security interests in the equipment financed thereby and the proceeds thereof. John Deere categorizes its agricultural and construction equipment receivables based on the type or use of equipment comprising the greatest initial principal balance of the original receivable contract. Based on this system, the receivables in the pool consist exclusively of agricultural equipment receivables and construction equipment receivables. However, each receivable could be secured by more than one of the above types of equipment as financed equipment. JDCC purchases contracts in accordance with its credit standards, which include the following criteria:

•	the buyer’s ability to repay the obligation;

•	the buyer’s credit history; and

•	the buyer’s downpayment on the financed equipment.

The sales companies include Deere and John Deere Construction & Forestry Company. The depositor will purchase the receivables from JDCC pursuant to a purchase agreement and sell them to the trust pursuant to the sale and servicing agreement.

The receivables were selected from JDCC’s portfolio by several criteria, including, as of the cut-off date, the following. Except as described under “Certain Legal Aspects of the Receivables” in the prospectus, each receivable:

•	was originated in the United States;

•	has an obligor that has a mailing address in the United States;

•	has a fixed interest rate (“APR”), including an APR of 0% if the receivable is a non-interest bearing receivable;

•	is secured by a perfected first priority security interest in the financed equipment;

•	has a scheduled maturity not later than June 8, 2018;

•	provides for scheduled payments that fully amortize the amount financed;

•	has an outstanding principal balance of at least $500; and

•	is not more than 89 days past due.

The underwriting process related to the types of retail installment contracts JDCC is securitizing in connection with the offering of the notes is described in the sections headed “The Receivables Pool—Underwriting Criteria for Receivables” and the “The Receivables Pool—Origination” in the prospectus. Because all retail installment contracts, as referred to in the previous sentence, follow the underwriting processes as described in the prospectus, the depositor has concluded that it can provide reasonable assurance that none of the receivables in the pool were originated with exceptions to JDCC’s written underwriting guidelines.

No single obligor on the receivables accounted for more than 1% of the receivables. As of the cut-off date, no obligor on any receivable was noted in the related records of the servicer or the sub-servicer as having filed for bankruptcy. Additionally, as of the cut-off date, none of the receivables is more than 30 days past due. No selection procedures believed by JDCC or the depositor to be adverse to the noteholders were used in selecting the receivables.

Each receivable provides for fixed payments on a monthly, quarterly, semiannual, annual or other basis. Most receivables relating to agricultural equipment pay on an annual basis and most other receivables pay on a monthly basis. The fixed payments provided for under each receivable are sufficient to amortize fully the amount financed and pay finance charges, if any, over the original term of the receivable.

The financed equipment securing a receivable of an obligor held by the trust may also secure, through cross-collateralization provisions, other receivables of the same obligor originated by Deere, John Deere Construction & Forestry Company or certain affiliates, which may consist of equipment retail installment contracts or other receivables such as revolving loans, and which receivables, if equipment retail installment contracts, may or may not be included in the trust. In addition, equipment retail installment contracts relating to an obligor which may not be included in the trust may provide that a default under such equipment retail installment contract could cause a default of other equipment retail installment contracts of the same obligor which may be included in the trust. Under the purchase agreement, JDCC will represent, subject to certain limitations, that each of the trust’s receivables is secured by a perfected purchase money security interest in the related financed equipment. A perfected purchase money security interest in the financed equipment would be senior to any security interest in such financed equipment arising under any such cross-collateralization provisions included in any other equipment retail installment contract not included in the trust.

As of the cut-off date, 976 of the receivables, having an aggregate balance of $34,107,389 have been more than 30 days past due at least once since their origination, of which 199 receivables, having an aggregate balance of $6,548,119, have been more than 60 days past due at least once since their origination. The aggregate balance of the receivables represents the aggregate balance of all receivables that are past due by the specified number of days, including receivables in repossession and has been calculated as the sum of the principal balance of the receivables plus accrued interest thereon as of the cut-off date. As of the cut-off date, none of the receivables has been more than 90 days past due since their origination.

In connection with the offering of the notes, the depositor has performed a review of the receivables in the pool and the disclosure regarding the receivables required to be included in this prospectus supplement and the prospectus by Item 1111 of Regulation AB (such disclosure, the “Rule 193 Information”). This review was designed and effected to provide reasonable assurance that the Rule 193 Information is accurate in all material respects. As part of this review the depositor consulted with both internal and external counsel, was assisted by responsible personnel of Deere and JDCC and engaged a third party to assist it with certain components of the review. The depositor determined the nature, extent and timing of the review and the level of assistance provided by any such third party. The depositor had ultimate authority and control over, and assumes all responsibility for, the review and the findings and conclusions of the review. The depositor attributes all findings and conclusions of the review to itself.

In designing the review, members of the Deere legal and Deere securitization groups identified the Rule 193 Information to be covered and identified the review procedures for each portion of the Rule 193 Information.

Descriptions consisting of factual information were reviewed and approved by management of JDCC’s operations group to ensure the accuracy of such descriptions. Members of the Deere legal group also reviewed the Rule 193 Information consisting of descriptions of portions of the transaction documents and compared the Rule 193 Information to the related transaction documents to ensure the descriptions were accurate. Members of the Deere and JDCC securitization groups also consulted with internal regulatory personnel and counsel, as well as external counsel, with respect to the description of the legal and regulatory provisions that may materially and adversely affect the performance of the receivables or payments on the notes.

Additionally, a review was performed by members of the Deere and JDCC securitization groups that involved applying systemic and manual filters to the pool data tape, which is a data tape prepared by the depositor which includes certain attributes of the receivables, and then comparing that data against a checklist containing all pool selection criteria as defined in the relevant transaction documents. The purpose of this component of the overall review was to test whether the receivables in the pool conformed to pool selection criteria in all material aspects as set forth under the section “The Receivables Pool” in this prospectus supplement, as well as criteria set forth in the relevant transaction documents.

Further, the depositor randomly selected 120 retail installment sale contract files identified in the pool selection process and believed to be representative of the receivables pool. The depositor compared certain information in those contract files it deemed to be relevant, given the scope of the Rule 193 Information, to data contained in the associated receivables pool data tape. The depositor found no discrepancies that it considers to be material.

In addition, the depositor had the information in the pool composition and stratification tables set forth under the section “The Receivables Pool—Composition of the Receivables” in this prospectus supplement independently recalculated. The information was recalculated using the information in the pool data tape and stratification formulas. Upon recalculation of the information in the tables, the depositor found no discrepancies in the pool composition and stratification tables.

The depositor’s review of the receivables is also supported by JDCC’s extensive control processes used in the day-to-day operation of its business. These controls include financial reporting controls required by the Sarbanes-Oxley Act of 2002, regular internal audits of key business functions, including receivables contract purchasing, servicing and systems processing, internal credit policy and underwriting compliance, and securitization processes. In addition, JDCC has an integrated network of computer applications to ensure that receivables information is accurately entered, captured and maintained in its receivables and other systems. These computer systems are subject to change control processes, automated controls testing and control review programs to determine whether systems controls are operating effectively and accurately. All of these controls and procedures form part of the review to ensure integrity of data and information and accuracy of securitization disclosures (including the Rule 193 Information).

After completion of the review described above and its evaluation of the findings of such review, the depositor has concluded, with reasonable assurance, that the disclosure related to the Rule 193 Information in this prospectus supplement and the prospectus are accurate in all material respects.

The composition of the receivables and the distribution of the receivables by APR, equipment type, payment frequency, current principal balance plus accrued interest, and the geographic distribution, all as of the cut-off date, are set forth in the following tables. For purposes of the data in the following tables only, aggregate balances of the receivables have been calculated as the sum of the principal balances of the receivables plus accrued interest thereon as of the cut-off date. Totals may not add to 100% due to rounding.

Composition of the Receivables

Weighted Average APR of Receivables (Range)	Aggregate Balance	Number of Receivables	Weighted Average Remaining Term (Range)	Weighted Average Original Term (Range)	Average Balance (Range)
3.150%	$1,084,173,950.99	22,246	41.88 months	53.09 months	$48,735.68
(0.00% to 15.95%)			(3 to 70 months)(1)	(5 to 72 months)(1)(2)	($502.13 to $986,287.41)

(1)	Based on scheduled payments and assuming no prepayments.
(2)	For purposes of this table, the original term of each receivable begins on the date of origination of the receivable and continues through the scheduled maturity. This differs from the method used to calculate the Weighted Average Original Term of receivables in the table below titled “Static Pool Information—Characteristics of Prior Securitized Pools” for pools securitized prior to JDOT 2009. In that table, for pools securitized prior to JDOT 2009, the original term of each receivable was calculated beginning not on the date of origination but on the date on which interest began to accrue on the receivable.

Average Original Balance (Range)	Total Accrued Interest	Weighted Average Credit Scores of Obligors(1) (Range)
$60,666.51	$12,334,541.77	753
($1,556.00 to $1,548,730.55)		(451 to 850)

(1)	Credit scores relate to the FICO score of the obligors, which is a credit score derived from a scoring system created by the Fair Isaac Corporation. A FICO score is used to evaluate creditworthiness on the basis of, among other things, information that a credit bureau keeps about the applicant for credit and the debt service-to-income ratio of the applicant. The highest FICO score a person can receive is 850 and the lowest 300. 11.43% of the aggregate balance of the pool did not contain a FICO credit score and thus was excluded from the calculation.

Distribution of the Receivables by APR

APR Range	Number of Receivables	Aggregate Balance	Percent of Aggregate Balance
0.00% to 0.49%	5,466	$176,718,082.71	16.30%
0.50% to 0.99%	308	25,457,272.42	2.35
1.00% to 1.49%	70	4,794,868.94	0.44
1.50% to 1.99%	1,418	105,393,115.77	9.72
2.00% to 2.49%	119	8,024,545.26	0.74
2.50% to 2.99%	2,085	126,603,373.56	11.68
3.00% to 3.49%	356	29,232,158.48	2.70
3.50% to 3.99%	4,968	296,482,461.01	27.35
4.00% to 4.49%	1,362	82,847,950.89	7.64
4.50% to 4.99%	2,660	123,007,394.90	11.35
5.00% to 5.49%	896	35,296,903.37	3.26
5.50% to 5.99%	746	25,674,754.19	2.37
6.00% to 6.49%	214	7,987,620.32	0.74
6.50% to 6.99%	345	8,971,544.30	0.83
7.00% to 7.49%	636	11,859,856.94	1.09
7.50% to 7.99%	261	8,973,360.58	0.83
8.00% to 8.49%	90	1,570,707.55	0.14
8.50% to 8.99%	94	1,614,111.75	0.15
9.00% to 9.49%	60	914,546.03	0.08
9.50% to 9.99%	36	918,867.63	0.08
10.00% to 10.49%	6	204,259.19	0.02
10.50% to 10.99%	28	759,273.36	0.07
11.00% to 11.49%	4	75,325.61	0.01
11.50% to 11.99%	5	282,260.53	0.03
12.00% and above	13	509,335.70	0.05

Total	22,246	$1,084,173,950.99	100.00%

Distribution of the Receivables by Equipment Type

Equipment Type(1)	Number of Receivables	Aggregate Balance	Percent of Aggregate Balance
Agricultural
New	9,133	$350,844,396.57	32.36%
Used	9,481	463,553,420.86	42.76
Construction
New	2,797	223,651,992.35	20.63
Used	835	46,124,141.21	4.25

Total	22,246	$1,084,173,950.99	100.00%

(1)	John Deere categorizes its receivables based on the type or use of equipment comprising the greatest initial principal balance of the original receivable contract.

Distribution of the Receivables by Payment Frequency

Payment Frequency	Number of Receivables	Aggregate Balance	Percent of Aggregate Balance
Annual	13,994	$706,245,231.77	65.14%
Semiannual	511	25,626,259.85	2.36
Quarterly	130	5,497,116.85	0.51
Monthly	7,280	321,953,204.25	29.70
Other	331	24,852,138.27	2.29

Total	22,246	$1,084,173,950.99	100.00%

Distribution of the Receivables by Current Balance

Current Balance Range	Number of Receivables	Aggregate Balance	Percent of Aggregate Balance
$500.00.01–$10,000.00	3,945	$23,969,473.47	2.21%
10,000.01 –20,000.00	4,617	67,794,344.08	6.25
20,000.01 –30,000.00	3,094	76,052,716.35	7.01
30,000.01 –40,000.00	2,154	74,496,211.45	6.87
40,000.01 –50,000.00	1,489	66,510,393.27	6.13
50,000.01 –100,000.00	3,836	271,677,757.72	25.06
100,000.01–200,000.00	2,587	352,307,721.57	32.50
200,000.01–300,000.00	399	93,766,153.78	8.65
300,000.01–400,000.00	59	20,180,023.63	1.86
400,000.01–500,000.00	31	13,775,488.97	1.27
500,000.01–600,000.00	14	7,811,758.22	0.72
600,000.01–700,000.00	9	5,815,460.61	0.54
700,000.01–800,000.00	5	3,739,012.65	0.34
800,000.01–and above	7	6,277,435.22	0.58

Total	22,246	$1,084,173,950.99	100.00%

Geographic Distribution of the Receivables

Geographic Distribution(1)	Number of Receivables	Aggregate Balance	Percent of Aggregate Balance
Alabama	586	$19,641,168.23	1.81%
Alaska	17	1,551,636.49	0.14
Arizona	75	4,297,317.57	0.40
Arkansas	627	30,929,730.91	2.85
California	586	36,057,013.63	3.33
Colorado	341	21,304,751.97	1.97
Connecticut	71	4,119,473.79	0.38
Delaware	32	1,429,020.02	0.13
District of Columbia	8	299,103.61	0.03
Florida	391	15,419,564.42	1.42
Georgia	692	35,996,879.29	3.32
Hawaii	9	275,639.69	0.03
Idaho	243	15,318,412.29	1.41
Illinois	1,089	57,250,635.62	5.28
Indiana	790	37,126,151.69	3.42
Iowa	1,474	74,732,958.24	6.89
Kansas	900	46,325,743.22	4.27
Kentucky	456	19,225,093.92	1.77
Louisiana	540	31,802,062.11	2.93
Maine	59	2,537,832.01	0.23
Maryland	147	7,147,602.79	0.66
Massachusetts	113	5,028,505.30	0.46
Michigan	522	19,905,107.53	1.84
Minnesota	997	49,424,620.68	4.56
Mississippi	603	34,583,993.14	3.19
Missouri	1,006	38,817,750.17	3.58
Montana	344	15,438,228.24	1.42
Nebraska	722	44,247,517.25	4.08
Nevada	23	1,410,371.50	0.13
New Hampshire	19	609,215.02	0.06
New Jersey	125	7,439,021.31	0.69
New Mexico	116	8,247,350.36	0.76
New York	389	14,972,920.60	1.38
North Carolina	513	21,776,665.33	2.01
North Dakota	576	36,703,041.45	3.39
Ohio	715	31,010,880.03	2.86
Oklahoma	804	35,500,947.38	3.27
Oregon	180	8,027,640.42	0.74
Pennsylvania	426	16,131,795.41	1.49
Rhode Island	26	1,479,991.44	0.14
South Carolina	236	7,914,947.47	0.73
South Dakota	538	30,103,883.13	2.78
Tennessee	344	17,045,065.93	1.57
Texas	2,267	105,528,130.94	9.73
Utah	73	3,967,259.16	0.37
Vermont	46	1,984,831.33	0.18
Virginia	454	16,195,539.99	1.49
Washington	277	16,039,743.61	1.48
West Virginia	127	7,042,625.87	0.65
Wisconsin	456	20,410,209.58	1.88
Wyoming	76	4,398,359.91	0.41

Total	22,246	$1,084,173,950.99	100.00%

(1)	Based on billing addresses of obligors.

Original Scheduled Payments

Collection Period	Gross Scheduled Payments(1)	Collection Period	Gross Scheduled Payments(1)
August 2012	$22,683,640.93	August 2015	$10,596,747.17
September 2012	26,746,209.29	September 2015	13,907,903.66
October 2012	26,829,102.89	October 2015	14,137,851.97
November 2012	23,821,396.34	November 2015	11,382,796.18
December 2012	38,861,433.98	December 2015	21,262,425.48
January 2013	34,084,669.84	January 2016	17,771,049.50
February 2013	30,650,436.27	February 2016	15,637,608.01
March 2013	37,658,450.88	March 2016	19,668,416.22
April 2013	36,018,926.20	April 2016	17,957,815.98
May 2013	29,216,844.96	May 2016	14,047,008.22
June 2013	17,517,424.86	June 2016	5,158,057.62
July 2013	18,560,909.28	July 2016	4,918,376.91
August 2013	19,831,450.18	August 2016	5,865,818.51
September 2013	24,222,999.13	September 2016	8,523,018.50
October 2013	24,391,636.55	October 2016	7,952,078.16
November 2013	20,416,272.55	November 2016	6,545,866.72
December 2013	35,517,714.27	December 2016	12,516,364.10
January 2014	30,430,617.62	January 2017	9,873,193.40
February 2014	27,536,192.95	February 2017	8,861,796.13
March 2014	34,138,064.69	March 2017	10,864,376.77
April 2014	31,828,688.77	April 2017	9,029,904.40
May 2014	26,494,131.12	May 2017	7,260,990.88
June 2014	14,707,390.13	June 2017	546,366.93
July 2014	15,375,182.16	July 2017	209,016.59
August 2014	16,591,116.75	August 2017	183,827.58
September 2014	20,319,182.82	September 2017	191,360.89
October 2014	20,392,896.49	October 2017	139,669.44
November 2014	17,095,436.63	November 2017	167,058.75
December 2014	31,133,239.57	December 2017	419,421.16
January 2015	25,861,261.06	January 2018	115,140.49
February 2015	22,508,208.21	February 2018	232,392.30
March 2015	28,417,377.97	March 2018	251,562.42
April 2015	25,988,387.84	April 2018	166,930.20
May 2015	20,633,748.08	May 2018	167,072.86
June 2015	9,706,867.12	June 2018	7,230.80
July 2015	9,601,066.07	July 2018	0.00

(1)	This table presents scheduled payments on the receivables as of the cut-off date and does not reflect prepayments that may occur. The actual performance of the receivables may differ from this table. See “Maturity and Prepayment Considerations” in this prospectus supplement for a discussion of various factors affecting the rate of prepayments of the receivables.

JDCC’s Historical Delinquencies; Repossessions and Net Losses

Set forth below is certain information concerning JDCC’s experience in the United States pertaining to delinquencies and repossessions on its entire portfolio of retail agricultural, construction and forestry equipment receivables (including variable rate receivables, fixed rate receivables and variable rate receivables that are subject to an interest rate cap arrangement). The division of the receivables in the pool among agricultural and construction equipment differs from the division in JDCC’s entire portfolio. For factors that have affected JDCC’s delinquencies, repossessions and net losses in the past and are expected to do so in the future, see “Risk Factors—Losses on the Receivables May Cause Losses on the Notes” in this prospectus supplement.

Delinquency Experience

	At October 31,					At April 30,
	2007	2008	2009	2010	2011	2011	2012
Number of Contracts
Gross Portfolio	281,668	271,298	251,896	253,933	264,710	252,977	268,985
Period of Delinquency
30-59 Days	3,268	3,083	3,545	3,875	3,305	3,304	1,734
60+ Days	4,522	3,989	5,331	4,383	3,180	3,375	2,302

Total Delinquencies	7,790	7,072	8,876	8,258	6,485	6,679	4,036

Total Delinquencies as a Percent of Gross Portfolio	2.77%	2.61%	3.52%	3.25%	2.45%	2.64%	1.50%

	(Dollars in Millions)
Face Amount of Contracts(1)
Gross Portfolio	$10,270.9	$9,993.2	$9,542.8	$10,573.2	$12,023.5	$10,968.4	$12,365.9
Period of Delinquency
30-59 Days	$144.1	$121.3	$135.3	$126.8	$111.4	$115.6	$76.1
60+ Days	179.2	167.5	222.0	173.7	109.2	135.8	97.7

Total Delinquencies	$323.3	$288.8	$357.3	$300.5	$220.6	$251.4	$173.8

Total Delinquencies as a Percent of Gross Portfolio	3.15%	2.89%	3.74%	2.84%	1.84%	2.29%	1.41%

(1)	Face amounts and percentages are based on the gross amount of all unpaid installments scheduled to be paid on each contract, including unearned finance and other charges. The information in the table includes previously sold contracts that continued to be serviced by Deere Credit Services. For the periods prior to and including January 2009, monthly payments were considered to be delinquent if the obligor paid less than 90% of the scheduled payment by the due date. A payment other than a monthly payment was delinquent if either: (a) the obligor paid less than 97% of the scheduled payment by the due date, or (b) the unpaid remaining balance of such scheduled payment was more than $600. In 2009, Deere Credit Services adopted a new account administration system and amended its policies for monitoring and assessing delinquencies on contracts contained in the new system. As it relates to contracts contained in the new system, for the periods after January 2009, a contract is considered delinquent if the obligor paid less than (i) 95% of the scheduled payment on an agricultural contract by the due date, or (ii) 90% of the scheduled payment on a construction or forestry contract by the due date.

Credit Loss/Repossession Experience(1)

	Year Ended October 31,					Six Months Ended April 30,
	2007	2008	2009	2010	2011	2011(5)	2012(5)
			(Dollars in Millions)
Total Agricultural, Construction and Forestry
Average Gross Portfolio Managed During the Period(2)	$10,153.2	$10,132.1	$9,768.0	$10,058.0	$11,298.4	$10,770.8	$12,194.7
Repossessions as a Percentage of Average Gross Portfolio Managed(2)	0.63%	1.04%	1.36%	1.22%	0.54%	0.65%	0.27%
Net Losses as a Percentage of Average Gross Portfolio Managed(3)	0.12%	0.25%	0.49%	0.53%	0.22%	0.26%	0.08%
Net Losses as a Percentage of Liquidations(3),(4)	0.23%	0.41%	0.83%	0.94%	0.44%	0.84%	0.27%

(1)	Except as indicated, all amounts and percentages are based on the gross amount of all unpaid installments scheduled to be paid on each contract, including unearned finance and other charges.
(2)	Average gross portfolio managed includes agricultural, construction and forestry equipment retail notes owned by JDCC, other financial institutions and securitization trusts. All of these retail notes are serviced by Deere Credit Services.
(3)	Net losses are equal to the aggregate net balances of all contracts that are determined to be uncollectible and liquidated, or uncollectible and written off, less any recoveries (before giving effect to any recoveries relating to dealer reserves). Dealer reserves in respect of the receivables are not available to the trust.
(4)	Liquidations represent a reduction in the outstanding balances of the contracts as a result of cash payments and charge-offs.
(5)	Rates have been annualized for April 30, 2011 and April 30, 2012. Annualized rates are not necessarily indicative of the experience for a full year.

Static Pool Information

Set forth below is certain static pool information regarding cumulative net losses, delinquencies and prepayment history for JDCC’s prior securitized pools of retail agricultural and construction equipment receivables in the past five years.

John Deere Capital Corporation

Cumulative Net Losses(1)

As of the August 2012 Payment Date

Month	JDOT 2007	JDOT 2008	JDOT 2009	JDOT 2009-B	JDOT 2010	JDOT 2011	JDOT 2012
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
3	0.00%	0.01%	0.02%	0.01%	0.00%	0.00%	0.00%
4	0.00%	0.01%	0.05%	0.04%	0.00%	0.01%	0.01%
5	0.03%	0.04%	0.07%	0.08%	0.01%	0.01%	0.01%
6	0.05%	0.07%	0.12%	0.09%	0.02%	0.02%
7	0.08%	0.09%	0.17%	0.13%	0.07%	0.02%
8	0.12%	0.12%	0.22%	0.15%	0.09%	0.03%
9	0.14%	0.16%	0.27%	0.16%	0.12%	0.03%
10	0.18%	0.17%	0.29%	0.19%	0.12%	0.04%
11	0.25%	0.23%	0.33%	0.19%	0.11%	0.04%
12	0.35%	0.28%	0.37%	0.18%	0.13%	0.04%
13	0.42%	0.36%	0.40%	0.20%	0.13%	0.04%
14	0.48%	0.37%	0.46%	0.21%	0.17%	0.06%
15	0.52%	0.43%	0.49%	0.21%	0.14%	0.07%
16	0.53%	0.48%	0.47%	0.27%	0.14%	0.08%
17	0.56%	0.49%	0.48%	0.26%	0.15%
18	0.62%	0.60%	0.48%	0.25%	0.15%
19	0.66%	0.66%	0.47%	0.27%	0.16%
20	0.71%	0.69%	0.50%	0.28%	0.16%
21	0.74%	0.67%	0.51%	0.27%	0.16%
22	0.81%	0.76%	0.49%	0.28%	0.17%
23	0.90%	0.79%	0.51%	0.29%	0.17%
24	0.94%	0.78%	0.50%	0.28%	0.17%
25	1.00%	0.77%	0.51%	0.28%	0.18%
26	1.06%	0.79%	0.53%	0.29%	0.18%
27	1.10%	0.79%	0.52%	0.29%	0.18%
28	1.12%	0.80%	0.51%	0.29%	0.19%
29	1.15%	0.81%	0.51%	0.30%
30	1.19%	0.80%	0.51%	0.30%
31	1.26%	0.81%	0.52%	0.29%
32	1.28%	0.80%	0.52%	0.29%
33	1.21%	0.82%	0.53%	0.29%
34	1.23%	0.84%	0.53%	0.29%
35	1.24%	0.83%	0.53%
36	1.26%	0.83%	0.53%
37	1.27%	0.84%
38	1.27%	0.86%
39	1.27%
40	1.28%
41	1.28%
42	1.28%
43
44
45
46
47

(1)	The monthly cumulative net loss percent is calculated by dividing the cumulative realized losses by the original pool balance. The realized loss definition recognizes an estimated loss on any receivable that is 180 days or more past due and any receivable that is a repossessed receivable. This estimate is adjusted to actual loss at the time the receivable is liquidated.

John Deere Capital Corporation

60+ Day Delinquent—Remaining Scheduled Payments as a Percent of Ending Pool Balance(1)(2)

As of the August 2012 Payment Date

Month	JDOT 2007	JDOT 2008	JDOT 2009	JDOT 2009-B	JDOT 2010	JDOT 2011	JDOT 2012
1	0.01%	0.00%	0.37%	0.33%	0.27%	0.04%	0.11%
2	0.65%	0.59%	0.95%	0.81%	0.63%	0.22%	0.26%
3	1.28%	0.98%	1.30%	1.18%	0.80%	0.34%	0.34%
4	1.57%	0.97%	1.42%	2.28%	1.31%	0.48%	0.25%
5	1.86%	1.08%	1.59%	1.72%	1.48%	0.43%	0.46%
6	2.08%	1.39%	2.03%	2.11%	1.41%	0.54%
7	2.31%	1.48%	2.21%	2.74%	1.51%	0.66%
8	3.39%	1.65%	3.02%	2.78%	1.50%	0.61%
9	3.92%	2.48%	2.61%	2.04%	1.50%	0.67%
10	4.26%	2.86%	3.03%	3.26%	1.72%	0.77%
11	4.50%	2.69%	4.13%	2.98%	1.75%	0.75%
12	4.47%	2.93%	3.98%	1.91%	1.65%	0.78%
13	3.79%	2.87%	3.28%	2.55%	1.72%	0.86%
14	3.83%	3.00%	3.24%	1.95%	1.40%	0.94%
15	3.84%	3.64%	3.44%	2.39%	1.27%	0.80%
16	3.71%	3.87%	3.15%	3.25%	1.70%	1.03%
17	4.47%	4.33%	3.51%	2.70%	1.54%
18	4.08%	4.54%	3.05%	2.55%	1.49%
19	4.12%	4.59%	3.03%	2.80%	1.41%
20	4.54%	4.89%	3.37%	2.10%	1.30%
21	5.54%	5.00%	3.02%	2.02%	1.57%
22	5.77%	6.21%	3.29%	2.38%	1.80%
23	6.03%	5.43%	3.28%	2.02%	1.36%
24	6.61%	5.13%	3.04%	1.85%	1.79%
25	6.22%	5.28%	3.17%	1.95%	1.79%
26	5.69%	4.93%	3.33%	1.56%	1.52%
27	5.97%	4.34%	2.76%	1.94%	1.63%
28	5.53%	5.07%	2.79%	2.87%	1.65%
29	6.31%	5.16%	3.21%	2.29%
30	7.05%	4.72%	2.84%	2.06%
31	6.34%	5.00%	2.13%	1.69%
32	7.29%	4.47%	2.62%	1.41%
33	5.26%	5.06%	2.98%	2.36%
34	7.27%	6.43%	3.31%	1.89%
35	6.85%	5.09%	4.45%
36	7.20%	4.88%	3.41%
37	7.29%	4.22%
38	6.57%	3.34%
39	5.45%
40	5.66%
41	5.76%
42	4.96%
43
44
45
46
47

(1)	The period of delinquency is based on the number of days payments are contractually past due. For the periods prior to and including 32 for JDOT 2007, 20 for JDOT 2008, 6 for JDOT 2009, and 2 for JDOT 2009-B, monthly payments were considered to be delinquent if the obligor paid less than 90% of the scheduled payment by the due date. A payment other than a monthly payment was delinquent if either: (a) the obligor paid less than 97% of the scheduled payment by the due date or (b) the unpaid remaining balance of such scheduled payment was more than $600. In 2009, Deere Credit Services adopted a new account administration system and amended its policies for monitoring and assessing delinquencies on contracts contained in the new system. As it relates to contracts contained in the new system, for the periods after 32 for JDOT 2007, 20 for JDOT 2008, 6 for JDOT 2009, and 2 for JDOT 2009-B, a contract is considered delinquent if the obligor paid less than (i) 95% of the scheduled payment on an agricultural contract by the due date, or (ii) 90% of the scheduled payment on a construction contract by the due date.
(2)	The monthly delinquency percent is calculated by dividing the aggregate amount of all scheduled payments to be paid on each contract 60 days or more past due by the month end pool balance. The pool balance is adjusted to reflect the write-down amount, if any, with respect to any receivable that is 180 days or more past due and any receivable that is a repossessed receivable.

John Deere Capital Corporation

Cumulative Prepayment History(1)

As of the August 2012 Payment Date

Month	JDOT 2007	JDOT 2008	JDOT 2009	JDOT 2009-B	JDOT 2010	JDOT 2011	JDOT 2012
1	23.68%	39.77%	29.40%	32.89%	22.58%	19.92%	32.54%
2	19.46%	30.06%	23.57%	21.61%	16.69%	14.37%	29.38%
3	17.47%	25.67%	18.92%	18.81%	15.10%	12.05%	23.97%
4	18.05%	26.27%	15.50%	25.64%	16.05%	13.61%	20.18%
5	18.31%	24.57%	16.74%	25.61%	15.88%	13.20%	20.37%
6	17.05%	25.07%	14.94%	25.41%	15.70%	13.29%
7	18.52%	25.13%	15.92%	26.10%	17.68%	15.26%
8	17.90%	24.09%	18.32%	24.40%	16.59%	14.74%
9	17.58%	22.54%	18.11%	23.19%	15.97%	14.50%
10	20.06%	24.02%	18.79%	23.57%	18.77%	16.91%
11	20.96%	24.23%	19.96%	22.85%	18.94%	17.36%
12	22.23%	23.87%	19.78%	22.47%	18.96%	17.41%
13	23.72%	24.86%	19.38%	23.45%	20.11%	18.51%
14	23.78%	24.02%	19.92%	22.43%	19.07%	18.05%
15	23.33%	23.76%	19.60%	21.91%	18.44%	17.73%
16	23.43%	23.87%	19.31%	22.86%	18.43%	18.08%
17	22.91%	23.52%	20.40%	22.77%	18.07%
18	23.31%	23.04%	20.02%	22.73%	17.94%
19	23.86%	23.47%	20.00%	23.69%	18.82%
20	23.49%	23.04%	20.76%	23.24%	18.72%
21	22.93%	23.20%	20.44%	22.96%	18.30%
22	23.58%	24.07%	20.63%	23.33%	19.26%
23	23.61%	24.15%	21.51%	23.00%	19.34%
24	24.07%	23.96%	21.40%	23.03%	19.20%
25	24.28%	24.40%	21.22%	23.50%	19.78%
26	24.18%	24.11%	21.66%	23.17%	19.32%
27	24.11%	23.72%	21.58%	22.80%	19.19%
28	24.17%	23.86%	21.43%	23.45%	19.45%
29	23.74%	23.68%	22.06%	23.42%
30	23.33%	23.12%	21.78%	23.51%
31	23.78%	23.71%	21.81%	23.99%
32	23.66%	23.53%	22.02%	23.78%
33	24.08%	23.54%	21.76%	23.99%
34	24.56%	24.19%	21.77%	24.47%
35	24.59%	24.01%	22.17%
36	24.72%	23.83%	22.31%
37	25.06%	24.02%
38	25.11%	23.99%
39	24.83%
40	24.95%
41	24.67%
42	24.20%
43
44
45
46
47

(1)	The formula for calculating the percentages shown above is the percentage equivalent of 1 minus an amount equal to a fraction with the numerator equal to the actual note value at the end of such month and the denominator equal to the scheduled note value at the end of such month calculated using the initial cash flows at the cut-off date, raised to the power of a fraction with a numerator equal to 12 and a denominator equal to the number of collection periods elapsed since the cut-off date to the end of such month.

The following table sets forth a summary of certain information relating to the original characteristics of JDCC’s prior securitized pools of retail agricultural and construction equipment receivables in the past five years. Totals may not add to 100% due to rounding.

Characteristics of Prior Securitized Pools

	JDOT 2007		JDOT 2008		JDOT 2009		JDOT 2009-B		JDOT 2010		JDOT 2011		JDOT 2012
Total Agricultural and Construction
Total Number of Pool Assets	19,937		12,757		22,454		17,827		17,838		25,287		21,241
Aggregate Balance as of Original Pool Cut-Off Date (dollars in millions)	$1,017		$662		$747		$778		$759		$1,183		$1,051
Average Balance	$51,031		$51,864		$33,257		$43,638		$42,529		$46,789		$49,496
Range of Balances	$543 – $2,125,093		$540 – $1,310,011		$500 – $999,142		$773 – $991,851		$504 – $939,328		$525 – $1,000,645		$553 – $990,170
Weighted Average Interest Rate	7.492%		6.444%		3.765%		4.013%		3.724%		3.379%		3.251%
Weighted Average Original Term (months)(1)	55.98		55.26		50.81		52.28		50.63		51.52		52.61
Weighted Average Remaining Term (months)	50.13		44.16		39.63		38.37		41.06		41.81		42.79
Weighted Average Credit Score of Obligors(2)	720		731		732		736		737		742		752
Range of Credit Scores of Obligors(2)	432 – 843		425 – 843		412 – 843		449 – 840		475 – 833		443 - 843		485 - 850
% without FICO (% of aggregate balance as of original pool cut-off date)	13.20%		14.80%		10.60%		9.10%		7.97%		9.02%		10.82%
Agricultural (% of aggregate balance as of original pool cut-off date)	65.47%		65.49%		64.77%		65.85%		65.25%		75.11%		75.12%
New (% of aggregate balance as of original pool cut-off date)	34.53%		27.29%		37.81%		38.79%		30.66%		32.71%		32.82%
Used (% of aggregate balance as of original pool cut-off date)	30.94%		38.20%		26.96%		27.06%		34.59%		42.40%		42.30%
Construction (% of aggregate balance as of original pool cut-off date)	34.53%		34.51%		35.23%		34.15%		34.74%		24.89%		24.88%
New (% of aggregate balance as of original pool cut-off date)	29.99%		31.15%		32.37%		31.55%		26.23%		18.88%		20.38%
Used (% of aggregate balance as of original pool cut-off date)	4.54%		3.36%		2.86%		2.60%		8.51%		6.01%		4.50%
State Concentration (top 5 states) (% of aggregate balance as of original pool cut-off date)	TX – 10.21 GA – 5.34 AR – 4.06 KS – 4.01 MO –3.81	% % % % %	TX – 10.79 IL – 6.43 IA – 5.41 CA – 4.80 KS – 4.13	% % % % %	TX – 11.73 IA – 6.24 KS – 5.24 IL – 4.36 MO – 4.29	% % % % %	TX – 9.64 KS – 7.40 IL – 6.34 IA – 4.91 CA – 3.76	% % % % %	TX – 10.09 IA – 6.07 IL – 6.01 KS –4.67 MN –3.90	% % % % %	TX – 10.43 IA – 7.19 IL – 5.77 KS – 5.22 MN –4.49	% % % % %	TX – 9.99 IA – 7.65 IL – 5.93 MN – 4.79 KS – 4.64	% % % % %
Payment Frequency (% of aggregate balance as of original pool cut-off date)
Annual	54.41%		53.04%		50.46%		53.92%		55.65%		64.73%		65.16%
Semiannual	2.47%		2.21%		2.40%		2.38%		1.81%		2.42%		2.23%
Quarterly	0.57%		0.89%		0.64%		0.58%		0.78%		0.50%		0.56%
Monthly	39.85%		41.40%		44.27%		41.08%		38.45%		29.62%		29.54%
Other	2.69%		2.46%		2.22%		2.05%		3.31%		2.74%		2.51%

(1)	For purposes of pools securitized prior to JDOT 2009 in this table, the original term of each receivable begins on the date on which interest began to accrue on the receivable and continues through the scheduled maturity. This differs from the method used to calculate the Weighted Average Original Term of receivables in the table above titled “Composition of the Receivables” and for securitized pools including and after JDOT 2009 in this table. In that table and for securitized pools including and after JDOT 2009 in this table, the original term of each receivable was calculated beginning not on the date on which interest began to accrue on the receivable but on the date of origination of the receivable.
(2)	Credit scores relate to the FICO score of the obligors, which is a credit score derived from a scoring system created by the Fair Isaac Corporation. A FICO score is used to evaluate creditworthiness on the basis of, among other things, information that a credit bureau keeps about the applicant for credit and the debt service-to-income ratio of the applicant. The highest FICO score a person can receive is 850 and the lowest 300.

We cannot assure you that the prepayment, loss or delinquency experience of the receivables sold to the trust will be comparable to the historical prepayment, loss or delinquency experience of any of the securitized pools sponsored by JDCC. In this regard, you should note how the characteristics of the receivables in those securitized pools differ from the characteristics of the trust’s receivables. Such differences, along with the varying economic conditions applicable to those securitized pools, may make it unlikely that the trust’s receivables will perform in the same way that any of those pools has performed. Information regarding prior securitization transactions sponsored by JDCC contained on the John Deere website is not incorporated by reference in, and should not be considered part of, this prospectus supplement or the prospectus.

Repurchase History

JDCC, as sponsor, has no activity to report under Rule 15Ga-1(a) for the one-year period ending June 30, 2012.

The depositor, as securitizer, filed its most recent Form ABS-15G with the SEC on February 13, 2012. The depositor’s CIK number is: 0000889668.

For more information on obtaining a copy of the filing, you should read “Where You Can Find More Information” in the prospectus.

MATURITY AND PREPAYMENT CONSIDERATIONS

General

All the receivables in the pool can be prepaid at any time. Each prepayment will shorten the weighted average life of the receivables and the weighted average life of the notes. Prepayment includes:

•	voluntary prepayments;

•	liquidations due to default; and

•	receipts of proceeds from insurance policies.

The “weighted average life” of a debt instrument means the average amount of time in which each dollar of principal is repaid. The rate of prepayments on the receivables may be influenced by a variety of economic, financial, climatic and other factors. The amount of prepayments on agricultural equipment installment sale and loan contracts similar to the receivables has historically tended to increase during periods in which farmers have strong cash flows. In addition, under certain circumstances, JDCC is obligated to repurchase specific receivables pursuant to the purchase agreement, the depositor is obligated to repurchase specific receivables pursuant to the sale and servicing agreement, and the servicer is obligated to purchase specific receivables pursuant to the sale and servicing agreement. See “Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables” in this prospectus supplement and “Description of the Transfer and Servicing Agreements—Servicing Procedures” in the prospectus. Any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables than is expected by a noteholder will be borne entirely by the noteholder. See also “Description of the Notes—Optional Redemption” regarding the servicer’s option to purchase the receivables when the pool balance is 10% or less of the pool balance as of the cut-off date. This purchase would result in the redemption of the notes that are outstanding.

Weighted Average Lives

The following information is given solely to illustrate the effect of prepayments of the receivables on the weighted average lives of the notes under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the receivables.

Prepayments on retail installment contracts can be measured relative to a prepayment standard or model. The model used in this prospectus supplement is based on a constant prepayment rate (“CPR”). CPR is determined by the percentage of principal outstanding at the beginning of a period that prepays during that period, stated as an annualized rate. The CPR prepayment model, like any prepayment model, does not purport to be either an historical description of prepayment experience or a prediction of the anticipated rate of prepayment.

The tables on pages S-34 and S-35 have been prepared on the basis of certain assumptions, including that:

•	all of the receivables have an APR of 4.20%;

•	the initial note value is equal to $1,062,657,975 (using the assumed discount rate of 4.20%);

•	the notes are issued in the assumed initial principal amounts set forth on the cover of this prospectus supplement;

•	the receivables prepay in full at the specified monthly CPR, and there are no defaults, losses or repurchases;

•	each scheduled payment on the receivables is made on the last day of each collection period;

•

the servicing fee is 1.00% per annum calculated based on the note value as of the first day of the collection period (rather than on the pool balance as of such date as required under the sale and servicing agreement); provided that in the case of the first payment date, the servicing fee will be an amount equal to the sum of (a) 1.00% per annum of the note value as of the cut-off date (for the first collection period) and (b) 1.00% per annum of the note value at the beginning of the second collection period (for the second collection period);

•

the servicer exercises the optional redemption on the earliest date on which the note value is equal to or less than 10% of the initial note value (rather than on the basis of the principal balance of the receivables as required under the sale and servicing agreement) (however this assumption is not made as to the “Weighted average life without optional redemption (years)” numbers in the last row of each of the following tables);

•

distributions are made on each payment date (assuming each payment date occurs on the 15th day of each month) in accordance with the description set forth under “Description of the Transfer and Servicing Agreements—Distributions” without giving effect to the final payment date of any class of notes;

•	no investment earnings are earned on any account; and

•	the closing date is September 5, 2012.

The tables indicate, on the basis of the foregoing assumptions, the weighted average life of each class of notes and the percentage of the initial principal balance of each class of notes that would be outstanding after each of the payment dates shown at various CPR percentages.

The information included in the following tables represents forward-looking statements and involves risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. The actual characteristics and performance of the receivables will differ from the assumptions used in constructing the tables on pages S-34 and S-35. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, the actual discount rate used to determine the initial note value may be different from the assumed discount rate and as a result the principal balance of the notes issued may vary (although not by more than 5%), thereby possibly affecting the prepayment speed of the notes. Additionally, it is highly unlikely that the receivables will prepay at a constant CPR until maturity or that all of the receivables will prepay at the same CPR. Moreover, the diverse terms of receivables could produce slower or faster principal distributions than indicated in the tables at the various CPRs specified. Any difference between such assumptions and the actual characteristics and performance of the receivables will affect the percentages of initial balances outstanding over time and the weighted average lives of the notes.

Percentage of Initial Principal Amount of the Notes at Various CPR Percentages

	Class A-1 Notes						Class A-2 Notes
Payment Date	0%	12%	16%	18%	20%	22%	0%	12%	16%	18%	20%	22%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 2012	86.90	80.20	77.79	76.55	75.29	74.00	100.00	100.00	100.00	100.00	100.00	100.00
November 2012	79.65	69.88	66.40	64.61	62.79	60.94	100.00	100.00	100.00	100.00	100.00	100.00
December 2012	73.32	60.62	56.13	53.84	51.50	49.13	100.00	100.00	100.00	100.00	100.00	100.00
January 2013	62.28	47.06	41.72	39.00	36.24	33.43	100.00	100.00	100.00	100.00	100.00	100.00
February 2013	52.69	35.12	29.00	25.88	22.73	19.54	100.00	100.00	100.00	100.00	100.00	100.00
March 2013	44.13	24.36	17.52	14.05	10.55	7.00	100.00	100.00	100.00	100.00	100.00	100.00
April 2013	33.36	11.76	4.35	0.60	0.00	0.00	100.00	100.00	100.00	100.00	96.70	92.75
May 2013	23.07	0.00	0.00	0.00	0.00	0.00	100.00	99.83	91.63	87.50	83.34	79.15
June 2013	14.85	0.00	0.00	0.00	0.00	0.00	100.00	89.65	80.95	76.57	72.18	67.76
July 2013	10.26	0.00	0.00	0.00	0.00	0.00	100.00	82.99	73.72	69.06	64.40	59.73
August 2013	5.32	0.00	0.00	0.00	0.00	0.00	100.00	76.14	66.35	61.45	56.56	51.66
September 2013	0.00	0.00	0.00	0.00	0.00	0.00	99.97	69.03	58.80	53.69	48.60	43.52
October 2013	0.00	0.00	0.00	0.00	0.00	0.00	92.99	60.82	50.25	44.99	39.76	34.55
November 2013	0.00	0.00	0.00	0.00	0.00	0.00	85.94	52.68	41.84	36.47	31.13	25.82
December 2013	0.00	0.00	0.00	0.00	0.00	0.00	80.14	45.76	34.63	29.13	23.68	18.27
January 2014	0.00	0.00	0.00	0.00	0.00	0.00	69.45	34.88	23.77	18.30	12.89	7.53
February 2014	0.00	0.00	0.00	0.00	0.00	0.00	60.36	25.53	14.43	8.97	3.58	0.00
March 2014	0.00	0.00	0.00	0.00	0.00	0.00	52.18	17.10	6.00	0.56	0.00	0.00
April 2014	0.00	0.00	0.00	0.00	0.00	0.00	41.84	7.09	0.00	0.00	0.00	0.00
May 2014	0.00	0.00	0.00	0.00	0.00	0.00	32.20	0.00	0.00	0.00	0.00	0.00
June 2014	0.00	0.00	0.00	0.00	0.00	0.00	24.26	0.00	0.00	0.00	0.00	0.00
July 2014	0.00	0.00	0.00	0.00	0.00	0.00	20.09	0.00	0.00	0.00	0.00	0.00
August 2014	0.00	0.00	0.00	0.00	0.00	0.00	15.68	0.00	0.00	0.00	0.00	0.00
September 2014	0.00	0.00	0.00	0.00	0.00	0.00	10.87	0.00	0.00	0.00	0.00	0.00
October 2014	0.00	0.00	0.00	0.00	0.00	0.00	4.84	0.00	0.00	0.00	0.00	0.00
November 2014	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
December 2014	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
January 2015	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
February 2015	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
March 2015	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
April 2015	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
May 2015	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
June 2015	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
July 2015	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
August 2015	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
September 2015	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
October 2015	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
November 2015	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
December 2015	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
January 2016	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
February 2016	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
March 2016	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
April 2016	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
May 2016	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
June 2016	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Weighted average life with optional redemption (years)(1)(2)	0.52	0.39	0.36	0.34	0.33	0.31	1.60	1.25	1.15	1.10	1.06	1.01
Optional redemption date	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Weighted average life without optional redemption (years)(1)	0.52	0.39	0.36	0.34	0.33	0.31	1.60	1.25	1.15	1.10	1.06	1.01

(1)	The weighted average life of a class A-1 note or a class A-2 note is determined by: (a) multiplying the amount of each principal payment on the applicable note by the number of years from the date of issuance of the note to the related payment date, (b) adding the results, and (c) dividing the sum by the related initial principal amount of the note.
(2)	To the optional redemption date specified in the table, which is based on the earliest date on which the note value is equal to or less than 10% of the initial note value under the assumptions (rather than on the basis of the principal balance of the receivables as required under the sale and servicing agreement). See “Description of the Notes—Optional Redemption” in this prospectus supplement.

This table has been prepared based on the assumptions described on page S-33 (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Percentage of Initial Principal Amount of the Notes at Various CPR Percentages

	Class A-3 Notes						Class A-4 Notes
Payment Date	0%	12%	16%	18%	20%	22%	0%	12%	16%	18%	20%	22%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 2012	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 2012	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 2012	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
February 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
March 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
April 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
September 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 2014	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
February 2014	100.00	100.00	100.00	100.00	100.00	98.20	100.00	100.00	100.00	100.00	100.00	100.00
March 2014	100.00	100.00	100.00	100.00	95.04	89.59	100.00	100.00	100.00	100.00	100.00	100.00
April 2014	100.00	100.00	96.05	90.54	85.12	79.79	100.00	100.00	100.00	100.00	100.00	100.00
May 2014	100.00	97.76	86.69	81.30	76.00	70.81	100.00	100.00	100.00	100.00	100.00	100.00
June 2014	100.00	89.77	78.84	73.54	68.34	63.25	100.00	100.00	100.00	100.00	100.00	100.00
July 2014	100.00	84.98	73.98	68.66	63.46	58.38	100.00	100.00	100.00	100.00	100.00	100.00
August 2014	100.00	80.09	69.07	63.76	58.57	53.51	100.00	100.00	100.00	100.00	100.00	100.00
September 2014	100.00	74.97	63.99	58.71	53.56	48.56	100.00	100.00	100.00	100.00	100.00	100.00
October 2014	100.00	68.99	58.16	52.97	47.93	43.03	100.00	100.00	100.00	100.00	100.00	100.00
November 2014	98.73	63.08	52.45	47.37	42.44	37.66	100.00	100.00	100.00	100.00	100.00	100.00
December 2014	93.53	58.09	47.60	42.60	37.76	33.07	100.00	100.00	100.00	100.00	100.00	100.00
January 2015	83.63	49.74	39.79	35.05	30.48	26.07	100.00	100.00	100.00	100.00	100.00	100.00
February 2015	75.46	42.81	33.29	28.78	24.43	20.24	100.00	100.00	100.00	100.00	100.00	100.00
March 2015	68.37	36.80	27.66	23.35	19.19	15.20	100.00	100.00	100.00	100.00	100.00	100.00
April 2015	59.29	29.49	20.93	16.90	13.02	9.31	100.00	100.00	100.00	100.00	100.00	100.00
May 2015	50.99	22.87	14.85	11.09	7.48	4.02	100.00	100.00	100.00	100.00	100.00	100.00
June 2015	44.45	17.61	10.01	6.46	3.05	0.00	100.00	100.00	100.00	100.00	100.00	99.41
July 2015	41.52	14.94	7.48	3.99	0.66	0.00	100.00	100.00	100.00	100.00	100.00	92.46
August 2015	38.62	12.34	5.02	1.60	0.00	0.00	100.00	100.00	100.00	100.00	95.06	85.77
September 2015	35.38	9.56	2.42	0.00	0.00	0.00	100.00	100.00	100.00	97.29	87.82	78.82
October 2015	31.02	6.08	0.00	0.00	0.00	0.00	100.00	100.00	97.71	88.18	79.15	0.00
November 2015	26.57	2.62	0.00	0.00	0.00	0.00	100.00	100.00	88.25	79.19	0.00	0.00
December 2015	23.02	0.00	0.00	0.00	0.00	0.00	100.00	99.42	80.55	0.00	0.00	0.00
January 2016	16.17	0.00	0.00	0.00	0.00	0.00	100.00	84.71	0.00	0.00	0.00	0.00
February 2016	10.45	0.00	0.00	0.00	0.00	0.00	100.00	0.00	0.00	0.00	0.00	0.00
March 2016	5.43	0.00	0.00	0.00	0.00	0.00	100.00	0.00	0.00	0.00	0.00	0.00
April 2016	0.00	0.00	0.00	0.00	0.00	0.00	97.13	0.00	0.00	0.00	0.00	0.00
May 2016	0.00	0.00	0.00	0.00	0.00	0.00	79.59	0.00	0.00	0.00	0.00	0.00
June 2016	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Weighted average life with optional redemption (years)(1)(2)	2.86	2.41	2.27	2.20	2.13	2.07	3.76	3.43	3.33	3.25	3.16	3.07
Optional redemption date	n/a	n/a	n/a	n/a	n/a	n/a	6/16	2/16	1/16	12/15	11/15	10/15
Weighted average life without optional redemption (years)(1)	2.86	2.41	2.27	2.20	2.13	2.07	4.06	3.71	3.58	3.51	3.44	3.36

(1)	The weighted average life of a class A-3 note or a class A-4 note is determined by: (a) multiplying the amount of each principal payment on the applicable note by the number of years from the date of issuance of the note to the related payment date, (b) adding the results, and (c) dividing the sum by the related initial principal amount of the note.
(2)	To the optional redemption date specified in the table, which is based on the earliest date on which the note value is equal to or less than 10% of the initial note value under the assumptions (rather than on the basis of the principal balance of the receivables as required under the sale and servicing agreement). See “Description of the Notes—Optional Redemption” in this prospectus supplement.

This table has been prepared based on the assumptions described on page S-33 (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

THE DEPOSITOR, THE SPONSOR AND SERVICER

For a general discussion of the depositor, Deere and JDCC, see “The Depositor, Deere, JDCC and Deere Credit Services” in the prospectus.

John Deere Capital Corporation

At April 30, 2012, JDCC and its subsidiaries had 1,431 and 46 full- and part-time employees, respectively. At that date, net receivables and leases administered by JDCC, which include receivables administered but not owned, were $24,582 million. The sponsor has significant securitization experience and has sponsored various securitizations of assets similar to the receivables held by the trust in registered, U.S. transactions. JDCC was the sole sponsor of each of these transactions. No securitizations sponsored or serviced by JDCC have defaulted or experienced an early amortization triggering event. The following table sets forth the aggregate principal amount of the notes and certificates issued in the public securitizations sponsored by JDCC:

John Deere Owner Trust	Aggregate Principal Amount (Notes and Certificates)
2012	$1,032,313,144
2011	$1,157,621,971
2010	$747,429,380
2009-B	$775,459,440
2009	$702,403,218
2008	$653,678,817
2007	$1,016,079,095
2006	$802,510,248
2005	$751,775,240
2004	$756,988,476
2003	$757,696,670
2001	$931,575,802
1999-A	$805,741,832
1995-A	$750,353,833
1994-A	$500,077,200
1993-A	$600,098,154
1993-B	$600,245,250
1992-A	$500,136,353

Total:	$13,842,184,123

The following table sets forth the size of the portfolio of retail installment contracts serviced by JDCC since 2007:

	2007	2008	2009	2010	2011	2012(1)
	(Dollars in Millions)
Retail installment contracts	$12,062.4	$11,773.7	$11,378.8	$12,272.1	$13,877.8	$14,029.6

(1)	At April 30, 2012. All other amounts are at October 31 for the applicable year.

DESCRIPTION OF THE NOTES

General

The notes will be issued under the indenture. A copy of the indenture will be filed with the SEC following the issuance of the notes. Because this section is a summary, it does not describe every aspect of the notes and the indenture under which they will be issued. We urge you to read the indenture because it, and not this description, defines your rights as a holder of notes. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the notes of any given series and the related indenture set forth in the prospectus.

Payments of Interest

The notes are fixed rate notes. The per annum interest rate (the “interest rate”) for each class of notes is as follows:

Class of Notes	Interest Rate
A-1		%
A-2		%
A-3		%
A-4		%

A “payment date” will be the 15th day of each month or, if any of those dates is not a business day, the next succeeding business day, commencing October 15, 2012. Interest on the class A-1 notes will accrue from and including the closing date or from and including the most recent payment date to which interest has been paid to but excluding the current payment date and will be calculated on the basis of the actual number of days occurring in the period for which interest is payable divided by 360. Interest on the class A-2 notes, the class A-3 notes and the class A-4 notes will accrue from and including the 15th day of each month (or the closing date in the case of the first payment date) to and including the 14th day of the next month and will be calculated on the basis of a 360 day year consisting of twelve 30-day months.

Interest accrued as of any payment date but not paid on that payment date will be due on the next payment date together with interest on the unpaid amount at the related interest rate. Interest payments on the notes will generally be derived from:

•	the total distribution amount remaining after the payment of the administration fee and, if JDCC or an affiliate of JDCC is not the servicer, the servicing fee; and

•	amounts in the reserve account.

See “Description of the Transfer and Servicing Agreements—Distributions” and “—Reserve Account and Certificates.” If the available funds in the note distribution account and the reserve account are not sufficient to pay the amount of interest payable on the notes on any payment date, each noteholder will receive its ratable share (based upon the total amount of interest due on its note) of the amount available to be distributed in respect of interest on the notes.

Payments of Principal

Principal payments will be made to the noteholders on each payment date in an amount equal to the note monthly principal distributable amount until the balance of the notes is reduced to zero.

On each payment date, the note monthly principal distributable amount will be applied in the following order of priority:

•	first, to payment in full of the class A-1 notes;

•	second, to payment in full of the class A-2 notes;

•	third, to payment in full of the class A-3 notes; and

•	fourth, to payment in full of the class A-4 notes.

The note monthly principal distributable amount is described under “Description of the Transfer and Servicing Agreements—Distributions.” No principal will be paid on any payment date on the class A-2 notes until the class A-1 notes have been paid in full, no principal will be paid on any payment date on the class A-3 notes until the class A-2 notes have been paid in full and no principal will be paid on any payment date on the class A-4 notes until the class A-3 notes have been paid in full. See “Description of the Transfer and Servicing Agreements—Distributions” for additional details on such distributions.

The principal amount of each class of notes, to the extent not previously paid, will be payable in full on the payment date in the month specified below:

Class of Notes	Final Payment Date
A-1	September 16, 2013
A-2	February 17, 2015
A-3	July 15, 2016
A-4	January 15, 2019

Following an event of default and acceleration of the notes, payments (including payments funded out of proceeds from the sale of the receivables in connection with an event of default as described in the prospectus under the heading “Description of Notes—The Indenture—Events of Default; Rights upon Event of Default”) will be made, after payment of fees, ratably to the noteholders first based on the amount of interest due on each note (in the case of payments of interest) and then based on the outstanding principal balance (in the case of payments of principal) until the principal balance of all of the notes is reduced to zero.

Optional Redemption

The servicer has the right to purchase the remaining receivables on a payment date when the pool balance becomes equal to or less than 10% of the pool balance as of the cut-off date. If the servicer exercises this right, the notes outstanding at that time will be redeemed in full at a price equal to their unpaid principal balance plus accrued and unpaid interest. If the servicer elects to exercise its right to purchase the receivables as described above, the servicer shall furnish notice of such election to the indenture trustee not later than 25 days prior to the redemption date and the servicer shall deposit with the indenture trustee in the note distribution account the redemption price of the notes to be redeemed whereupon all such notes shall be due and payable on the redemption date. Notice of redemption shall be given by the indenture trustee by first-class mail, postage prepaid, mailed not less than five days prior to the applicable redemption date to each noteholder, as of the close of business on the record date preceding the applicable redemption date, at such noteholder’s address appearing in the note register. The notice will identify the payment date on which the redemption will occur, the redemption price, the place where notes are to be surrendered for payment, and the CUSIP numbers of the affected notes.

The “pool balance” as of the close of business on the last day of a collection period will be the aggregate principal balance of the receivables (excluding purchased receivables and liquidated receivables) less the aggregate write down amount as of the last day of such collection period.

A “liquidated receivable” means a defaulted receivable in respect of which the financed equipment has been sold or otherwise disposed of or which the servicer has determined to charge-off without realizing on the financed equipment and “liquidation proceeds” means all proceeds of a liquidated receivable, net of expenses incurred by the servicer in connection with such liquidation and any amounts required by law to be remitted to the obligor on such liquidated receivable.

A “purchased receivable” means a receivable purchased by the depositor or the servicer from the trust as required or permitted by the sale and servicing agreement. See “Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables” in the prospectus.

The “write down amount” for any collection period for any 180-day receivable or repossessed receivable will be the excess of (a) the principal balance plus accrued and unpaid interest on such receivable as of the last day of the collection period during which the receivable became a 180-day receivable or repossessed receivable, as applicable, over (b) the estimated realizable value of the receivable, as determined by the servicer in accordance with its normal servicing procedures for the related collection period, which write down amount may be adjusted to zero by the servicer in accordance with its normal servicing procedures if the receivable has ceased to be a 180-day receivable as provided in the definition of “180-day receivable.”

Book Entry, Delivery and Form

The notes will be issued as one or more fully registered global securities which will be deposited with, or on behalf of, DTC, New York, New York and registered in the name of Cede & Co., DTC’s nominee. We will not issue notes in certificated form except under certain limited circumstances described in the prospectus. Beneficial interests in the global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC (the “DTC participants”). Investors may elect to hold interests in the global securities through DTC (in the United States), Clearstream Banking, société anonyme (“Clearstream Luxembourg”), or Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), if they are participants in those systems, or indirectly through organizations that are participants in those systems.

Clearstream Luxembourg and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold these interests in customers’ securities accounts in the depositaries’ names on the books of DTC. At the present time, Citibank, N.A. acts as U.S. depositary for Clearstream Luxembourg, and JPMorgan Chase Bank acts as U.S. depositary for Euroclear (each, a “U.S. depositary”). Beneficial interests in the global securities will be held in denominations of $1,000 and integral multiples thereof. Except as set forth below or in the prospectus, the global securities may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

Clearstream Luxembourg has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream Luxembourg holds securities for its participating organizations (“Clearstream participants”) and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream Luxembourg provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters in this offering or their affiliates. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a Clearstream participant, either directly or indirectly.

Distributions with respect to notes held beneficially through Clearstream Luxembourg will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream Luxembourg.

Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear participants”) and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., as operator of the Euroclear System (the “Euroclear operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters in this offering or their affiliates. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of, or relationship with, persons holding through Euroclear participants.

Distributions with respect to notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

In the event certificated notes are issued in the limited circumstances described in the prospectus, the holders of certificated notes will be able to receive payments of principal and interest thereon by check mailed to the record holder thereof. Payment of the final installment of principal of a certificated note may be made only against surrender of the relevant note to one of the paying agents.

Global Clearance and Settlement Procedures

Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same Day Funds Settlement System. Secondary market trading between Clearstream participants and Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected within DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by its U.S. depositary; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving notes at DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time zone differences, credits of notes received in Clearstream Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits, or any transactions in the notes settled during such processing, will be reported to the relevant Euroclear participants or Clearstream participants on that business day. Cash received at Clearstream or Euroclear as a result of sales of notes by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the business day of settlement in DTC but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement at DTC.

Although DTC, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.

The Indenture Trustee

U.S. Bank National Association (“U.S. Bank”), a national banking association, will act as indenture trustee, registrar, and paying agent under the indenture. U.S. Bancorp, with total assets exceeding $353 billion as of June 30, 2012, is the parent company of U.S. Bank, the fifth largest commercial bank in the United States. As of June 30, 2012, U.S. Bancorp served approximately 17 million customers and operated over 3,000 branch offices in 25 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with office locations in 48 domestic and 3 international cities. The indenture will be administered from U.S. Bank’s corporate trust office located at 190 South LaSalle Street, 7th Floor, Mail Code MK-IL-SL7R, Chicago, Illinois 60603.

U.S. Bank has provided corporate trust services since 1924. As of June 30, 2012, U.S. Bank was acting as trustee with respect to over 88,000 issuances of securities with an aggregate outstanding principal balance of over $3.4 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

In December 2010, U.S. Bank acquired a portfolio of securitization trust administration business primarily consisting of residential and commercial mortgage-backed securitization trusts (the “Acquired Platform”). In connection with this acquisition, a review of the related payment models was conducted which identified certain calculation and reporting errors. Following the identification of any errors, appropriate corrective actions were implemented with respect to the calculations to mitigate these errors prospectively. In addition, in connection with the conversion and integration process for the Acquired Platform, U.S. Bank implemented new controls, comparable to those for the legacy U.S. Bank platform, to further remediate future calculation and reporting issues.

U.S. Bank’s Report on Compliance with Applicable Servicing Criteria Pursuant to Item 1122 for the U.S. Bank Corporate Trust Asset Backed Securities Acquired Platform for the period ending December 31, 2011 (the “2011 Assessment”) describes the following material instances of noncompliance: “1122(d)(3)(i)(B) – Certain reports to investors did not provide information calculated in accordance with the terms specified in the transaction agreements. 1122(d)(3)(ii) – Amounts due to investors were not allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.” (For a complete description, see the 2011 Assessment, which is on file with U.S. Bank and available upon request by calling (800) 934-6802). While it is unclear whether these errors constitute a default, U.S. Bank has elected to disclose the errors and has taken action to fully remediate such errors. For those trusts in the Acquired Platform that require on-going Item 1123 reporting, U.S. Bank disclosed transaction-specific material instances of non-compliance, as applicable.

The indenture trustee shall make each monthly statement available to the noteholders via the indenture trustee’s internet website at http://www.usbank.com/abs. Noteholders with questions may direct them to the indenture trustee’s bondholder services group at (800) 934-6802.

As of June 30, 2012, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as indenture trustee, registrar and paying agent on 84 issuances of equipment lease-backed securities with an outstanding aggregate principal balance of approximately $5,398,100,000.

U.S. Bank is one of a number of banks with which Deere and JDCC maintain ordinary banking relationships and from which Deere and JDCC have obtained credit facilities and lines of credit.

DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

In connection with the issuance by the trust of the notes, the parties indicated below will enter into the following agreements, which are collectively called the “transfer and servicing agreements”:

•	the sale and servicing agreement under which the trust is purchasing receivables from the depositor and the servicer is undertaking to service or cause the sub-servicer to service the receivables;

•	the purchase agreement under which the depositor is purchasing those receivables from JDCC;

•	the administration agreement under which JDCC, as administrator, will undertake certain administrative duties with respect to the trust; and

•	the trust agreement under which the trust will be created and the related certificates will be issued.

The following, together with other information included elsewhere in this prospectus supplement and in the prospectus, summarizes the material terms of the transfer and servicing agreements, forms of which have been filed as exhibits to the registration statement. We will file copies of the transfer and servicing agreements with the SEC following the issuance of the notes. The following summary does not purport to be complete and is subject to, and qualified by reference to, the provisions of the transfer and servicing agreements. The following summary supplements, and to the extent inconsistent with replaces, the description of the general terms and provisions of the transfer and servicing agreements set forth under the heading “Description of the Transfer and Servicing Agreements” in the prospectus.

Sale and Assignment of Receivables

Certain information with respect to the conveyance on the closing date of the receivables from JDCC to the depositor pursuant to the purchase agreement and from the depositor to the trust pursuant to the sale and servicing agreement is set forth under “Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables” in the prospectus.

Accounts

In addition to the accounts referred to in the prospectus under “Description of the Transfer and Servicing Agreements—Accounts,” the servicer will also establish and maintain at the office of the indenture trustee the reserve account in the name of the indenture trustee on behalf of the noteholders.

Servicing Compensation

The servicer will be entitled to receive the servicing fee for each collection period in an amount equal to 1.00% per annum of the pool balance as of the first day of the collection period; provided that in the case of the first payment date, the servicing fee will be an amount equal to the sum of (a) 1.00% per annum of the pool balance as of the cut-off date (for the August collection period) and (b) 1.00% per annum of the pool balance as of August 26, 2012 (for the September collection period).

So long as JDCC or an affiliate of JDCC is the servicer, the servicing fee will be paid after payments are made to the noteholders and to the reserve account as set forth in this prospectus supplement. If JDCC or an affiliate of JDCC ceases to be the servicer, the servicing fee will be paid prior to any other application of funds on deposit in the collection account. See “—Distributions—Deposits to the Distribution Accounts” in this prospectus supplement and “Description of the Transfer and Servicing Agreements—Servicing Compensation” in the prospectus.

Servicing of Defaulted Receivables

The transfer and servicing agreements provide that the servicer is to exercise discretion, consistent with its customary servicing procedures and the terms of the transfer and servicing agreements, in servicing defaulted receivables so as to maximize the trust’s collection of defaulted receivables. The transfer and servicing agreements provide the servicer with broad discretion to choose to sell, or not to sell, any of the trust’s defaulted receivables.

Distributions

Deposits to Collection Account. By the second business day prior to a payment date, the servicer will provide (or cause to be provided) to the indenture trustee certain information with respect to the related collection period, including the amount of aggregate collections on the receivables and the aggregate purchase amount of receivables to be repurchased by the depositor or to be purchased by the servicer. A “collection period” for a payment date is a fiscal month, specified in the sale and servicing agreement, that will end prior to that payment date.

On or prior to the business day before each payment date, the servicer will cause the total distribution amount to be deposited into the collection account. The “total distribution amount” for a payment date shall be the aggregate collections (including any liquidation proceeds and purchase amounts) in respect of the receivables during the related collection period plus net investment earnings on short-term investments of amounts on deposit in the trust’s accounts since the preceding payment date. The total distribution amount on any payment date shall exclude all payments and proceeds (including liquidation proceeds) of:

•	any receivables for which a purchase amount has been included in the total distribution amount in a prior collection period, and

•	any liquidated receivable after the reassignment of such liquidated receivable by the trust to the depositor.

Deposits to the Distribution Accounts. On or before the second business day prior to each payment date, the servicer will instruct the indenture trustee to make deposits and distributions for receipt by the servicer or administrator or for deposit in the applicable trust account on the following payment date. Except to the extent, if at all, covered under the annual accountants attestation report described under “Description of the Transfer and Servicing Agreements—Evidence as to Compliance” in the prospectus, there will not be any independent verification of the servicer’s determination of these amounts.

Distributions of the total distribution amount shall be made in the following order of priority to the extent of the total distribution amount remaining after application pursuant to the prior clause or clauses:

•	to the administrator, the administration fee and all unpaid administration fees from prior collection periods;

•	to the note distribution account, accrued and unpaid interest on the notes;

•	to the note distribution account, the note monthly principal distributable amount;

•	to the reserve account, the amount, if any, required to be deposited into the reserve account;

•

to the servicer, the servicing fee and all unpaid servicing fees from prior collection periods; provided that if JDCC or an affiliate of JDCC is not the servicer, the servicing fee will be paid prior to any other application of funds on deposit in the collection account;

•	to the indenture trustee, any unpaid compensation, fees and indemnification due to the indenture trustee;

•	to the owner trustee, any unpaid compensation, fees and indemnification due to the owner trustee;

•	after the outstanding principal amount of the notes has been reduced to zero, to the certificate distribution account, the certificate monthly principal distributable amount; and

•	any remaining amounts to the reserve account for distribution to the depositor.

Payments on the Notes. On each payment date, all amounts on deposit in the note distribution account (other than investment earnings, if any, on amounts in the note distribution account) will be distributed to the noteholders in the following order of priority:

(i)	accrued and unpaid interest on the outstanding principal balance of each class of notes at the applicable interest rate;

(ii)	the note monthly principal distributable amount in the following order of priority:

(a)	to the class A-1 noteholders until the principal balance of the class A-1 notes is reduced to zero;

(b)	to the class A-2 noteholders until the principal balance of the class A-2 notes is reduced to zero;

(c)	to the class A-3 noteholders until the principal balance of the class A-3 notes is reduced to zero; and

(d)	to the class A-4 noteholders until the principal balance of the class A-4 notes is reduced to zero.

The “note monthly principal distributable amount” for any payment date will be the principal distributable amount; provided, that the note monthly principal distributable amount shall not exceed the aggregate outstanding principal balance of the notes and provided further that on the final payment date for each class of notes, the note monthly principal distributable amount will at least equal the outstanding principal balance of such notes.

The “principal distributable amount” for any payment date will be the sum of (i) the current principal distribution amount and (ii) the principal carryover shortfall. The “current principal distribution amount” for any payment date will be equal to the note value at the beginning of the related collection period less the note value at the end of that collection period.

The “principal carryover shortfall” for any payment date will be the excess of (i) the principal distributable amount for the preceding payment date over (ii) the amount that was actually deposited into the note distribution account on account of principal on such preceding payment date.

The “note value” as of any calculation date will be the present value of the scheduled and unpaid payments on the receivables discounted at    %. For purposes of calculating the note value, in the case of a defaulted receivable:

•

prior to the time at which such defaulted receivable becomes a repossessed receivable or a 180-day receivable, the scheduled payments on the receivable will be computed based on the amounts that would have been the scheduled payments had such default not occurred;

•

at the earlier of the time such defaulted receivable becomes a repossessed receivable or a 180-day receivable, the amount added to the note value with respect to such receivable will be the estimated realizable value of such receivable, as determined by the servicer in accordance with its normal servicing procedures; and

•	for any liquidated receivable, there shall be deemed to be no scheduled payments due on the receivable.

A “180-day receivable” with respect to any collection period will be any receivable as to which a scheduled payment is 180 days or more delinquent by the last day of the collection period and which has not become a liquidated receivable or a repossessed receivable; provided that a receivable shall cease to be a 180-day receivable if the servicer subsequently receives payment in full of each scheduled payment that was previously 180-days or more delinquent.

A payment is considered delinquent in accordance with the servicer’s normal procedures. A contract is considered delinquent if the obligor paid less than (i) 95% of the scheduled payment on an agricultural contract by the due date or (ii) 90% of the scheduled payment on a construction contract by the due date. The servicer’s procedures may change subject to the sale and servicing agreement.

A “repossessed receivable” with respect to any collection period will be any receivable as to which the financed equipment securing the defaulted receivable has been repossessed by the last day of the collection period.

The “certificate monthly principal distributable amount” for any payment date will be (a) zero on any payment date on which the outstanding principal amount of the notes has not been reduced to zero after taking into account distributions on such payment date and (b) on each payment date on and after the payment date on which the outstanding principal amount of the notes is reduced to zero, an amount equal to the principal distributable amount minus the principal payment, if any, on the notes on such payment date.

The “initial note value” is $            .

Following an event of default and acceleration of the notes, payments (including payments funded from proceeds from the sale of the receivables in connection with an event of default as described in the prospectus under the heading “Description of the Notes—The Indenture—Events of Default; Rights upon Event of Default”) will be made, after payment of fees, ratably to the noteholders first based on the amount of interest due on each note (in the case of payments of interest) and then based on the outstanding principal balance (in the case of payments of principal) until the principal balance of all of the notes is reduced to zero.

Fee and Expense Table

Fees and Expenses Payable Out of Cash Flows(1)

Fee or Expense	Amount of Fee or Expense(2)	Party Receiving Fee or Expense Amount	General Purpose of Fee or Expense	Source of Funds to Pay Fee or Expense(3)	Distribution Priority(4)
Servicing fee	An amount equal to 1.00% per annum of the pool balance as of the first day of the collection period; provided that in the case of the first payment date, the servicing fee will be an amount equal to the sum of (a) 1.00% per annum of the pool balance as of the cut-off date (for the August collection period) and (b) 1.00% per annum of the pool balance as of August 26, 2012 (for the September collection period).	Servicer	Provide for a servicer as required	—	Bullet point 5; provided that if JDCC or an affiliate is not the servicer, the servicing fee will be paid prior to any other application of funds in the collection account

Administration fee	$100 per month.	Administrator	Provide for trust administrator	—	Bullet point 1

Servicer’s liquidation expenses	These expenses will fluctuate from time to time depending on the related expenses actually incurred and noteholders will not be notified of (or asked to approve) the increase or decrease in each expense from time to time, other than to the extent such information is disclosed in the monthly report.	Servicer	To cover expenses incurred by the servicer in the process of converting financed equipment into cash proceeds	From amounts received with respect to liquidated receivables	Out of collections prior to deposit into collection account

Owner trustee fees and expenses	Owner trustee fee: $3,500 per annum.(5) Owner trustee expenses: these expenses will fluctuate from time to time depending on the related expenses actually incurred, and noteholders will not be notified of (or asked to approve) the increase or decrease in each expense from time to time, other than to the extent such information is disclosed in the monthly report.	Owner trustee	To cover expenses of trustee	The depositor is obligated to pay these amounts	Bullet point 7 (to the extent not paid by the depositor)

Fee or Expense	Amount of Fee or Expense(2)	Party Receiving Fee or Expense Amount	General Purpose of Fee or Expense	Source of Funds to Pay Fee or Expense(3)	Distribution Priority(4)
Indenture trustee fees and expenses	Indenture trustee fee: $6,000 per annum.(6) Indenture trustee expenses: these expenses will fluctuate from time to time depending on the related expenses actually incurred, and noteholders will not be notified of (or asked to approve) the increase or decrease in each expense from time to time, other than to the extent such information is disclosed in the monthly report.	Indenture trustee	To cover expenses of indenture trustee	The trust will, or will cause the servicer to, pay these amounts	Bullet point 6 (to the extent not paid by the servicer)

(1)

The amount, priority and other terms of these fees and expenses may be changed by amendment to the related transaction agreements, as described in “Description of the Transfer and Servicing Agreements—Amendment” and “Description of the Notes—The Indenture” in the prospectus.

(2)

Unless otherwise provided in this chart, payments will be made with respect to these fees and expenses as provided under “Description of the Transfer and Servicing Agreements—Distributions”; provided however, that the owner trustee fee and indenture trustee fees and expenses will be paid to the owner trustee as that party agrees with the depositor, in the case of the owner trustee fee, or with the trust or the servicer, in the case of the indenture trustee fee.

(3)

If different from other fees or expenses that are to be paid from the pre-event of default waterfall under “Description of the Transfer and Servicing Agreements—Distributions” or if such fees or expenses are to be paid from a specified portion of cash flows.

(4)

The distribution priority in this table is for distributions prior to an event of default and the references are to bullet points in the waterfall of payments and deposits prior to each payment date as set forth under “Description of the Transfer and Servicing Agreements—Distributions—Deposits to the Distribution Accounts” in this prospectus supplement.

(5)

The depositor will reimburse the owner trustee at closing for certain expenses incurred by the owner trustee in connection with the preparation of documents relating to the transaction, including certain legal fees.

(6)

The servicer will reimburse the indenture trustee at closing for certain expenses incurred by the indenture trustee in connection with the preparation of the documents relating to the transaction, including certain legal fees.

Credit and Cash Flow Enhancement

Reserve Account and Certificates

The protection against losses on the receivables afforded to the noteholders will be effected both by the subordination of the certificates and by the establishment of the reserve account. The certificateholder will not receive any distributions until the payment date on which the notes have been paid in full.

The reserve account will be created with the initial deposit by the depositor on the closing date of $             (equal to 1.00% of the initial note value), and will be augmented on each payment date, by deposit therein of the amount specified in the fourth bullet point under “—Distributions—Deposits to the Distribution Accounts” above.

The “specified reserve account balance” for the reserve account on any payment date means the lesser of (a) 1.25% of the initial note value (or $            ) and (b) the outstanding principal amount of the notes immediately preceding such payment date less the note monthly principal distributable amount to be deposited in the note distribution account on such payment date.

Upon payment of all of the interest and principal due on the notes, the specified reserve account balance shall be zero. On each payment date, amounts on deposit in the reserve account will be released to the depositor to the extent that the amount on deposit in the reserve account exceeds the specified reserve account balance.

Amounts held from time to time in the reserve account will continue to be held for the benefit of noteholders. Funds will be withdrawn from cash in the reserve account to the extent that the total distribution amount (after the payment of the administration fee and, if JDCC or an affiliate of JDCC is not the servicer, the servicing fee) with respect to any collection period is less than the amount of principal and interest payable on the notes on the related payment date and will be deposited in the note distribution account.

The specified reserve account balance may be reduced, or the definition otherwise modified, without the consent of the noteholders; provided that each hired NRSRO either confirms in writing that such reduction or modification will not result in a reduction or withdrawal of the then current rating of any class of the notes or has received 10 business days’ notice of such reduction or modification, and the owner trustee receives an opinion of counsel that confirms in writing that the reduction or modification will not change the federal income tax classification of the notes as indebtedness.

The subordination of the certificates and the availability of funds in the reserve account is intended to enhance the likelihood of receipt by noteholders of the full amount of principal and interest due to them and to decrease the likelihood that the noteholders will experience losses. However, in certain circumstances, the reserve account could be depleted and losses on the receivables could exceed the aggregate principal balance of the certificates.

RELATED TRANSACTIONS

There are no business relationships, agreements, arrangements, transactions, or understanding between related transaction parties entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party, other than those related to the transactions described in this prospectus supplement and the prospectus.

LEGAL PROCEEDINGS

There are no legal proceedings pending, or any proceedings known to be contemplated by governmental authorities, against JDCC, the depositor, the sub-servicer, the indenture trustee, the owner trustee or the trust, or any property thereof, that is material to the holders of notes.

FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of material United States federal income tax considerations relevant to the purchase, ownership and disposition of the notes. This summary does not purport to deal with all aspects of federal income taxation that may be relevant to holders of the notes in light of their specific investment circumstances, nor to certain types of holders subject to special treatment under the federal income tax laws (for example, banks, life insurance companies, dealers in securities, tax-exempt organizations, partnerships or other pass-through or hybrid entities, persons holding the notes as part of a hedging, straddle or conversion transaction or who have a functional currency other than the United States dollar and, except as discussed below, foreign persons). This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations (proposed, temporary and final) promulgated thereunder, judicial decisions and Internal Revenue Service (“IRS”) rulings, all of which are subject to change, which change may be retroactively applied in a manner that could adversely affect a holder of one or more of the notes. The information below is directed to investors that will hold the notes as capital assets (generally, property held for investment) within the meaning of Section 1221 of the Code.

Prospective investors are advised to consult their own tax advisors with regard to the federal income tax consequences of purchasing, holding and disposing of the notes, as well as the tax consequences arising under the laws of any state, foreign country or other jurisdiction. The trust will be provided with an opinion of Shearman & Sterling LLP, special federal tax counsel for the trust (“federal tax counsel”), regarding certain federal income tax matters discussed below. The trust has not sought, nor does it intend to seek, a ruling from the IRS that its position as reflected in the discussion below will be accepted by the IRS and thus the IRS may disagree with all or a part of the discussion below.

Unless otherwise specified, the following summary deals only with the material federal income tax considerations relevant to a noteholder that is a United States person. For these purposes, a United States person is a beneficial owner of the notes that is: (i) an individual citizen or resident of the United States, (ii) a corporation (or entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions (and certain other trusts as provided by U.S. Treasury regulations).

If a partnership (including for this purpose any entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of one or more of the notes, the treatment of a partner in the partnership will generally depend on the status of the partner and upon the activities of the partnership. A holder of notes that is a partnership and the partners in such partnership should consult their tax advisors.

Tax Classification of the Trust

Federal tax counsel will advise the trust that, based upon the terms of the trust agreement and related documents and transactions as described in the prospectus and this prospectus supplement (and assuming ongoing compliance with such agreement and documents), the trust will not be classified as a separate entity that is an association (or as a publicly traded partnership) taxable as a corporation for federal income tax purposes. This advice will be based upon the assumption that the terms of the trust agreement and related documents will be complied with and upon the conclusion that the nature of the income of the trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

Further, under current Treasury regulations, a business entity such as the trust with a single owner will be disregarded as an entity separate from its owner for United States federal income tax purposes unless the entity elects to be classified as an association. Thus, since the depositor retains the certificates and so long as the notes are respected as indebtedness, the trust will be disregarded as an entity separate from the depositor for those purposes because the depositor is the sole owner of the trust and the trust will not elect to be an association. The trust agreement also provides that if the trust has more than one owner, the trust will elect to be treated as a partnership.

Prospective investors should be aware that opinions of counsel are not binding on the IRS. Moreover, there are no cases or IRS rulings on similar transactions involving both debt and certificate interests issued by a trust with terms similar to those of the notes and the certificates. As a result, the IRS may disagree with all or a part of the discussion below. If the trust were taxable as a separate corporation for federal income tax purposes, the trust would be subject to corporate income tax on its income from the receivables, possibly reduced by its interest expense on the notes unless recharacterized as equity. Any such corporate income tax could materially reduce the amount of cash available to make payments on the notes.

Tax Considerations for Noteholders

Treatment of Notes as Indebtedness. The depositor will agree, and the noteholders will agree by their purchase of the notes, to treat the notes as indebtedness for United States federal income tax purposes. Federal tax counsel will advise the trust that, based upon the terms of the notes and the documents and transactions relating thereto as described in the prospectus and this prospectus supplement, the notes will be classified as debt for federal income tax purposes. Except as otherwise noted below under “Possible Alternative Treatments of Notes,” the remainder of this discussion assumes, in accordance with the opinion of federal tax counsel, the notes would be treated as debt for federal income tax purposes.

Interest Income on the Notes. Subject to the discussion below and except with respect to short-term notes (as defined below), stated interest on the notes will be taxable to a noteholder as ordinary income when received or accrued in accordance with such noteholder’s method of tax accounting. Under Treasury regulations relating to the tax treatment of debt instruments issued with original issue discount (the “OID regulations”), a note will be treated as issued with original issue discount (“OID”) if the excess of the stated redemption price at maturity of the note over the issue price of the note exceeds a de minimis amount, that is, an amount that is less than 1/4 of one percent of the stated redemption price at maturity of the note multiplied by its weighted average maturity. Generally, the issue price of a note is the first price at which a substantial amount of the notes comprising the issue of which that note is included is sold to purchasers other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. Under the OID regulations, the stated redemption price at maturity of a note is the sum of all payments provided by the note other than qualified stated interest, which is stated interest that is unconditionally payable in cash at least annually at a single fixed rate. For this purpose, interest is unconditionally payable only if reasonable remedies exist to compel timely payment or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment or nonpayment a remote contingency. The trust and the depositor will take the position that, except with respect to short-term notes, stated interest on the notes represents qualified stated interest and is not included in the stated redemption price at maturity of the notes or taxed to holders as OID. This position is based on the view that the likelihood of late payment or nonpayment of interest on the notes because of limitations on the monthly payment of interest as a result of insufficient funds is remote.

It is expected that, except as described below, the notes will not be issued with OID if, as anticipated, the notes will be sold to the public at a first price of par or at a first price representing a de minimis discount from their principal amount. Under the OID regulations, a holder of a note issued with a de minimis amount of OID must include such discount in income as gain, on a pro rata basis, as principal payments are made on the note.

If one or more of the classes of notes are issued with OID in excess of a de minimis amount, a holder of such a note (including a cash basis holder) generally would be required to include the OID on the note in income under the accrual method. Further in the case of a debt instrument, the principal on which is subject to prepayment as a result of prepayments on the underlying collateral, OID is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument.

Short-Term Notes. A holder of a note that has a fixed maturity date of not more than one year from the issue date of such note (a “short-term note”) may be subject to special rules. Under the OID regulations, all stated interest on a short-term note will be treated as OID and in determining whether a debt instrument is a short-term note, its maturity date is the last possible date that the instrument could be outstanding under its terms. An accrual basis holder of a short-term note (and certain cash method holders, including regulated investment companies, as set forth in section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a short-term note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the short-term note). However, a cash basis holder of a short-term note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the short-term note until the taxable disposition of the short-term note. A cash basis taxpayer may elect to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case, the taxpayer would include interest on the short-term note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a short-term note is purchased for more or less than its principal amount.

Market Discount and Premium. A holder who purchases a note with a fixed maturity date of more than one year from its issue date at a market discount (generally, at a cost less than its remaining principal amount or remaining stated redemption price at maturity) that exceeds a statutorily defined de minimis amount will be subject to the “market discount” rules of the Code. These rules provide, in part, that gain on the sale or other disposition of a debt instrument with a term of more than one year and partial principal payments on such a debt instrument are treated as ordinary income to the extent of accrued market discount not previously included in income. The market discount rules also provide for deferral of interest deductions with respect to debt incurred to purchase or carry a note that has market discount unless a holder elects to include market discount in its income currently. A holder who purchases a note at a premium (generally, at a cost in excess of its remaining principal or remaining stated redemption price at maturity) may elect to amortize such premium as an offset to interest income under the premium amortization rules of the Code.

Sale or Other Disposition. If a noteholder sells a note, such holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder’s cost for the note, increased by any market discount or original issue discount previously included by such noteholder in income with respect to the note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such noteholder with respect to such note. Any such gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain attributable to accrued interest or accrued market discount not previously included in income. Further, in the case of notes that are short-term notes, a portion of the gain recognized on the sale may also be treated as ordinary income if the noteholder acquired the note at a discount. Capital losses generally may be used only to offset capital gains.

3.8% Medicare Tax on “Net Investment Income”. For taxable years beginning after December 31, 2012, certain United States holders, including individuals, estates and trusts will be subject to an additional 3.8% Medicare tax on unearned income. For individual United States holders, the additional Medicare tax applies to the lesser of (i) “net investment income” or (ii) the excess of “modified adjusted gross income” over certain specified amounts. “Net investment income” generally equals the taxpayer’s gross investment income reduced by the deductions that are allocable to such income. Investment income generally includes passive income such as interest, dividends, annuities, royalties, rents and capital gains. United States holders are urged to consult their own tax advisors regarding the implications of the additional Medicare tax resulting from an investment in the notes.

Foreign Holders. If interest paid (or accrued) to a noteholder who is a nonresident alien individual, foreign corporation or other non-United States person (a “foreign person”) is not effectively connected with the conduct of a trade or business in the United States by the foreign person, the interest generally will be considered “portfolio interest,” and generally will not be subject to United States federal income tax and withholding tax so long as the foreign person (i) is not actually or constructively a “10% shareholder” of the trust or the depositor or a “controlled foreign corporation” with respect to which the trust or the depositor is a “related person” within the meaning of the Code and (ii) provides the person otherwise required to withhold United States tax an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person’s name, address, tax identification number and other required information. The statement may be made on IRS Form W-8BEN or substantially similar substitute form by the person who owns the note and, if the information provided in the statement changes, the foreign person must so inform the person otherwise required to withhold United States tax within 30 days of such change.

The statement generally must be provided in the year a payment occurs or in either of the two preceding years. If a note is held on behalf of a foreign person through a securities clearing organization or certain other financial institutions, the organization or institution must submit a statement signed by an authorized representative to the withholding agent certifying that an IRS Form W-8BEN or substitute form has been received from the foreign person who is the beneficial owner of the note and such statement must be accompanied by a copy of the IRS Form W-8BEN or substitute form provided by the foreign person that owns the note. Additional IRS certification provisions apply in the case of partnerships and certain other intermediaries. If interest on a note paid to a foreign person is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, except where the foreign person can claim the benefits of an applicable tax treaty to reduce or eliminate such tax and complies with IRS certification requirements.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of a foreign person who is an individual, the foreign person is not present in the United States for 183 days or more in the taxable year or certain other conditions are not met.

If the interest, gain or income on a note held by a foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person (and, if a tax treaty applies, is attributable to a United States permanent establishment), then the foreign person (although exempt from the withholding tax previously discussed if the holder complies with IRS certification requirements by submitting a properly completed IRS Form W-8ECI) will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates in the same manner as if it were a United States person. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax on its “effectively connected earnings and profits” within the meaning of the Code for the taxable year, as adjusted for certain items, at a 30% rate (or a lower rate under an applicable tax treaty).

Information Reporting and Backup Withholding. The “backup” withholding and information reporting requirements may apply to certain payments of principal, premium, if any, and interest (including original issue discount) on a note and to certain payments of proceeds of the sale or retirement of a note. The trust, its agent or any paying agent, as the case may be, will be required to withhold tax from any payment that is subject to backup withholding at the applicable rate (generally 28%) of such payment if the holder fails to furnish his taxpayer identification number (social security number or employer identification number), to certify that such holder is not subject to backup withholding, or to otherwise comply with the applicable requirements of the backup withholding rules. Certain holders (including, among others, corporations) are not subject to the backup withholding and reporting requirements.

Backup withholding and information reporting generally will not apply to payments made by the trust or its agent (in its capacity as such) to a holder of a note who has provided the required certification under penalties of perjury on IRS Form W-8BEN that it is a foreign person or has otherwise established an exemption (provided that neither the trust nor such agent has actual knowledge or reason to know that the holder is a United States person or that the conditions of any other exemption are not in fact satisfied). However, the trust and other payors are required to report payments of interest on the notes on IRS Form 1042-S even if the payments are not otherwise subject to information reporting requirements.

If you fail to establish an exemption and the broker does not possess adequate documentation of your status as a foreign person, the payments may be subject to information reporting and backup withholding. Any amounts withheld under the backup withholding rules from a payment to a holder may be claimed as a credit against such holder’s United States federal income tax liability, provided that the required information is furnished to the IRS.

Possible Alternative Treatments of Notes. If, contrary to the opinion of federal tax counsel, the IRS successfully asserted that one or more series of the notes did not represent debt for federal income tax purposes, these notes might be treated as equity interests in the trust. If so treated, the trust might be treated as a publicly traded partnership taxable as a corporation with its income subject to corporate tax and other potentially adverse tax consequences (and the publicly traded partnership taxable as a corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, in the more likely view of federal tax counsel, the trust would be treated as a publicly traded partnership that would not be taxable as a corporation because the trust would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a partnership could have adverse tax consequences to certain holders of the notes. For example, income to certain tax-exempt entities (including pension funds) would be “unrelated business taxable income,” income to foreign holders generally would be subject to United States tax and United States tax return filing and withholding requirements and individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses. The trust agreement and related documents provide that, in the event one or more of the notes are not treated as debt, then the noteholders, depositor and the servicer agree to treat the trust as a partnership.

Foreign Account Tax Compliance

Foreign persons that are holders of the notes should be aware that United States tax legislation (“FATCA”) enacted in 2010 provides in the case of debt instruments originally issued on or after March 18, 2012, that beginning on January 1, 2013, a 30% withholding tax will be imposed on certain payments (which could include interest in respect of notes and gross proceeds from their sale, exchange or other disposition) made to a foreign entity if such entity fails to satisfy certain new disclosure and reporting rules that in general require that (i) in the case of a foreign financial entity, the entity identify and provide information in respect of financial accounts with such entity held (directly or indirectly) by United States persons and United States-owned foreign entities, and (ii) in the case of a non-financial foreign entity, the entity identify and provide information in respect of substantial United States owners of such entity.

The IRS has released proposed regulations generally delaying the FATCA effective date for debt obligations to those issued after 2012, along with preliminary guidance indicating that FATCA withholding tax on interest will not be imposed with respect to payments made prior to January 1, 2014 and that FATCA withholding tax on gross proceeds will not be imposed with respect to payments made prior to January 1, 2015. The United States Treasury Department has also released proposed model agreements for governments to share information under FATCA. Various requirements and exceptions are provided under FATCA and additional regulations, requirements and exceptions likely will be provided in subsequent guidance. Foreign persons that are holders should consult their own tax advisors regarding the potential application and impact of the FATCA rules on them based on their particular circumstances.

CERTAIN IOWA TAX CONSIDERATIONS

The following is a discussion of certain Iowa state tax considerations. Lane & Waterman LLP of Davenport, Iowa has acted as special Iowa tax counsel for the trust regarding certain state tax matters discussed below. There are no reported cases or rulings on similar transactions by the Iowa Department of Revenue (“IDOR”). Thus, the opinion of counsel is based upon present provisions of Iowa statutes and the regulations promulgated thereunder, all of which are subject to change (which change may be retroactive) and further interpretation by the IDOR. No ruling on any of the issues discussed below will be sought from the IDOR.

Notes

Assuming the notes will be treated as debt for federal income tax purposes, the notes will be treated as debt for Iowa income tax purposes. Accordingly, noteholders not otherwise subject to taxation in Iowa should not become subject to taxation in Iowa solely because of a holder’s ownership of notes. However, a noteholder already subject to Iowa’s individual or corporate income tax could be required to pay additional Iowa tax as a result of the noteholder’s ownership or disposition of notes.

The Trust

The activities to be undertaken by the sub-servicer in servicing and collecting the receivables will take place in Iowa. The State of Iowa imposes a state individual income tax and a corporate income tax which is imposed on corporations and other entities doing business in the State of Iowa.

If the arrangement created by the trust is disregarded or treated as a partnership (not taxable as a corporation) for federal income tax purposes, in the opinion of Lane & Waterman LLP, the same treatment should also apply for Iowa tax purposes. In either case, the trust should not be subject to income taxation in Iowa.

If the certificates are instead treated as ownership interests in an association taxable as a corporation or a “publicly traded partnership” taxable as a corporation, then the hypothetical entity should not be subject to Iowa income tax because of its activities in Iowa.

Because each state’s income tax laws vary, it is impossible to predict the income tax consequences to the holders of notes in all of the state taxing jurisdictions in which they are already subject to tax. Noteholders are urged to consult their own advisors with respect to state income and franchise taxes.

THE FEDERAL AND STATE INCOME TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER’S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes certain duties on persons who are fiduciaries of pension, profit-sharing or other employee benefit plans subject to ERISA and on entities that are deemed to hold the assets of such plans (each, an “ERISA Plan”), including the requirements of investment prudence and diversification and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the ERISA Plan. Any person that exercises any authority or control respecting the management or disposition of the assets of a benefit plan is considered to be a fiduciary of such benefit plan. In addition, ERISA and the Code prohibit an ERISA Plan that is subject to Title I of ERISA or a “plan,” as defined in and subject to Section 4975 of the Code, including an individual retirement account, or an entity deemed to hold the assets of such plans (each, a “Plan”), from engaging in certain transactions with persons that are “parties in interest,” as defined in ERISA, or “disqualified persons,” as defined in the Code, with respect to the Plan, subject to certain exemptions that may be applicable. A violation of these “prohibited transaction” rules may generate excise tax and other liabilities under ERISA and the Code.

Governmental plans, certain church plans and non-United States plans, are not subject to the restrictions of ERISA, and the assets of such plans may be invested in the notes without regard to the ERISA considerations described herein. An investment in the notes by such employee benefit plans may, however, be subject to other applicable non-United States, federal, state or local laws that impose restrictions similar to those of Title I of ERISA or Section 4975 of the Code (“Similar Law”), which should be carefully considered by the fiduciary of any such employee benefit plan before investing in the notes.

Plan fiduciaries must determine whether the acquisition and holding of the notes would result in a prohibited transaction under ERISA or the Code for which no statutory, regulatory or administrative prohibited transaction exemption is available. In making this determination, Plan fiduciaries of prospective purchasers of the notes should determine whether the trust, the depositor, the seller, the underwriters, the servicer, the sponsor, the indenture trustee, the owner trustee or any of their respective affiliates is a party in interest or a disqualified person with respect to such Plan. In particular, an investment by any Plan for which any of these persons (i) has investment or administrative discretion with respect to the Plan’s assets, (ii) has authority or responsibility to give, or regularly gives, investment advice with respect to the Plan’s assets for a fee, or (iii) is an employer maintaining or contributing to the Plan may constitute a prohibited transaction under ERISA or the Code for which no prohibited transaction exemption is available.

The fiduciary of any Plan considering an investment in the notes should discuss with counsel whether such an investment by the Plan may give rise to a violation of the prohibited transaction provisions of ERISA and the Code.

By its purchase of any note, the purchaser thereof will be deemed to have represented and warranted either that (a) it is not acquiring any note or an interest therein on behalf of, or with the assets of, any such Plan or any governmental, church or non-United States plan that is subject to Similar Law or (b) its acquisition and holding of a note or an interest therein will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or, in the case of a governmental, church or non-United States plan, a violation of any Similar Law) for which an exemption is not available.

EVERY PLAN, GOVERNMENTAL PLAN, CHURCH PLAN OR NON-UNITED STATES PLAN CONSIDERING THE ACQUISITION OF THE NOTES SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL APPLICABILITY OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW RELEVANT TO SUCH INVESTMENT.

UNDERWRITING

Under the terms and subject to the conditions set forth in an underwriting agreement dated August     , 2012, the depositor has agreed to cause the trust to sell to the underwriters named below, severally and not jointly, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc. are acting as representatives, the following respective principal amounts of the notes:(1)

Underwriters	Principal Amount of Class A-1 Notes		Principal Amount of Class A-2 Notes		Principal Amount of Class A-3 Notes		Principal Amount of Class A-4 Notes
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$		$		$		$
Citigroup Global Markets Inc.	$		$		$		$
Barclays Capital Inc.	$		$		$		$
RBC Capital Markets, LLC	$		$		$		$

		$321,000,000		$310,000,000		$300,000,000		$99,778,000

(1)	This amount is based on an assumed discount rate used to calculate the assumed initial note value. The aggregate principal amount of the notes offered hereby will be determined based on the discount rate set at the time the interest rates on the notes are determined. The final aggregate principal amount of the notes at the time of issuance will be an amount that is no more than 5% in excess of, or less than, the amounts stated herein.

The underwriting agreement provides that the underwriters, severally and not jointly, are obligated to purchase all of the notes if any are purchased. The underwriting agreement also provides that, if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering of the notes may be terminated. The underwriters propose initially to offer the class A-1 notes, the class A-2 notes, the class A-3 notes and the class A-4 notes to the public at the respective prices on the cover page of this prospectus supplement and to selling group members at that price less a concession not in excess of     % per class A-1 note,     % per class A-2 note,     % per class A-3 note and     % per class A-4 note. The underwriters and selling group members may allow a discount not in excess of     % per class A-1 note,     % per class A-2 note,     % per class A-3 note and     % per class A-4 note on sales to other broker/dealers. After the initial public offering, the public offering price and concession and discount to broker/dealers may be changed.

The depositor estimates that its out of pocket expenses for this offering will be approximately $900,000. The underwriters have agreed with the depositor to pay certain expenses incurred in connection with the issuance and distribution of the notes.

The notes are a new issue of securities with no established trading market. One or more of the underwriters intends to make a secondary market for the notes. However, they are not obligated to do so and may discontinue making a secondary market for the notes at any time without notice. No assurance can be given as to how liquid the trading market for the notes will be.

The depositor and JDCC have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments that the underwriters may be required to make in that respect.

In the ordinary course of their respective business, the underwriters and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with JDCC and its affiliates.

This prospectus supplement is not a prospectus for purposes of the Prospectus Directive. This prospectus supplement has been prepared on the basis that any offer of notes in any Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. Accordingly any person making or intending to make an offer in that Relevant Member State of Notes which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the trust or any of the underwriters to publish a prospectus in relation to such offer. Neither the trust nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for the trust or the underwriters to publish or supplement a prospectus for such offer.

In relation to each Relevant Member State, each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

(a)	to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;

(b)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amending Directive, 150 natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive) subject to obtaining the prior consent of the lead underwriter; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of notes shall require the trust or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of the above, (i) the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe to the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State; (ii) the expression “Prospectus Directive” means Directive 2003/71/EC (as amended by the 2010 PD Amending Directive and other amendments thereto to the extent implemented in each Relevant Member State) and includes any relevant implementing measure in each Relevant Member State; and (iii) the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

The countries comprising the “European Economic Area” are the European Union Member States together with Iceland, Liechtenstein and Norway.

This prospectus supplement (accompanied by the prospectus) is for distribution only to persons who (i) have professional experience in matters relating to investments and fall within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) in connection with the issue or sale of any notes may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement (accompanied by the prospectus) is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement (accompanied by the prospectus) relates is available only to relevant persons and will be engaged in only with relevant persons.

Each underwriter has represented and agreed that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to the trust; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

An amendment to the European Union Directive 2006/48/EC (together with Directive 2006/49/EC, the “CRD”) (as implemented by the Member States of the European Economic Area (“EEA”) set out in Article 122a thereof), currently restricts an EEA-regulated credit institution and consolidated group affiliates thereof (each, an “Affected Investor”) from investing in a securitization (as defined by the CRD) issued after December 31, 2010 unless the originator, sponsor or original lender in respect of that securitization has explicitly disclosed to the Affected Investor that it will retain, on an ongoing basis, a material net economic interest of not less than 5% in that securitization in the manner contemplated by Article 122a. Article 122a also currently requires that an Affected Investor be able to demonstrate that it has undertaken certain due diligence in respect of, among other things, the notes it has acquired and the underlying exposures, and that procedures have been established for such due diligence to be conducted on an ongoing basis. If the requirements set out in Article 122a are not met, an Affected Investor may be subject to a further capital charge with respect to its investment in the securitization. Although the depositor will purchase the certificates and fund the reserve account on the closing date, neither the depositor nor any other party to the transaction is currently obligated to retain 5% or more of the total beneficial interest in the trust or to take any other action which is required to enable an Affected Investor to comply with Article 122a.

Affected Investors are responsible for determining their own regulatory capital position in purchasing or retaining the notes. Affected Investors are encouraged to consult with their own investment and legal advisors regarding compliance with Article 122a (and any corresponding implementing rules in the Relevant Member State) and the suitability of the notes for investment. As the requirements of Article 122a will not be met, this may have a negative impact on the regulatory capital position of Affected Investors and on the value and liquidity of the notes in the secondary market. None of the trust, JDCC, the depositor, the underwriters or any of the transaction parties makes any representation to any prospective investor or purchaser of the notes regarding the regulatory capital treatment of their investment in the notes on the closing date or at any time in the future.

Until the distribution of the notes is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the notes. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes.

The underwriters may create a short position in the notes by selling more notes than are set forth on the cover page of this prospectus supplement. The underwriters may reduce that short position by purchasing the notes in the open market.

In general, purchases of a note for the purpose of stabilization or to reduce a short position could cause the price of the note to be higher than it might be in the absence of such purchases.

Neither the depositor nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the notes. In addition, neither the depositor nor any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

In the ordinary course of their respective businesses, the underwriters and their affiliates have engaged, and may in the future engage, in commercial banking and/or investment banking transactions with the servicer and its affiliates. They have received customary fees and commissions for these transactions. Affiliates of one or more of the underwriters are parties to a long-term credit agreement which is available to the servicer and its affiliates. The credit agreement is available for any purpose, but is used primarily to support commercial paper issued by the servicer and its affiliates. In addition, affiliates of certain of the underwriters have extended the servicer and its affiliates unsecured lines of credit which may be drawn upon in the ordinary course of business.

LEGAL OPINIONS

In addition to the legal opinions described in the prospectus, certain legal matters relating to the notes and the certificates will be passed upon for the trust, the depositor and the servicer by Shearman & Sterling LLP, New York, New York and by Richards, Layton & Finger, P.A., Wilmington, Delaware, and for the underwriters by Sidley Austin LLP, New York, New York. Also, Sidley Austin LLP from time to time renders legal services on matters other than securitization to Deere, which directly or indirectly owns 100% of the voting securities of the depositor and JDCC. Certain federal income tax and other matters will be passed upon for the trust by Shearman & Sterling LLP, and certain Iowa state income tax and other matters will be passed upon for the trust by Lane & Waterman LLP, Davenport, Iowa.

INDEX OF TERMS

Set forth below is a list of the defined terms used in this prospectus supplement and the pages on which the definitions of such terms may be found herein.

Page
180-day receivable	S-44
2010 PD Amending Directive	S-56
2011 Assessment	S-41
Acquired Platform	S-41
Affected Investor	S-57
APR	S-19
assumed discount rate	S-5
certificate monthly principal distributable amount	S-45
Clearstream Luxembourg	S-39
Clearstream participants	S-39
Code	S-49
collection period	S-43
CPR	S-32
CRD	S-57
current principal distribution amount	S-44
cut-off date	S-5
depositor	S-5
DTC participants	S-39
EEA	S-57
ERISA	S-54
ERISA Plan	S-54
Euroclear	S-39
Euroclear participants	S-40
European Economic Area	S-56
Exchange Act	S-4
FATCA	S-53
FDIC	S-15
federal tax counsel	S-49
financed equipment	S-12
Financial Promotion Order	S-56
foreign person	S-51
FSMA	S-56
hired NRSROs	S-9
IDOR	S-53
indenture trustee	S-5
initial note value	S-5
interest rate	S-37
IRS	S-49
JDCC	S-5
liquidated receivable	S-38
liquidation proceeds	S-38
note monthly principal distributable amount	S-44
note value	S-44
OID	S-50
OID regulations	S-50
OLA	S-15
owner trustee	S-5
payment date	S-37
Plan	S-54
pool balance	S-38
principal carryover shortfall	S-44
principal distributable amount	S-44

Prospectus Directive	S-56
purchased receivable	S-39
Relevant Implementation Date	S-56
Relevant Member State	S-56
repossessed receivable	S-45
Rule 193 Information	S-20
SEC	S-4
servicer	S-5
short-term note	S-50
Similar Law	S-54
specified reserve account balance	S-48
Terms and Conditions	S-40
total distribution amount	S-43
transfer and servicing agreements	S-42
trust	S-5
U.S. Bank	S-41
U.S. depositary	S-39
UCC	S-12
weighted average life	S-32
Wells Fargo	S-18
write down amount	S-39

PROSPECTUS

John Deere Owner Trusts

John Deere Receivables, Inc., Depositor and Seller

John Deere Capital Corporation, Sponsor and Servicer

By this prospectus, we offer up to

$6,000,000,000 of Asset Backed Notes

The trusts:

•	may periodically issue asset backed notes in one or more classes; and

•	will own:

•

a portfolio of receivables consisting of agricultural, turf, construction and forestry equipment retail installment sale and loan contracts secured by new and used agricultural, turf, construction and forestry equipment, the security interests in the equipment financed thereby and the proceeds thereof;

•	collections on those receivables;

•	security interests in the machinery securing those receivables;

•	funds in the accounts of the trust; and

•	any credit enhancement obtained for the trust.

The notes:

•	will evidence either nonrecourse debt obligations of a trust and will be paid only from the assets of that trust;

•	will be issued in one or more series with one or more classes;

•	may have one or more forms of credit enhancement; and

•

will be obligations of the issuing entity only and will not represent obligations of or interests in John Deere Receivables, Inc., John Deere Capital Corporation, Deere & Company or any of their affiliates.

You should pay special attention to the “Risk Factors” section starting on page 10 of this prospectus and in the related prospectus supplement.

This prospectus may be used to offer and sell any series of notes only if accompanied by the prospectus supplement for that series.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus or the related prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 23, 2012

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with different or additional information. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

Where You Can Find More Information

Deere & Company (“Deere” and, with its wholly owned subsidiaries, “John Deere”) and John Deere Capital Corporation (“JDCC”), an indirect wholly owned subsidiary of Deere, are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance with the Exchange Act file reports and other information with the Securities and Exchange Commission (“SEC”). For further information regarding Deere and JDCC, reference is made to these reports and other information, which are available as described below.

JDCC, as servicer, will file with the SEC those periodic reports that are required under the Exchange Act and the rules and regulations of the SEC thereunder or that are otherwise agreed to by the SEC.

We have filed with the SEC a registration statement on Form S-3 that registers the securities we are offering by this prospectus. The registration statement, including its exhibits and schedules, contains additional relevant information about us and the securities offered. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.

You may read and copy materials that the issuing entity, John Deere Receivables, Inc. (“JDRI”), Deere and JDCC file with the SEC at the following SEC public reference room:

100 F Street NE

Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. SEC filings are also available to the public on the SEC’s Internet website at http://www.sec.gov.

The SEC allows us to “incorporate by reference” information filed with it by JDRI on behalf of a trust, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the related prospectus supplement. We incorporate by reference any future annual, monthly or special SEC reports filed by or on behalf of a trust until we terminate our offering of the securities by that trust.

Upon your request, JDCC will provide you, without charge, with all documents incorporated by reference in this prospectus. These requests should be directed to: John Deere Capital Corporation, 1 East First Street, Suite 600, Reno, Nevada 89501, Attention: Manager, Telephone: (775) 786-5527.

In this prospectus, “we” refers to the various trusts issuing the securities offered by this prospectus, which in a particular case will be the trust identified in the related prospectus supplement.

Until 90 days after the date of any prospectus supplement, all dealers that effect transactions in the notes offered by that prospectus supplement, whether or not participating in the related distribution, may be required to deliver a prospectus supplement and a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus supplement and a prospectus when acting as an underwriter and with respect to a dealer’s unsold allotments or subscriptions.

If you have received an electronic prospectus supplement and prospectus from an underwriter within the period during which there is an obligation to deliver a prospectus supplement and prospectus, the depositor or the underwriter will promptly deliver, or cause to be delivered, without charge, to you a paper copy of the prospectus supplement and prospectus upon receipt of a request by you or your representative.

SUMMARY OF TERMS

The following summary does not contain all of the information that may be important to you. This summary highlights selected information from this prospectus to help you understand the securities. To fully understand the offering of the securities, you will need to read both this prospectus and the related prospectus supplement in their entirety. Some of the terms used in this summary are defined in other parts of this prospectus; see “Index of Terms.” See “Certain Tax Considerations.”

Overview of the Transaction

Issuing Entity	The trust to be formed for each series of securities under a trust agreement between the depositor and the owner trustee for the trust.

Seller and Depositor	John Deere Receivables, Inc., also referred to as JDRI.

Sponsor and Servicer	John Deere Capital Corporation, also referred to as JDCC.

Sub-servicer	The servicer will designate Deere Credit Services, Inc. (“Deere Credit Services”), a Delaware wholly owned subsidiary of JDCC, as its sub-servicer to service the receivables.

Indenture Trustee	The indenture trustee specified in the related prospectus supplement for each series of securities.

Owner Trustee	The owner trustee specified in the related prospectus supplement for each series of securities.

The Notes	Each series of notes will include one or more classes of notes. The notes will be issued under an indenture between the related trust and the indenture trustee. The notes in each series will represent indebtedness of the trust.

• The notes will be available for purchase in book-entry form only, in denominations of $1,000 and integral multiples of $1,000, unless otherwise specified in the related prospectus supplement.

• The price, amounts and specific terms of the notes will be determined at the time of sale.

•        Noteholders will receive definitive notes only if definitive notes are issued in the limited circumstances described in this prospectus or in the related prospectus supplement. See “Certain Information Regarding the Securities—Book Entry Registration—Definitive Notes.”

Principal and Interest on the Notes

Each class of notes will have:

• a stated principal amount; and

• a specified interest rate or rates or method for determining the interest rate or rates.

A Series May Include Multiple Classes of Notes with Different Characteristics

Each series may include more than one class of notes. In these cases, the characteristics of the notes may differ from one class to another. Some of these characteristics are:

• the rate at which interest accrues;

• whether the interest rate is fixed, variable or adjustable, or any combination of the foregoing;

• timing and priority of interest payments;

• amount of payments of interest and principal;

• priority of interest and principal relative to other classes;

• whether or not distributions of principal and interest will be delayed or not made at all upon the occurrence of specified events; and

• whether payments of principal and interest may or may not be made on the basis of collections from designated portions of the pool of receivables.

Strip Notes May Be Issued

A series may include one or more classes of notes entitled to:

• principal payments with disproportionate, nominal or no interest payments; or

• interest payments with disproportionate, nominal or no principal payments.

Optional Prepayment

If the servicer exercises its option to purchase the receivables of a trust, or, if it does not, and if satisfactory bids for the purchase of those receivables are received, in the manner described under “Description of the Transfer and Servicing Agreements—Termination”, the outstanding notes will be redeemed as set forth in the related prospectus supplement.

Certificates	Each trust will also issue certificates representing fractional undivided beneficial equity interests in that trust, which certificates will not be offered pursuant to this prospectus or the related prospectus supplement.

Trust Property	The trust property of each trust will consist of the property described below:

• a pool of receivables transferred to the trust;

• all monies, including accrued interest, due under the receivables on or after the applicable cut-off date;

•        amounts that from time to time may be held in one or more accounts established and maintained by the servicer pursuant to the related sale and servicing agreement, as described in this prospectus and in the related prospectus supplement;

• security interests in the equipment financed under the receivables in the pool;

• the right to proceeds from insurance policies covering equipment financed under the receivables or the obligors on the receivables;

• proceeds of any repossessed equipment;

• rights of the depositor under the related purchase agreement with JDCC;

• interest earned on short-term investments made by the trust; and

• any proceeds of the foregoing.

A. Receivables	Each trust will purchase from the depositor a pool of receivables. The receivables will consist of agricultural, turf, construction and forestry equipment retail installment sale and loan contracts secured by new and used agricultural, turf, construction and forestry equipment, including:

• rights to receive certain payments made with respect to the receivables; and

• security interests in the equipment financed, the proceeds thereof and the proceeds of any repossessed financed equipment related to the pool of receivables.

On or prior to the closing date specified in the related prospectus supplement with respect to a trust, the depositor will purchase receivables having an aggregate principal balance specified in the related prospectus supplement as of a specified cut-off date, from JDCC under a purchase agreement (each, a “purchase agreement”), between JDCC and the depositor.

The depositor will sell the receivables to the trust under a sale and servicing agreement among the depositor, the servicer and the trust. The receivables in each pool will arise from financing offered by JDCC in connection with retail sales by John Deere dealers of new and used agricultural, turf, construction and forestry equipment to retail purchasers (the “obligors”). The receivables are acquired by JDCC from Deere and John Deere Construction and Forestry Company (collectively, the “sales companies”). In turn, the sales companies either originate the receivables in the ordinary course of business in connection with retail sales by the depositors or acquire the receivables from the dealers in the ordinary course of business.

The receivables are purchased by JDCC under agreements with certain John Deere companies.

The receivables sold to a trust will be selected from the contracts owned by JDCC based on the criteria specified in the applicable purchase agreement and described in this prospectus or in the related prospectus supplement.

B. Credit and Cash Flow Enhancement	The related prospectus supplement will specify the credit enhancement, if any, for the trust or any class or classes of securities. Credit and cash flow enhancement may consist of one or more of the following:

• subordination of one or more securities or classes of securities;

• cash accounts, including reserve accounts, cash collateral accounts, spread accounts and yield supplement accounts;

• overcollateralization;

• letters of credit;

• credit or liquidity facilities;

• surety bonds or insurance policies;

• guaranteed investment contracts;

• swaps, caps or other interest rate or foreign exchange protection agreements;

• repurchase obligations;

• demand notes;

• “excess spread” or interest earned on the receivables in excess of the amount required to be paid on the securities; and

• any combination of two or more of the foregoing.

Limitations or exclusions from coverage could apply to any form of credit enhancement. Any form of credit enhancement may be replaced with another form of credit enhancement, provided that each nationally recognized statistical rating organization hired by the sponsor to rate the notes (the “hired NRSROs”) confirms in writing that such substitution will not result in a reduction or withdrawal of the rating of any class of notes or has received 10 business days’ notice of such reduction or modification. The related prospectus supplement will describe the credit enhancement and related limitations and exclusions for notes issued by the trust.

Reserve Account

If specified in the related prospectus supplement, a reserve account will be created for each trust, with the depositor making a reserve account initial deposit of cash or eligible investments having a value equal to the amount specified in the related prospectus supplement.

The reserve account will be available to cover shortfalls in the payments due to the holders of those classes of securities specified in the related prospectus supplement. The related prospectus supplement may also specify:

• the extent to which the reserve account initial deposit may be augmented on each payment date by deposits of amounts remaining after making all required distributions on that payment date; and

• when and to whom any amount will be distributed if the balance exceeds the specified reserve account balance.

(See “Description of the Transfer and Servicing Agreements—Reserve Account.”)

C. Collection Account	For each trust, unless the related prospectus supplement otherwise provides:

•      the sub-servicer will be required to remit collections received on the receivables during the collection period specified in the related prospectus supplement to a collection account, in the name of the applicable indenture trustee, within two business days of receipt, except under certain conditions described in this prospectus and in the related prospectus supplement;

•      the servicer will have the revocable power, under the applicable sale and servicing agreement, to instruct the applicable indenture trustee to withdraw funds on deposit in the collection account and apply the funds on each payment date as specified in the related prospectus supplement.

Transfer and Servicing Agreement	With respect to each trust, the depositor will purchase the related receivables from JDCC under a purchase agreement and the depositor will sell these receivables to the trust under a sale and servicing agreement. The purchase agreement and the sale and servicing agreement for each series are collectively referred to as the “transfer and servicing agreements.” In addition, the servicer will agree with the trust to be responsible for servicing, managing, maintaining custody of and making collections on the receivables. The rights and benefits of the depositor under the purchase agreement and under the sale and servicing agreement will be assigned to the trust which in turn will pledge the rights and benefits to the indenture trustee as collateral for the securities of the related series. The obligations of the depositor and the servicer under the transfer and servicing agreements include those specified below and in the related prospectus supplement.

The depositor will be obligated to repurchase any receivable from the trust if:

• the interest of the applicable trust is materially adversely affected by a breach of any representation or warranty made by the depositor or JDCC with respect to the receivable; and

• the breach has not been cured following the discovery by or notice to the depositor of the breach.

JDCC will be obligated to repurchase the receivable from the depositor under the related purchase agreement contemporaneously with the depositor’s repurchase from the applicable trust. The obligation of the depositor to repurchase any receivable with respect to which JDCC has breached a representation or warranty is subject to JDCC’s repurchase of the receivable.

Consistent with its normal procedures, the sub-servicer may, in its discretion, arrange with the obligor on a receivable to extend or modify the payment schedule. Some of such arrangements may result in the servicer purchasing the receivable for the purchase amount.

The servicer will be entitled to receive a fee for servicing the receivables of each trust equal to a specified percentage of the aggregate principal balance of the receivables, as set forth in the related prospectus supplement. See “Description of the Transfer and Servicing Agreements—Servicing Compensation” in this prospectus and in the related prospectus supplement.

Certain Legal Aspects of the Receivables; Repurchase Obligations	In connection with the sale of the receivables to a trust, security interests in the financed equipment securing the related receivables will be assigned by JDCC to the depositor and by the depositor to the trust. Unless otherwise specified in the related prospectus supplement, the depositor will be obligated to repurchase any receivable sold to a trust (subject to JDCC’s repurchase thereof) as to which a first priority perfected security interest in the name of JDCC in the financed equipment securing the receivable does not exist as of the date the receivable is purchased by the trust if:

• this breach materially adversely affects the interest of the trust in the receivable; and

•      this failure or breach is not cured by the last day of the second (or, if the depositor elects, the first) month following the discovery by or notice to the depositor of this breach, and JDCC will be obligated to purchase the receivable from the depositor contemporaneously with the depositor’s purchase from the trust.

To the extent the security interest is perfected, the trust will have a prior claim over subsequent purchasers of the financed equipment and holders of subsequently perfected security interests. However, as against mechanics’ liens on a piece of financed equipment or for taxes unpaid by an obligor under a receivable, or through fraud or negligence, a trust could lose the priority of its security interest or its security interest in the relevant financed equipment.

Neither the depositor nor the servicer will have any obligation to repurchase a receivable as to which any of the aforementioned occurrences result in a trust’s losing the priority of its security interest or its security interest in the financed equipment after the date the relevant receivable was purchased by the trust.

Tax Considerations	We expect that the prospectus supplement for each series of notes will summarize the federal income tax considerations relevant to the purchase, ownership and disposition of the notes. We also expect that the prospectus supplement will contain information with respect to the tax laws of the State of Iowa.

ERISA Considerations	We expect that the prospectus supplement will summarize considerations under the Employee Retirement Income Security Act of 1974, as amended, or ERISA, relevant to the purchase of the notes by employee benefit plans.

See “ERISA Considerations” in this prospectus and in the related prospectus supplement.

RISK FACTORS

You should consider the following risk factors in deciding whether to purchase any of the securities.

The securities may suffer losses because the trust’s only sources of funds are the receivables, the reserve accounts and any related credit enhancement.

For each trust, the only sources of funds will be the related receivables and, to the extent provided in the related prospectus supplement, the related reserve account and any credit enhancement. The notes of any series will represent obligations solely of the related trust and the certificates of any series will represent interests solely in the related trust, and neither the notes nor the certificates of any series will be insured or guaranteed by Deere, JDCC, the depositor, the servicer, the sub-servicer, the applicable owner trustee, if any, or any other person or entity. Consequently, securityholders of any series must rely for repayment upon payments on the receivables and, if and to the extent available, amounts on deposit in the reserve account and any other credit enhancement, all as specified in the related prospectus supplement.

The securities may suffer losses if the interests of other persons in the receivables are superior to the trust’s interests.

In connection with the sale of the receivables to a trust, security interests in financed equipment securing the receivables will be assigned by JDCC to the depositor and by the depositor to the applicable trust. Unless otherwise provided in the related prospectus supplement, the depositor will be obligated to repurchase any receivable (and JDCC will be obligated to purchase the receivable from the depositor contemporaneously with the depositor’s repurchase from the trust) sold to the related trust as to which a perfected security interest in the name of JDCC in the financed equipment securing the receivable does not exist as of the date the applicable trust purchased that receivable if:

•	the failure to have a perfected security interest materially adversely affects the interest of the trust in the receivable; and

•	the failure has not been cured by the last day of the second, or, if the depositor elects, the first, month following the discovery by or notice to the depositor of the breach.

If the security interest in the financed equipment is not perfected, the rights of the depositor, the trust and the indenture trustee to enforce that security interest to obtain payment on the related receivable may be impaired. To the extent the security interest in the financed equipment is perfected, the trust will have a prior claim over subsequent purchasers of the financed equipment and holders of subsequently perfected security interests. However, as against mechanics’ liens or liens for taxes unpaid by an obligor under a receivable, or through fraud or negligence, the trust could lose the priority of its security interest or its security interest in the financed equipment. Neither the depositor nor the servicer will have any obligation to repurchase a receivable as to which any of the aforementioned occurrences result in the trust’s losing the priority of its security interest or its security interest in the financed equipment after the date the trust purchased the receivable.

In some states the trust may not have a perfected security interest in the financed equipment securing the receivables.

To facilitate servicing and to minimize administrative burden and expense, the servicer will be appointed custodian for the related receivables by each owner trustee, but will not stamp the receivables to reflect the sale and assignment of receivables to the trust, nor amend the financing statements filed to perfect the security interest in the financed equipment or the related certificates of title, if applicable, of the financed equipment. In the absence of amendments to the certificates of title, in some states a trust may not have perfected security interests in the financed equipment securing receivables originated. See “Certain Legal Aspects of the Receivables.”

If the protection provided to the investment of the noteholders of a given series by the subordination of the certificates of that series and by the availability of the funds in the reserve account, if any, or any other credit enhancement for that series or the protection provided to certificateholders of that series by the reserve account or other credit enhancement is insufficient, the related trust must rely solely on the payments from the obligors on the receivables, and the proceeds from the repossession and sale of financed equipment that secures defaulted receivables. In that event, certain factors, such as the trust’s not having first perfected security interests in some of the financed equipment, may affect the trust’s ability to realize on the collateral securing the receivables, and may reduce the proceeds to be distributed to the holders of the securities of such series. See “Description of the Transfer and Servicing Agreements—Distributions” and “—Reserve Account” and “Certain Legal Aspects of the Receivables.”

Bankruptcy of JDCC could result in delays or reductions in payments on the securities.

The depositor has taken steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief by JDCC under the U.S. Bankruptcy Code or other insolvency laws will not result in consolidation of the assets and liabilities of the depositor with those of JDCC. These steps include:

•

the creation of the depositor as a separate, limited-purpose subsidiary pursuant to a certificate of incorporation containing certain limitations, including restrictions on the nature of the depositor’s business; and

•	a restriction on the depositor’s ability to commence a voluntary case or proceeding under any insolvency law without the prior unanimous affirmative vote of all the depositor’s directors.

However, there can be no assurance that the activities of the depositor would not result in a court’s concluding that the assets and liabilities of the depositor should be consolidated with those of JDCC in a proceeding under any insolvency law.

JDCC will warrant to the depositor in each purchase agreement that the sale of the related receivables by it to the depositor is a valid sale of those receivables to the depositor. In addition, JDCC and the depositor will treat the transactions described in this prospectus as a sale of the receivables to the depositor, and the depositor will take all actions that are required to perfect the depositor’s ownership interest in the receivables.

Notwithstanding the foregoing, if JDCC were to become a debtor in a bankruptcy case, and a creditor or trustee-in-bankruptcy of the debtor or the debtor itself were to take the position that a sale of receivables to the depositor should be recharacterized as a pledge of those receivables to secure a borrowing of the debtor, then delays in payments of collections of receivables to the depositor could occur, or should the court rule in favor of the creditor, trustee or debtor, reductions in the amount of the payments could result.

If any transfer of receivables to the depositor is recharacterized as a pledge, a tax or government lien on the property of JDCC arising before the transfer of a receivable to the depositor may have priority over the depositor’s interest in the receivable. If the transactions contemplated in this prospectus are treated as a sale, for legal purposes the receivables would not be part of JDCC’s bankruptcy estate and would not be available to JDCC’s creditors.

In addition, while JDCC is the servicer, cash collections held by JDCC may, subject to certain conditions, be commingled and used for the benefit of JDCC prior to each payment date and, in the event of the bankruptcy of JDCC, a trust may not have a perfected interest in these collections.

Delays in processing payments or distributions on the securities could occur if JDCC ceases to act as servicer or Deere Credit Services ceases to act as sub-servicer.

None of the depositor, JDCC or Deere is generally obligated to make any payments in respect of the notes, the certificates or the receivables of a specific trust, as the case may be. If JDCC were to cease acting as servicer or if Deere Credit Services were to cease acting as sub-servicer, delays in processing payments on the receivables and information in respect thereof could occur and result in delays in payments to the securityholders.

JDCC or the depositor may have to repurchase receivables.

JDCC will make representations and warranties with respect to the characteristics of the relevant receivables. In certain circumstances, JDCC and the depositor may be obligated to repurchase these receivables if these representations and warranties have been breached. In general, the repurchase obligation will constitute the sole remedy available to noteholders, certificateholders, the indenture trustee or the owner trustee in respect of the trust for any uncured breach.

Federal and state laws impose requirements upon creditors in connection with extensions of retail credit and collections and certain of these laws make an assignee of a contract liable to the obligor of the contract for any violation by the lender. Unless otherwise provided in the related prospectus supplement, the depositor will be obligated to repurchase any receivable, subject to JDCC’s repurchase thereof, that fails to comply with these requirements, and JDCC will be obligated to repurchase that receivable from the depositor contemporaneously with the depositor’s repurchase from the related trust or other trust.

Many federal and state consumer protection laws regulate consumer contracts such as the turf equipment receivables generated by consumer purchases. If any of such turf equipment receivables do not comply with one or more of these laws, the servicer may be prevented from or delayed in collecting amounts due on the receivables. JDCC will make representations and warranties relating to the receivables’ compliance with law and the enforceability of the related contracts. In certain circumstances, JDCC and the depositor may be required to repurchase these receivables if these representations and warranties have been breached. In general, the repurchase obligation will constitute the sole remedy available to noteholders, certificateholders, the indenture trustee or the owner trustee in respect of the trust for any uncured breach. See “Certain Legal Aspects of the Receivables—Consumer Protection Laws” in this prospectus.

Consistent with its normal procedures, the servicer or sub-servicer may, in its discretion and on a case-by-case basis, arrange with the obligor on a receivable to extend or modify the payment schedule. Some of these arrangements as described in the related prospectus supplement will result in the servicer purchasing the receivable for the purchase amount. See “Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables” and “—Servicing Procedures.”

Subordination may cause the certificates and some classes of notes to bear additional credit risk.

The rights of the holders of any class of notes to receive payments of interest and principal may be subordinated to one or more other classes of notes. Holders of subordinated classes of notes will bear more credit risk than the more senior classes. In addition, to the extent specified in the related prospectus supplement, the rights of the holders of the certificates to receive payments of principal will be subordinated in priority of payment to payments of principal and interest on the notes.

Subordination may take the following forms:

•	interest payments on any date on which interest is due will first be allocated to the more senior classes;

•	principal payments on the subordinated classes might not begin until principal of the more senior classes is repaid in full;

•	subordinated classes bear the first risk of losses; and

•	if the indenture trustee had to sell receivables, the net proceeds of that sale may be allocated first to pay principal and interest on the more senior classes.

The timing and priority of payment, seniority, allocations of losses and method of determining payments on the respective classes of notes and certificates of any trust will be described in the related prospectus supplement.

Potential early payment of notes due to prepayment of receivables.

All the receivables will be prepayable at any time. Each prepayment will shorten the weighted average life of the receivables and the weighted average lives of the related securities. Prepayment includes:

•	voluntary prepayments;

•	liquidations due to default; and

•	receipts of proceeds from insurance policies.

The rate of prepayments on the receivables may be influenced by a variety of economic, financial, climatic and other factors. In particular, the amount of prepayments on agricultural equipment receivables has historically tended to increase during periods in which farmers have strong cash flows.

Any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables will be borne entirely by the securityholders of the related series of securities. Also, see “Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables” and “—Servicing Procedures” regarding JDCC’s obligation to repurchase the receivables under certain circumstances, “Description of the Transfer and Servicing Agreements—Termination” regarding the servicer’s option to purchase the receivables and “Description of the Transfer and Servicing Agreements” regarding the sale of the receivables if an insolvency event with respect to the depositor occurs.

Yield on the securities could be lower than you anticipate.

Noteholders and certificateholders should consider, in the case of securities purchased at a discount, the risk that a slower than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield and, in the case of any securities purchased at a premium, the risk that a faster than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield.

JDCC may commingle collections on the receivables with its own funds and invest the collections for its own benefit.

The servicer will deposit all payments on receivables and all proceeds of receivables collected during each collection period into the collection account within two business days of receipt thereof. However, if JDCC satisfies certain requirements for monthly or less frequent remittances as described in this prospectus and in the related prospectus supplement, then so long as JDCC is the servicer and provided that:

•	there exists no servicer default; and

•	each other condition to making monthly or less frequent deposits that may be specified by each hired NRSRO is satisfied,

the servicer will not be required to deposit such amounts into the collection account until on or before the business day preceding the payment date. Pending deposit into the collection account, collections may be invested by the servicer at its own risk and for its own benefit, and will not be segregated from funds of the servicer. If the servicer were unable to remit these funds, securityholders might incur a loss.

THE TRUSTS

With respect to each series of securities, the depositor will establish a separate trust pursuant to a trust agreement for the transactions described in this prospectus and in the related prospectus supplement. After its formation, each trust will not engage in any activity other than:

•	acquiring, holding and managing the receivables purchased pursuant to the related sale and servicing agreement and the other assets of the trust and proceeds from those assets;

•	issuing notes;

•	making payments on the notes;

•	issuing and making payments on the certificates representing beneficial equity interests in that trust; and

•	engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected with those activities.

Upon the issuance of the notes and the certificates of a given series, the trust will use the proceeds to purchase receivables from the depositor pursuant to the related sale and servicing agreement. The servicer will initially service the receivables and will be compensated for acting as the servicer. See “Description of the Transfer and Servicing Agreements—Servicing Compensation.” Upon the issuance of the securities, following the transfer of the receivables and other related trust assets to the trust, the depositor will have no continuing duties with respect to the securities or the pool assets other than certain reporting obligations described elsewhere in this prospectus and the related prospectus supplement.

Unless otherwise provided in the prospectus supplement, each trust agreement may be amended by the depositor and the owner trustee, without the consent of any of the noteholders or the certificateholder, to cure any ambiguity, to correct or supplement any provisions in the trust agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in the trust agreement or of modifying in any manner the rights of the noteholders or the certificateholder; provided, however, that such action shall not adversely affect in any material respect the interests of any noteholder or the certificateholder, provided further that 10 days’ (or 10 business days’, if set forth in the trust agreement) prior written notice of any such amendment be given to each hired NRSRO and, if a hired NRSRO notifies the owner trustee that such amendment will result in a downgrading or withdrawal of the then current rating of any class of the notes, such amendment shall become effective with the consent of the noteholders evidencing not less than a majority of the outstanding amount of the notes of the relevant series (or other amount set forth in the related prospectus supplement); provided further that any solicitation of such consent shall disclose the downgrading or withdrawal that would result from such amendment.

In addition, unless otherwise provided in the prospectus supplement, the trust agreement may also be amended by the depositor and the owner trustee, with prior written notice to the hired NRSROs, with the consent of the noteholders evidencing not less than a majority of the outstanding amount of the notes of the relevant series (or other amount set forth in the related prospectus supplement) and the consent of the certificateholder (which consents will not be unreasonably withheld) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the trust agreement or of modifying in any manner the rights of the noteholders or the certificateholder; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on receivables relating to the relevant series or distributions that shall be required to be made for the benefit of the noteholders or the certificateholder or (b) reduce the percentage of the outstanding amount of the notes of the relevant series required to consent to any such amendment or eliminate the consent of the certificateholder to any such amendment, without the consent of the holders of all the outstanding notes and the certificate.

For each trust, the owner trustee, each certificateholder, the indenture trustee and each noteholder will agree that they will not at any time institute against the depositor or the trust, or join in any institution against the depositor or the trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law in connection with any obligations relating to the trust certificates, the notes or any of the transaction documents. However, the depositor, the servicer and the indenture trustee are not prohibited from filing any claim or taking any action with respect to any insolvency proceeding that was instituted against the trust by any person other than such party.

Unless otherwise provided in the prospectus supplement, the trust agreement will provide that the relevant trust will be dissolved upon certain bankruptcy events with respect to the depositor, including the filing of a decree or order by a court in an involuntary bankruptcy proceeding which order remains unstayed and in effect for 90 consecutive days, and the commencement by the depositor of a voluntary bankruptcy proceeding.

The principal offices of each trust and the related owner trustee will be specified in the related prospectus supplement.

The Owner Trustee

The owner trustee for each trust will be specified in the related prospectus supplement. To be eligible to be an owner trustee a financial institution must have trust powers, have a combined capital and surplus of at least $50,000,000, and be subject to supervision by state or federal authorities. An owner trustee’s liability in connection with the issuance and sale of the securities is limited solely to the express obligations of that owner trustee set forth in the related trust agreement and the related sale and servicing agreement. Under the administration agreement, JDCC, as administrator, is obligated to perform on behalf of the owner trustee all of the administrative obligations of the owner trustee under the trust agreement. The owner trustee shall not have any liability for those obligations that the administrator has agreed to perform.

An owner trustee may resign at any time, in which event the administrator will be obligated to appoint a successor owner trustee. The administrator of a trust may also remove the owner trustee if the owner trustee ceases to be eligible to continue as owner trustee under the related trust agreement or if the owner trustee becomes insolvent. In either of these circumstances, the administrator will be obligated to appoint a successor owner trustee. Any resignation or removal of an owner trustee and appointment of a successor owner trustee will not become effective until acceptance of the appointment by the successor owner trustee.

The depositor will reimburse and indemnify the owner trustee for all liabilities, losses, damages and expenses that are incurred by the owner trustee or arise out of its actions in connection with the trust, except where such liabilities, losses, damages or expenses arise from the owner trustee’s willful misconduct or negligence. The owner trustee will not be liable for any error in judgment made in good faith and will not be liable for any action taken at the direction of the administrator or any securityholder. The owner trustee will not be required to expend its own funds or incur any financial liability in respect of any of its actions as owner trustee if the owner trustee has reasonable grounds to believe that reimbursement to it of such funds or for such liabilities is not reasonably assured.

The owner trustee of a trust will be a financial institution or trust company with which the depositor and its affiliates may have other banking relationships in the ordinary course of their businesses. In some instances the owner trustee may be acting in similar capacities for other asset-backed transactions of the depositor for similar or other asset types.

The prospectus supplement will describe any legal proceedings pending against the relevant owner trustee or of which any property of the owner trustee is a party that is material to holders of the related series of notes.

THE TRUST PROPERTY

The property of each trust will include:

•	a pool of receivables transferred to the trust;

•	all monies, including accrued interest, due under the receivables on or after the applicable cut-off date;

•

amounts that from time to time may be held in one or more accounts established and maintained by the servicer pursuant to the related sale and servicing agreement, as described in this prospectus and in the related prospectus supplement;

•	security interests in the equipment financed under the receivables in the pool;

•	the right to proceeds from insurance policies covering equipment financed under the receivables or the obligors on the receivables;

•	proceeds of any repossessed equipment;

•	rights of the depositor under the related purchase agreement with JDCC;

•	interest earned on short-term investments made by the trust; and

•	any proceeds of the foregoing.

The receivables in each pool will arise from financing proposed by JDCC in connection with retail sales by John Deere dealers of new and used agricultural, turf, construction and forestry equipment to retail purchasers (the “obligors”). The receivables are acquired by JDCC from Deere and John Deere Construction and Forestry Company (the “sales companies”). In turn, the sales companies either originate the receivables in the ordinary course of business in connection with retail sales by the sellers or acquire the receivables from the dealers in the ordinary course of business.

Each pool of receivables will continue to be serviced by the servicer and evidence direct or indirect financing made available by JDCC to the obligors. On or before the applicable closing date in respect of a trust, JDCC will sell the receivables to the depositor for sale to that trust. Unless otherwise specified in the related prospectus supplement, the related reserve account, if any, will be maintained with the applicable indenture trustee for the benefit of the noteholders and the certificateholders of the related series.

THE RECEIVABLES POOL

Underwriting Criteria for Receivables

Each pool of receivables will consist of receivables purchased by JDCC from the sales companies as described above. JDCC purchases and enters into contracts in accordance with its credit standards, which are based upon:

•	the obligor’s ability to repay the obligation;

•	the obligor’s credit history; and

•	the obligor’s down payment on the financed equipment.

Origination

General

JDCC provides and administers financing for retail purchases of new equipment manufactured by John Deere’s agricultural, turf, construction and forestry equipment divisions and used equipment taken in trade for this equipment. JDCC purchases retail installment sales and loan contracts (“retail notes”) from John Deere. These retail notes are acquired by John Deere through John Deere equipment retail dealers. JDCC also purchases and finances a limited amount of retail notes unrelated to equipment manufactured by John Deere.

The terms and the conditions on which JDCC acquires retail note receivables from John Deere are governed by agreements with John Deere, which may be terminated by either John Deere or JDCC on 30 days’ notice. As provided in these agreements, JDCC agrees to the terms and conditions for purchasing the retail notes from John Deere. Under these agreements, John Deere is not obligated to sell retail notes to JDCC, and JDCC is obligated to purchase retail notes from John Deere only if the retail notes comply with the terms and conditions set by JDCC.

The basis on which John Deere acquires retail notes from the dealers is governed by agreements with the John Deere dealers, which may be terminated at will by either the dealers or John Deere. In acquiring these retail notes from dealers, the terms and conditions, as set forth in agreements with the dealers, conform with the terms and conditions adopted by JDCC in determining the acceptability of retail notes to be purchased from John Deere. The dealers are not obligated to sell these notes to John Deere and John Deere is not obligated to accept these retail notes from the dealers. In practice, retail notes are acquired from dealers generally if the terms of these retail notes and the creditworthiness of the customers are acceptable to JDCC for purchase of these retail notes from John Deere. JDCC acts on behalf of both itself and John Deere in determining the acceptability of the retail notes and in acquiring acceptable retail notes from dealers.

Receivables are eligible for acceptance if they conform to prescribed finance plan terms.

JDCC guidelines relating to down payment requirements and contract terms on retail notes are generally as follows:

	Down Payment	Contract Term
Agricultural equipment (new and used):
Seasonal payments	30%	3-7 crop years
Monthly payments	20%	36-84 months
Turf equipment (new and used):
Seasonal payments	10%	3-7 years
Monthly payments	10%	36-84 months
Construction and forestry equipment:
New	10%	48-60 months
Used	15%	36-48 months

In limited circumstances, retail notes may be accepted and acquired even though they do not conform in all respects to JDCC’s general underwriting terms. Acceptance and acquisition of these retail notes is based on steps specified in JDCC’s written underwriting guidelines, which include receipt of prior approvals at the appropriate level. JDCC determines whether retail notes should be accepted and how they should be serviced. JDCC’s underwriting guidelines provide that acceptance of these retail notes is subject to various factors such as the obligor’s prior payment history with JDCC and other creditors, and may also be dependent in part on one or more of the following risk mitigation enhancements: pledging additional collateral as security, assignment of specific earnings to JDCC or accelerated payment schedules. Officers of JDCC are responsible for establishing policies and reviewing the performance of JDCC in accepting and collecting retail notes. JDCC normally makes all of its own routine collections, settlements and repossessions on retail notes.

Additionally, while JDCC uses automated acceptance decisions to more efficiently process applications, the credit scoring used in that process is not a minimum level for approval within the underwriting criteria and applications may be reviewed manually for reasons unrelated to credit scoring.

Credit Review and Acceptance

JDCC has an Internet-based application system which provides quotes, credit approvals and documentation. Within JDCC this same system interfaces with JDCC’s decision engine module and loan accounting system. Retail notes and financial information are entered into the system by dealers. An internal credit score is then automatically calculated from the data entered plus credit bureau information. A review of the information is performed to ensure that the retail note is complete and in compliance with John Deere Finance Plans (JDFP) terms. Dealers print the required documentation and obtain the customer’s signatures. The contract is mailed to John Deere Financial Services, Inc., where it is audited.

John Deere documents some of its retail notes through electronic installment contracts. As and to the extent specified in the related prospectus supplement for a series of notes, retail notes may be evidenced by electronic installment sales contracts, which are classified as “electronic chattel paper” under the Uniform Commercial Code (“UCC”).

A deposit equal to one half of one percent to three percent of the face amount of certain John Deere agricultural and turf equipment retail notes originating from each dealer is withheld by JDCC from that dealer. Any subsequent retail note losses are charged against the withheld deposits. At the end of each calendar quarter, the balance of each dealer’s withholding account in excess of a specified percentage (ranging from one to three percent based on dealer qualifications) of the total balance outstanding on retail notes originating with that dealer is remitted to the dealer. To the extent that these deposits withheld from the dealer from whom the retail note was acquired cannot absorb a loss on a retail note, it is charged against JDCC’s allowance for credit losses. No such deposits withheld from a dealer will be pledged for the benefit of, or otherwise transferred to, the issuing entity for a series of notes. There is no withholding of dealer deposits on John Deere construction and forestry products.

JDCC requires that theft and physical damage insurance be carried on all goods securing retail notes. The customer may, at his own expense, have JDCC or the seller of the goods purchase this insurance or obtain it from other sources.

Dealers must obtain prior approval on each application before submitting a retail note. JDCC requires this advance review because JDCC bears significant credit risk on the retail notes. Credit analysts review the customer’s employment/job experience in addition to the financial statements, payment history and credit score.

Agricultural Equipment

The agricultural credit scoring system used by JDCC is statistically derived from several years of historical data. All agricultural retail notes have been evaluated using this scoring system since December 1986. The scorecards are updated and changes are implemented periodically. JDCC uses the credit scoring system to automate some acceptance decisions.

The agricultural retail installment and loan contracts that may be part of the receivables pool are normally financed up to 90% of the dealer invoice price of the financed equipment. In certain circumstances up to 115% of the dealer invoice price of the equipment may be financed.

Turf Equipment

JDCC evaluates the credit risk of the turf equipment credit applications it receives by using a scoring system that was statistically derived from historical data. All turf (prior to 2009 “commercial and consumer”) equipment retail notes have been evaluated using this scoring system since January 1995. The scoring system is updated and changes are implemented periodically. JDCC uses the credit scoring system to automate some acceptance decisions.

The turf equipment retail installment and loan contracts that may be part of the receivables pool are normally financed up to 90% of the dealer invoice price. In certain circumstances up to 130% of the dealer invoice price may be financed.

Construction & Forestry Equipment

All construction retail notes accepted since July 1987 have been scored using a distinct construction scoring system that was statistically derived from historical data. Construction scorecards are reviewed and updated periodically. During 1997, an auto-approval process, which utilizes credit score and other criteria, was implemented. Based on the credit score, an application for a loan will currently be priced in one of five categories.

The construction retail installment and loan contracts that may be part of the receivables pool are normally financed in an amount ranging from 100% to 115% of the dealer invoice price of the financed equipment.

Billing, Collection and Non-Performance Procedures

Billing and Collections

All payments received are first applied to interest and then to principal. Each retail note has a ten-day grace period. If the payment is not received by the end of this period, past due interest may accrue from the payment due date on the past due payment amount, depending on the obligor’s state of residence.

Agricultural accounts enter an automated collection system at 10 days past due. It features automated work assignments and scheduling and provides collection activity statistics for reporting and evaluation purposes.

Collection strategies are employed according to the designation within which the account falls—1-59 days delinquent, 60-119 days delinquent, and over 120 days delinquent. Within these ranges, there are various work states through which an account may pass.

The telephone collection process (calls and letters) will continue until all means to collect the account have been exhausted. Generally, a decision is made whether to continue collections efforts or to repossess when the account reaches 120 days past due. At any time, if the account is deemed uncollectible, the equipment may be pursued for repossession regardless of the past due status. The dealer usually becomes involved in the resolution of the past due account in order to protect his reserve account and preserve the customer relationship.

Most construction equipment retail notes have monthly payment schedules, in contrast to the annual payment schedules of most agricultural notes. Behavior scoring is used in a fashion similar to the process for agricultural notes. An account enters the automated collections system at 10 days past due. Generally, a decision is made when an account reaches 90 days past due whether to continue collection efforts or to repossess. Problems are identified in a very timely fashion with this policy, which helps protect JDCC’s equity position in the equipment.

Deferrals

JDCC makes every effort to collect retail note accounts promptly. However, occasionally it becomes necessary to grant a deferral on part or all of a scheduled installment. Factors for determining whether a deferral should be granted include:

•	equity in the equipment;

•	payment potential of customer;

•	payment history of customer; and

•	individual circumstance (e.g., loss of crops, funding delay relating to approved operating loans or government payments, illness, etc.).

Deferrals are only granted after the customer has demonstrated a true need and the ability for repayment. Before granting a deferral, every effort is made to obtain a partial payment. The dealer that originated the retail note being considered for a deferral is usually contacted for consultation, since the dealer’s reserve is at risk for agricultural notes.

Deferrals are utilized to match customer cash flows to payment dates. Customers in both agricultural and construction markets occasionally experience payment delays because of timing of governmental payments or other delays in receivables. Most agricultural payments are due annually and many monthly construction customers have irregular payment schedules in which there are months during the year when payments are not required. Deferrals are utilized to move payments into those months when payments are not otherwise due, or to months where payments better match customer’s future cash flow. We believe that providing customers with this flexibility in payment dates has been successful for both customers and John Deere and creates goodwill with customers, which translates to loyalty to John Deere.

Repossession Procedures

If it becomes impossible to collect on a past due account, the only option may be to repossess the equipment. The decision to approve a repossession is made in consultation with the selling dealer.

The selling dealer is typically asked to recover agricultural, turf, construction and forestry equipment. If the dealer does not or cannot do so, an outside repossession agency is hired. The dealer provides storage space.

Recovery Process

The customer is given the option, in writing, to redeem the repossessed equipment for up to three weeks (depending on the relevant state regulation) from the date of repossession. The amount due plus any repossession costs and legal fees must be paid in cash or certified funds before the equipment is released. If the customer does not redeem the equipment, the selling dealer may be given the option to purchase the rights to the retail note. If the selling dealer purchases the retail note, the equipment is reassigned to the dealer. If, however, the selling dealer declines to purchase the retail note and the customer does not redeem, the equipment is placed on a bid list for both John Deere and non-John Deere dealers. Bidding occurs as follows:

•	Bid lists are published monthly, with closing dates within the month. John Deere dealers receive bid lists electronically.

•	Bids are entered into an on-line auction format, and multiple bids can be entered during the active bidding period.

•	The high bid is reviewed and awarded if acceptable.

Under this scenario, eighty days normally elapse from the time the decision to repossess the equipment is made until the equipment is sold and settled for. If the high bid is unacceptable, the equipment is usually placed back on a bid list the following month. This process is followed until the equipment is disposed of at the best possible price. If in a particular case it is not possible or desirable to follow the bidding procedure described above, the equipment is disposed of in another commercially reasonable manner.

JDCC charges the reserve account of the dealer that originated a defaulted note for losses and any appropriate unrecovered expenses of repossession, disposition and collection of deficiency balances. JDCC does pursue the customer for deficiency balances and, when payments are received, the selling dealer’s reserve is credited, if appropriate.

Selection Criteria for Receivables

The receivables to be transferred to each trust will be selected from JDCC’s portfolio in accordance with several criteria. As of the applicable cut-off date and except as described under “Certain Legal Aspects of the Receivables”, each receivable must meet the following criteria. It:

•	will have been originated in the United States;

•	has an obligor that has a mailing address in the United States;

•	is secured by a perfected first priority security interest in the related financed equipment;

•

provides for scheduled payments that fully amortize the amount financed, assuming, in the case of variable rate receivables, that the variable rate calculated at the time of origination remains in effect without change throughout the term of the receivable;

•	has an outstanding principal balance of at least $500;

•	will not be more than 89 days past due as of the applicable cut-off date; and

•	will satisfy any other criteria set forth in the related prospectus supplement.

As of the applicable cut-off date, no obligor on any receivable will be noted in the related records of JDCC or the sub-servicer as having filed for bankruptcy. No selection procedures believed by JDCC or the depositor to be adverse to the securityholders of any series will be used in selecting the receivables.

Composition of the Receivables Pools

Information with respect to each pool of receivables will be set forth in the related prospectus supplement, including, to the extent appropriate:

•	the composition of the receivables; and

•	the distribution of the receivables by geographic location, equipment type, payment frequency, industry application, and current principal balance as of the applicable cut-off date.

See “The Receivables Pool” in the related prospectus supplement.

Delinquencies, Repossessions and Net Losses

Certain information concerning JDCC’s experience in the United States pertaining to delinquencies and repossessions on JDCC’s retail agricultural, turf, construction and forestry equipment receivables will be set forth in each prospectus supplement. Delinquencies, repossessions and net losses on agricultural, turf, construction and forestry equipment receivables are affected by economic or credit conditions generally. Adverse economic conditions affecting any state or region could increase delinquency, credit loss or repossession experience of the receivables originated in that state or region. Delinquencies, repossessions and net losses on agricultural equipment receivables may be affected by:

•	government farm programs and policies, commodity market prices, harvest yields and real estate values;

•	weather conditions such as flood, drought and early frost or natural disasters; and

•	the level of farmers’ income and/or cash flow.

Delinquencies, repossessions and net losses on turf equipment receivables may be affected by:

•	the level of consumers’ income and/or cash flow; and

•	the severity and timing of weather patterns.

Delinquencies, repossessions and net losses on construction equipment receivables may be affected by:

•	real estate values, the level of housing starts and interest rates; and

•	the level of nonresidential construction.

Delinquencies, repossessions and net losses on forestry equipment receivables may be affected by:

•	changes in demand for forestry products; and

•	prices for pulp and lumber.

Generally, when retail notes are approximately 120 days delinquent, accrual of finance income is suspended, the collateral is repossessed or the account is designated for litigation. There can be no assurance that the delinquency, repossession and net loss experience on the receivables will be comparable to prior experience or that new factors will not materially affect this experience in the future.

Static Pool Information

Certain static pool information regarding delinquencies, cumulative losses and prepayment for JDCC’s prior securitized pools of retail agricultural, turf, construction and forestry equipment receivables will be set forth in each prospectus supplement.

Delinquencies, repossessions and net losses on agricultural, turf, construction and forestry equipment receivables are affected by economic conditions generally. We cannot assure you that the prepayment, loss or delinquency experience of the receivables sold to the trust will be comparable to the historical prepayment, loss or delinquency experience of any of the securitized pools sponsored by JDCC. In this regard, you should note how the characteristics of the receivables in those securitized pools differ from the characteristics of the receivables to be purchased by the trust in the related prospectus supplement. Such differences, along with the varying economic conditions applicable to those securitized pools, may make it unlikely that the receivables described in any prospectus supplement will perform in the same way that any of those securitized pools have performed.

Maturity and Prepayment Considerations

All the receivables will be prepayable at any time. Each prepayment will shorten the weighted average life of the receivables and the weighted average lives of the related securities. Prepayments include:

•	voluntary prepayments;

•	liquidations due to default; and

•	receipts of proceeds from insurance policies.

The rate of prepayments on the receivables may be influenced by a variety of economic, financial, climatic and other factors. In addition, under certain circumstances, JDCC will be obligated to repurchase receivables pursuant to the applicable purchase agreement, and the depositor will be obligated to repurchase receivables pursuant to the applicable sale and servicing agreement, as a result of breaches of representations and warranties. See “Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables” and “—Servicing Procedures.”

Any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables will be borne entirely by the related securityholders. See also “Description of the Transfer and Servicing Agreements—Termination” regarding the servicer’s option to purchase the receivables from a particular trust.

The related prospectus supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to a particular pool of receivables and the related series of securities.

POOL FACTORS AND TRADING INFORMATION

The “note pool factor” for each class of notes will be a seven-digit decimal, which the servicer will compute prior to each distribution with respect to that class of notes, indicating the remaining outstanding principal balance of that class of notes as of the applicable payment date, as a fraction of the initial outstanding principal balance of the class.

The “certificate pool factor” for the certificates will be a seven-digit decimal, which the servicer will compute prior to each distribution with respect to the certificates, indicating the remaining certificate balance of the certificates as of the applicable payment date, as a fraction of the initial certificate balance.

Each note pool factor and certificate pool factor will be initially 1.0000000, and after that will decline to reflect reductions in the outstanding principal balance of the applicable class of notes or the certificate balance. A noteholder’s portion of the aggregate outstanding principal balance of a class of notes is the product of:

•	the original denomination of such noteholder’s note; and

•	the applicable note pool factor.

A certificateholder’s portion of the aggregate outstanding certificate balance for the certificates is the product of:

•	the original denomination of the certificateholder’s certificate; and

•	the applicable certificate pool factor.

If so provided in the related prospectus supplement with respect to a trust, pursuant to the applicable indenture, the noteholders of record will receive reports on or about each payment date concerning the payments received on the receivables, the pool balance, each note pool factor and various other items of information.

If so provided in the related prospectus supplement with respect to a trust, the certificateholders of record will receive reports on or about each payment date concerning the payments received on the receivables, the related pool balance, the certificate pool factor and various other items of information. In addition, securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See “Certain Information Regarding the Securities—Reports to Securityholders.”

USE OF PROCEEDS

The proceeds from the sale of the securities of a given series will be applied by the related trust to the purchase of the receivables.

THE DEPOSITOR, DEERE, JDCC AND DEERE CREDIT SERVICES

John Deere Receivables, Inc.

The depositor is a wholly owned subsidiary of JDCC. JDRI was incorporated in the State of Nevada on July 15, 1992 and is organized for the limited purpose of purchasing retail receivables, transferring those receivables to third parties and performing any activities incidental to, and necessary or convenient for, the accomplishment of those purposes. The principal executive offices of JDRI are located at 1 East First Street, Suite 600, Reno, Nevada 89501, and its telephone number is (775) 786-5914.

The depositor has taken steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief by JDCC under any insolvency law will not result in consolidation of the assets and liabilities of the depositor with those of JDCC. These steps include:

•

the creation of the depositor as a separate, limited-purpose subsidiary pursuant to a certificate of incorporation containing certain limitations, including restrictions on the nature of the depositor’s business; and

•	a restriction on the depositor’s ability to commence a voluntary case or proceeding under any insolvency law without the prior unanimous affirmative vote of all of the depositor’s directors.

However, there can be no assurance that the activities of the depositor would not result in a court’s concluding that the assets and liabilities of the depositor should be consolidated with those of JDCC in a proceeding under any insolvency law. See “Risk Factors—Bankruptcy of JDCC could result in delays or reductions in payments on the securities.”

In addition, with respect to each trust, the owner trustee, the indenture trustee, all noteholders and all certificateholders will covenant that they will not at any time institute against the depositor any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

JDCC will warrant to the depositor in each purchase agreement that the sale of the receivables by it to the depositor is a valid sale of the receivables to the depositor. In addition, JDCC and the depositor will treat the transactions described in this prospectus and in the related prospectus supplement as a sale of the receivables to the depositor, and the depositor will take all actions that are required to perfect the depositor’s ownership interest in the receivables. See “Risk Factors—Bankruptcy of JDCC could result in delays or reductions in payments on the securities.”

Deere & Company

John Deere’s operations are categorized into three major business segments:

•

the agriculture and turf segment manufactures and distributes a full line of farm and turf equipment and related service parts—including large, medium and utility tractors; loaders; combines, cotton and sugarcane harvesters and related front-end equipment and sugarcane loaders; tillage, seeding and application equipment, including sprayers, nutrient management and soil preparation machinery; hay and forage equipment, including self-propelled forage harvesters and attachments, balers and mowers; turf and utility equipment, including riding lawn equipment and walk-behind mowers, golf course equipment, utility vehicles, and commercial mowing equipment, along with a broad line of associated implements; integrated agricultural management systems technology; precision agricultural irrigation equipment and supplies; landscape and nursery products; and other outdoor power products.

•

the construction and forestry segment manufactures, distributes to dealers and sells at retail a broad range of machines and service parts used in construction, earthmoving, material handling and timber harvesting—including backhoe loaders; crawler dozers and loaders; four-wheel-drive loaders; excavators; motor graders; articulated dump trucks; landscape loaders; skid-steer loaders; and log skidders, feller bunchers, log loaders, log forwarders, log harvesters and related attachments.

The agriculture and turf equipment segment includes the commercial and consumer equipment segment that operated separately until the third quarter of 2009. As used in this prospectus and the related prospectus supplement, “turf equipment” includes the same type of equipment that was labeled “commercial and consumer equipment” prior to that time.

The products and services produced by the segments above are marketed primarily through independent retail dealer networks and major retail outlets.

•

the credit segment primarily finances sales and leases by John Deere dealers of new and used agriculture and turf equipment and construction and forestry equipment. In addition, it provides wholesale financing to dealers of the foregoing equipment, provides operating loans, finances retail revolving charge accounts and offers crop risk mitigation products.

Deere is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports and other information with the SEC. For further information regarding Deere, reference is made to those reports and other information which are available as described under “Where You Can Find More Information” in this prospectus. Certain current information regarding Deere will be set forth in the related prospectus supplement.

John Deere Capital Corporation

JDCC is the sponsor, servicer and originator. JDCC is a corporation organized under the laws of Delaware, which commenced operations in 1958. The principal business of JDCC and its subsidiaries is providing and administering financing for retail purchases of new equipment manufactured by John Deere’s agriculture and turf and construction and forestry divisions and used equipment taken in trade for this equipment. JDCC and its subsidiaries generally purchase retail installment sales and loan contracts from John Deere. John Deere generally acquires these retail notes through John Deere retail dealers. JDCC and its subsidiaries also purchase and finance a limited amount of non-John Deere retail notes and continue to service a small portfolio of recreational products and other retail notes.

JDCC and its subsidiaries also lease John Deere equipment and a limited amount of non-John Deere equipment to retail customers. They also finance and service revolving charge accounts, in most cases acquired from and offered through merchants in the agriculture and turf and construction and forestry markets. JDCC and its subsidiaries also finance and service operating loans, in most cases offered through and acquired from farm input providers or through direct relationships with agricultural producers or agribusinesses. They also provide wholesale financing for inventories of John Deere agriculture and turf, and construction and forestry equipment owned by dealers of those products.

JDCC and its subsidiaries also offer credit enhanced international export financing to select customers and dealers which generally involves John Deere products.

JDCC is the sponsor that initiates and organizes the issuance by each trust and is the servicer of the receivables to each trust. JDCC’s role as sponsor includes directing the issuance of the notes by the relevant issuing trust, establishing the terms of the notes, and working with the hired NRSROs, the trustee, legal counsel, accountants and the underwriters in connection with each offering of notes. JDCC and its predecessors, directly or through one of its affiliated companies, including Deere Credit Services, have been sponsoring and servicing retail installment contracts receivables since 1958. As of October 31, 2010, JDCC was servicing a total portfolio of approximately $12.2 billion in retail notes. JDCC services all of the retail notes that have been securitized by JDCC, which as of October 31, 2010 totaled over $2.1 billion in retail notes. Except as provided in the prospectus supplement, there have been no defaults or performance trigger events in any of its public retail agricultural, turf, construction and forestry equipment receivables securitizations. JDCC has not taken any actions outside of its ordinary performance to prevent such events. Unless otherwise stated in the prospectus supplement for any series, there have been no material changes in the JDCC’s policies or procedures for its servicing of retail agricultural, turf, construction and forestry equipment receivables during the three years preceding the date of that prospectus supplement and JDCC has not had material disclosures nor has been terminated as a servicer due to servicing activities.

John Deere Financial Services, Inc., a wholly owned finance holding subsidiary of Deere, is the parent of JDCC. JDCC’s executive offices are located at 1 East First Street, Suite 600, Reno, Nevada 89501. Its telephone number is (775) 786-5527.

Deere Credit Services, Inc.

Unless otherwise stated in the relevant prospectus supplement, the servicer will designate Deere Credit Services, an indirect wholly owned subsidiary of Deere and of the servicer, as its agent to service the receivables as sub-servicer at the servicer’s expense. Deere Credit Services was incorporated in 1986 in the State of Delaware and has acted as sub-servicer with respect to all of the retail installment contracts receivables serviced by JDCC in connection with the depositor’s registered securitizations of retail installment receivables contracts. The servicing procedures and practices adopted by Deere Credit Services, as sub-servicer, are the same as those adopted by JDCC. See “Description of the Transfer and Servicing Agreements—Servicing Procedures.”

Affiliations Among Transaction Parties

The diagram below illustrates the ownership structure among the affiliated transaction parties.

DESCRIPTION OF THE NOTES

General

One or more classes of notes of a given series may be issued under an indenture by each trust, as set forth in the applicable prospectus supplement. The indenture will be substantially in the form filed as an exhibit to the registration statement of which this prospectus forms a part. This section summarizes certain terms of the notes that are common to all classes and series of notes. Most of the financial terms and other specific terms of any class or series of notes that we offer will be described in a prospectus supplement to be attached to the front of this prospectus.

As required by federal law for all bonds and notes of companies that are publicly offered, the notes are governed by a document called an “indenture.” We will enter into a separate indenture for the notes of each separate series. An indenture is a contract between the issuing entity and a financial institution acting as trustee on your behalf. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described below. Second, the trustee performs certain administrative duties for us.

Because this section is a summary, it does not describe every aspect of the notes of a given class or series and the indentures under which they will be issued. We urge you to read the indenture that is applicable to you because it, and not this description, defines your rights as a holder of notes. We have filed the form of the indenture as an exhibit to the registration statement that we have filed with the SEC. See “Where You Can Find More Information” on page 2 for information on how to obtain a copy of the indenture.

Unless otherwise specified in the related prospectus supplement, each class of notes will initially be represented by one or more notes, in each case registered in the name of the nominee of The Depository Trust Company, New York, New York, known as DTC (“DTC”, and together with any successor depository selected by the trust, the “depository”), except as set forth below. Unless otherwise specified in the related prospectus supplement, the notes will be available for purchase in denominations of $1,000 and integral multiples thereof, in book-entry form only. Accordingly, DTC’s nominee is expected to be the holder of record of the notes of each class. Unless and until definitive notes are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no noteholder will be entitled to receive a physical certificate representing a note.

All references in this prospectus and in the related prospectus supplement to actions by noteholders refer to actions taken by DTC upon instructions from its participating organizations (the “participants”), and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to noteholders refer to distributions, notices, reports and statements to DTC or its nominee, as the registered holder of the notes for distribution to noteholders in accordance with DTC’s procedures with respect thereto. See “Certain Information Regarding the Securities—Book-Entry Registration” and “—Definitive Notes” below.

Principal and Interest on the Notes

The timing and priority of payment, seniority, interest rate and amount of or method of determining payments of principal and interest on each class of notes of a given series will be described in the related prospectus supplement. The rights of noteholders of any class to receive payments of principal and interest may be senior or subordinate to the rights of noteholders of any other class or classes of the series. Unless otherwise provided in the related prospectus supplement, payments of interest on the notes of a series will be made prior to payments of principal on the notes. To the extent provided in the related prospectus supplement, a series may include one or more classes of strip notes entitled to:

•	principal payments with disproportionate, nominal or no interest payments; or

•	interest payments with disproportionate, nominal or no principal payments.

Each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate and which may be zero for certain classes of strip notes, or any combination of the foregoing. The related prospectus supplement will specify the interest rate for each class of notes of a given series or the method for determining that interest rate. See also “Certain Information Regarding the Securities—Fixed Rate Securities” and “—Floating Rate Securities.”

One or more classes of notes of a series may be redeemable in whole or in part under the circumstances specified in the related prospectus supplement, including as a result of the servicer’s exercising its option to purchase the related receivables.

To the extent specified in any prospectus supplement, one or more classes of notes of a given series may have fixed principal payment schedules. Holders of those notes would be entitled to receive as payments of principal on any given payment date the applicable amounts set forth on the schedule with respect to those notes in the manner and to the extent set forth in the related prospectus supplement.

Unless otherwise specified in the related prospectus supplement, payments to noteholders of all classes within a series in respect of interest will have the same priority. Under certain circumstances, the amount available for these payments could be less than the amount of interest payable on the notes on any of the dates specified for payments in the related prospectus supplement (each, a “payment date”), in which case each class of noteholders will receive its ratable share, based upon the aggregate amount of interest due to that class of noteholders, of the aggregate amount available to be distributed in respect of interest on the notes of that series. See “Description of the Transfer and Servicing Agreements—Distributions” and “—Credit and Cash Flow Enhancement.”

In the case of a series of notes that includes two or more classes of notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each class will be set forth in the related prospectus supplement. Payments in respect of principal and interest of any class of notes will be made on a pro rata basis among all the noteholders of the same class.

The Indenture

Modification of Indenture

With the consent of the holders of a majority of the outstanding notes of all classes of the series issued by a particular trust, the applicable indenture trustee and the trust may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of the related indenture with respect to the notes or to modify, except as provided below, in any manner the rights of the noteholders.

Notwithstanding the foregoing, without the consent of the holder of each outstanding note affected thereby, no supplemental indenture may:

•

change the due date of any installment of principal of, or interest on, any note or reduce the principal amount of the note, the interest rate of the note or the redemption price with respect to the note or change any place of payment where or the coin or currency in which any note or any interest on the note is payable;

•	impair the right to institute suit for the enforcement of certain provisions of the indenture regarding payment;

•

reduce the percentage of the aggregate amount of the outstanding notes of the series the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the indenture or of certain defaults under the indenture and their consequences as provided for in the indenture;

•	modify or alter the provisions of the indenture regarding the voting of notes held by the related trust, the depositor, an affiliate of either of them or any obligor on the notes;

•

reduce the percentage of the aggregate outstanding amount of those notes the consent of the holders of which is required to direct the trust to sell or liquidate the receivables if the proceeds of that sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding notes;

•

decrease the percentage of the aggregate principal amount of those notes required to amend the sections of the indenture which specify the applicable percentage of aggregate principal amount of the notes of that series necessary to amend the indenture or certain other related agreements; or

•

permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any collateral or deprive the holder of any note of the security afforded by the lien of the indenture.

Unless otherwise provided in the related prospectus supplement, a trust and the applicable indenture trustee may also enter into supplemental indentures, without obtaining the consent of noteholders of the related series, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the noteholders; provided, however, that such action will not materially and adversely affect the interest of any noteholder; provided further that 10 days’ (or 10 business days’, if set forth in the applicable indenture) prior written notice of any such amendment be given to each hired NRSRO and, if a hired NRSRO notifies the indenture trustee that such amendment will result in a downgrading or withdrawal of the then current rating of any class of the notes of the related series or the certificates, such amendment shall become effective with the consent of the holders of notes evidencing not less than a majority of the outstanding amount of the notes of the related series and the consent of the related certificateholders.

Events of Default; Rights upon Event of Default

With respect to the notes of a given series, an “event of default” with respect to the notes is defined in the related indenture as being:

•	a default for five days or more in the payment of any interest due on any note;

•	a default in the payment of the principal of or any installment of the principal of any note when the same becomes due and payable;

•

a default in the observance or performance of any covenant or agreement of the trust made in the indenture and the continuation of that default for a period of 30 days after notice of a default is given to the trust by the indenture trustee or to the trust and indenture trustee by the holders of at least 25% in principal amount of the notes of that series then outstanding (or of one or more particular classes of such notes, if specified in the related prospectus supplement);

•

any representation or warranty made by the trust in the indenture or in any certificate delivered pursuant to the indenture or in connection with the indenture having been incorrect in a material respect as of the time made, and that breach not having been cured within 30 days after notice of the breach is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% in principal amount of those notes of the series then outstanding (or of one or more particular classes of such notes, if specified in the related prospectus supplement); or

•	certain events of bankruptcy, insolvency, receivership or liquidation of the trust.

However, the amount of principal required to be distributed to the noteholders of a series under an indenture is generally limited to amounts available therefor in the applicable note distribution account. Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of an event of default until the final scheduled payment date for that class of notes.

If an event of default should occur and be continuing with respect to the notes of any series, the related indenture trustee or holders of a majority in principal amount of those notes then outstanding (or of one or more particular classes of such notes, if specified in the related prospectus supplement) may declare the principal of the notes to be immediately due and payable. That declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of those notes then outstanding (or of one or more particular classes of such notes, if specified in the related prospectus supplement).

If the notes of any series have been declared to be due and payable following an event of default with respect thereto, the related indenture trustee may, in its discretion, either sell the receivables or elect to have the trust maintain possession of the receivables and continue to apply distributions on the receivables as if there had been no declaration of acceleration. In addition, that indenture trustee is prohibited from selling the receivables following an event of default, other than a default in the payment of any principal or a default for five days or more in the payment of any interest on any note of the series, unless:

•	the holders of all outstanding notes consent to the sale,

•	the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes at the date of the sale, or

•

the indenture trustee determines that the proceeds of the receivables would not be sufficient on an ongoing basis to make all payments on the notes as those payments would have become due if the obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of the notes (or of one or more particular classes of such notes, if specified in the related prospectus supplement).

Subject to the provisions of the applicable indenture relating to the duties of the indenture trustee, in case an event of default occurs and is continuing with respect to a series of notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the noteholders if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with the request.

Subject to the provisions for indemnification and certain limitations contained in the related indenture, the holders of a majority in principal amount of the outstanding notes of a given series (or of one or more particular classes of such notes, if specified in the related prospectus supplement) will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee, and the holders of a majority in principal amount of those notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all of the holders of the outstanding notes (or of one or more particular classes of such notes, if specified in the related prospectus supplement).

No holder of a note of any series will have the right to institute any proceeding with respect to the indenture, unless:

•	the holder previously has given to the indenture trustee written notice of a continuing event of default;

•

the holders of not less than 25% in principal amount of all the outstanding notes (or of one or more particular classes of such notes, if specified in the related prospectus supplement) have made written request of the indenture trustee to institute the proceeding in its own name as indenture trustee;

•	the holder or holders have offered the indenture trustee reasonable indemnity;

•	the indenture trustee has for 60 days failed to institute the proceeding; and

•	no direction inconsistent with the written request has been given to the indenture trustee during this 60-day period by the holders of a majority in principal amount of the outstanding notes.

In addition, each indenture trustee and the related noteholders will covenant that they will not at any time institute against the applicable trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

If a trust issues a class of notes that is subordinated to one or more other classes of notes and an event of default occurs under the related indenture, the indenture trustee may be deemed to have a conflict of interest under the Trust Indenture Act of 1939 and may be required to resign as trustee for one or more of the classes of notes. In that event, the indenture will provide for a successor indenture trustee to be appointed for those classes of notes.

With respect to any trust, none of the indenture trustee, the related owner trustee in its individual capacity, any holder of a certificate representing an ownership interest in the trust, or any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related notes or for the agreements of the trust contained in the applicable indenture.

Certain Covenants by the Trusts

Each indenture will provide that the related trust may not consolidate with or merge into any other entity, unless:

•	the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state thereof or the District of Columbia;

•

the surviving entity expressly assumes the trust’s obligation to make due and punctual payments upon the related notes and the performance or observance of every agreement and covenant of the trust under the related indenture;

•	no event of default has occurred and is continuing immediately after the merger or consolidation;

•	the trust has been advised that the rating of the related notes then in effect would not be reduced or withdrawn by the hired NRSROs as a result of the merger or consolidation; and

•	the trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the trust or to any noteholder.

Each trust will not, among other things:

•

except as expressly permitted by the applicable indenture, the related transfer and servicing agreements or certain related documents with respect to the trust (collectively, the “related documents”), sell, transfer, exchange or otherwise dispose of any of the assets of the trust;

•

claim any credit on or make any deduction from the principal and interest payable in respect of the notes of the related series other than amounts withheld under the Internal Revenue Code or applicable state law or assert any claim against any present or former noteholder because of the payment of taxes levied or assessed upon the trust;

•	dissolve or liquidate in whole or in part;

•

permit the validity or effectiveness of the related indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the indenture; or

•

permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on, extend to, otherwise arise upon or burden the assets of the trust, any part of the trust, any interest therein or the proceeds thereof except as may be created by the terms of the indenture.

No trust may engage in any activity other than as specified in this prospectus or in the related prospectus supplement. No trust will incur, assume or guarantee any indebtedness other than indebtedness incurred under the related notes and the related indenture or otherwise in accordance with the related documents.

List of Noteholders

With respect to a trust, three or more holders of the notes of any class each of whom has owned a note of the series for at least six months may, by written request to the applicable indenture trustee, obtain access to the list of all noteholders of the series maintained by the indenture trustee for the purpose of communicating with other noteholders of that series with respect to their rights under the indenture or the notes. The indenture trustee may elect not to afford the requesting noteholders access to the list of those noteholders if it agrees to mail the desired communication or proxy, on behalf and at the expense of the requesting noteholders, to all noteholders of the series of record.

Annual Compliance Statement

Each trust will be required to file annually with the applicable indenture trustee a written statement as to the fulfillment of its obligations under the related indenture.

Indenture Trustee’s Annual Report

If required by law, the indenture trustee for each trust will be required to mail each year to all related noteholders a brief report relating to its eligibility and qualification to continue as the indenture trustee under the indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of certain indebtedness owing by the trust to the indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee in its capacity as indenture trustee and any action taken by it that materially affects the notes and that has not been previously reported.

Satisfaction and Discharge of Indenture

An indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the applicable indenture trustee for cancellation of all such notes or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes.

The Indenture Trustee

The indenture trustee for a series of notes will be specified in the related prospectus supplement. The indenture trustee for any series may resign at any time, in which event the trust will be obligated to appoint a successor trustee for the series. The trust may also remove the indenture trustee if the indenture trustee ceases to be eligible to continue as indenture trustee under the related indenture or if the indenture trustee becomes insolvent. In these circumstances, the trust will be obligated to appoint a successor indenture trustee for the applicable series of notes. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee for any series of notes does not become effective until acceptance of the appointment by the successor indenture trustee for the series.

The indenture trustee is obligated to perform only those duties that are specifically assigned to it in the indenture. If an event of default has occurred and is continuing, the indenture trustee is required to exercise its rights under the indenture and use the same degree of skill and care in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. The indenture trustee may conclusively rely on certificates and opinions furnished to it in accordance with the indenture. The indenture does not require the indenture trustee to expend or risk its own funds or otherwise incur financial liability if it has reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it. The indenture trustee is not liable for any error of judgment made by it in good faith. The indenture trustee will not be liable with respect to any action it takes or omits to take pursuant to directions from the holders of a majority in principal amount of the notes (or of one or more particular classes of such notes, if specified in the related prospectus supplement).

We describe many of the duties of the indenture trustee under the indenture and the limitations on those duties above in this section “—The Indenture.” Also, upon receipt of instructions from the servicer for a payment date, the indenture trustee will apply the funds in the accounts of a trust to pay specified expenses of the trust and to make payments of the securities of that trust.

Each trust is obligated to indemnify, or to cause the administrator to indemnify, the indenture trustee against any and all loss, liability and expense in connection with the performance of its duties under the indenture, except for any loss, liability or expense incurred through the indenture trustee’s own willful misconduct, negligence or bad faith. Any indemnification payments made by a trust would reduce the amount available to make payments on its securities.

The indenture trustee will be a financial institution with which the depositor and its affiliates may have other banking relationships in the ordinary course of their businesses. In some instances, the indenture trustee may be acting in a similar capacity for other asset-backed transactions of the depositor for similar or other asset types. The indenture trustee will charge fees for its services as such, and such fees will be payable by the servicer or the trust.

The prospectus supplement will describe any legal proceedings pending against the indenture trustee or of which any property of the indenture trustee is a party that is material to holders of the related series of notes.

CERTAIN INFORMATION REGARDING THE SECURITIES

Fixed Rate Securities

Each class of securities, other than certain classes of strip notes, may bear interest at a fixed rate per annum (“fixed rate securities”) or at a variable or adjustable rate per annum (“floating rate securities”) as more fully described below and in the applicable prospectus supplement. Each class of fixed rate securities will bear interest at the applicable per annum interest rate or pass-through rate, specified in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, interest on each class of fixed rate securities will be computed on the basis of a 360-day year of twelve 30-day months. See “Description of the Notes—Principal and Interest on the Notes.”

Floating Rate Securities

Each class of floating rate securities will initially bear interest for each applicable payment date at a rate per annum determined by reference to an interest rate basis or the base rate, plus or minus the spread, if any, or multiplied by the spread multiplier, if any, in each case as specified in the related prospectus supplement. The spread is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable prospectus supplement as being applicable to that class, and the spread multiplier is the percentage that may be specified in the applicable prospectus supplement as being applicable to that class.

The applicable prospectus supplement will designate a base rate for a given class of floating rate securities based on LIBOR, commercial paper rates, federal funds rates, U.S. Government treasury securities rates or negotiable certificates of deposit rates.

As specified in the applicable prospectus supplement, floating rate securities of a given class may also have either or both of the following in each case expressed as a rate per annum:

•	a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period; and

•	a minimum limitation, or floor, on the rate at which interest may accrue during any interest period.

In addition to any maximum interest rate that may be applicable to any class of floating rate securities, the interest rate applicable to any class of floating rate securities will in no event be higher than the maximum rate permitted by applicable law, as that law may be modified by U.S. law of general application.

Book-Entry Registration

Book-Entry Holders. We will issue notes of a given series in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. This means the notes will be represented by one or more global securities registered in the name of a depositary that will hold them on behalf of financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the notes held by the depositary or its nominee. These institutions may hold these interests on behalf of themselves or customers.

Under each indenture, only the person in whose name a note is registered is recognized as the holder of that note. Consequently, for notes issued in book-entry form, we will recognize only the depositary as the holder of the notes and we will make all payments on the notes to the depositary. The depositary will then pass along the payments it receives to its participants, which in turn will pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the notes.

As a result, investors will not own notes directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the notes are represented by one or more global securities, investors will be indirect holders, and not holders, of the notes.

Special Considerations for Book-Entry Holders. If you hold notes through a bank, broker or other financial institution, we urge you to check with that institution to find out:

•	how it handles securities payments and notices,

•	whether it imposes fees or charges,

•	how it would handle a request for the holders’ consent if ever required,

•	whether and how you can instruct it to send you notes registered in your own name so you can be a holder if that is permitted in the future for a particular series of notes,

•	how it would exercise rights under the notes if there were a default or other event triggering the need for holders to act to protect their interests, and

•	how the depositary’s rules and procedures will affect these matters.

What Is a Global Security? As noted above, we usually will issue notes as registered securities in book-entry form only. A global security represents one or any other number of individual notes. Generally, all notes represented by the same global securities will have the same terms.

Each note issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all notes issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “—Definitive Notes.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all notes represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a holder of the notes, but only an indirect holder of a beneficial interest in the global security.

Special Considerations for Global Securities. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the holder of the notes represented by the global security.

If notes are issued only in the form of a global security, an investor should be aware of the following:

•	An investor cannot cause the notes to be registered in his or her name, and cannot obtain certificates for his or her interest in the notes except in the special situations we describe below.

•

An investor will be an indirect holder and must look to his or her own broker, bank or other financial institution for payments on the notes and protection of his or her legal rights relating to the notes, as we describe above.

•	An investor may not be able to sell interests in the notes to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form.

•

An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the notes must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

•

The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and the indenture trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the indenture trustee also do not supervise the depositary in any way.

•

DTC requires that those who purchase and sell interests in a global security deposited in its book-entry system use immediately available funds. Your broker, bank or other financial institution may also require you to use immediately available funds when purchasing or selling interests in a global security.

•

Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the notes. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Definitive Notes. Unless otherwise specified in the related prospectus supplement, the notes will be issued in fully registered, certificated form (“definitive notes”) to the noteholders of a given series or their nominees, rather than to DTC or its nominee, only if:

•

the administrator in respect of the related trust advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the notes and the administrator is unable to locate a qualified successor, or

•

the administrator, at its option, elects to terminate the book-entry system through DTC or, after the occurrence of an event of default under the related indenture or a servicer default under the related sale and servicing agreement, noteholders representing at least a majority of the outstanding principal amount of the notes advise the applicable indenture trustee through DTC in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the noteholders’ best interest.

Upon the occurrence of any event described in the immediately preceding paragraph, the indenture trustee will be required to notify all the noteholders, through participants, of the availability of definitive notes. Upon surrender by DTC of the definitive certificates representing the notes and receipt of instructions for re-registration, the indenture trustee will reissue the notes as definitive notes to the noteholders.

Distributions of principal of, and interest on, the notes will thereafter be made by the indenture trustee in accordance with the procedures set forth in the related indenture directly to holders of definitive notes in whose names the definitive notes were registered at the close of business on the applicable record date specified for the notes in the related prospectus supplement. These distributions will be made by check mailed to the address of holder as it appears on the register maintained by the indenture trustee. The final payment on any note, however, will be made only upon presentation and surrender of the note at the office or agency specified in the notice of final distribution to the noteholders.

Definitive notes in respect of a given series of notes will be transferable and exchangeable at the offices of the applicable indenture trustee or of a certificate registrar named in a notice delivered to holders of the definitive notes. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Reports to Securityholders

With respect to each series of securities, on or prior to each payment date for that series, either JDCC or the sub-servicer will prepare and provide to the related indenture trustee a statement, which the indenture trustee will be required to forward to the noteholders of record, and will provide to the related owner trustee a statement which the owner trustee will be required to forward to the certificateholders, in each case setting forth the following information as to the notes and certificates with respect to the payment date or the related collection period:

(i)	the amount of the distribution allocable to principal of each class of notes and to the certificate balance of the certificates;

(ii)	the amount of the distribution allocable to interest and the interest rate or pass-through rate on or with respect to each class of securities of the series, in each case applicable to distributions made on the payment date;

(iii)	the pool balance, note value and pool face amount, if applicable, as of the close of business on the last day of the related collection period;

(iv)	the aggregate outstanding principal balance of each class of notes and the certificate balance for the certificates, in each case after giving effect to all payments reported under (i) above on that date;

(v)	the amount of the servicing fee paid to the servicer with respect to the related collection period;

(vi)	the amount of the administration fee paid to the administrator with respect to the related collection period;

(vii)	the amount of the aggregate purchase amounts for receivables that have been repurchased, if any, for the collection period;

(viii)	the balance of the reserve account, if any, on the payment date, after giving effect to distributions made on that payment date, and the specified reserve account balance for the payment date;

(ix)	the amount of all scheduled payments in respect of receivables 60 days or more past due, and that amount as a percentage of the pool balance, as of the close of business on the last day of the related collection period; and

(x)	the face amount of receivables with any scheduled payments 60 days or more past due, and that amount as a percentage of the pool face amount, as of the close of business on the last day of the related collection period.

Each amount set forth under subclauses (i), (ii), (v) and (vii) with respect to the notes or the certificates of any series will be expressed as a dollar amount per $1,000 of the initial principal balance of the notes or the initial certificate balance of the certificates, as applicable.

Within the prescribed period of time for tax reporting purposes after the end of each calendar year, the applicable indenture trustee will provide to the noteholders a statement containing the amounts described in subclauses (i) and (ii), other than information relating to the note interest rate and the pass-through rate, for that calendar year and any other information required by applicable tax laws for the purpose of the noteholders’ preparation of federal income tax returns. Within the prescribed period of time for tax reporting purposes after the end of each trust tax year, the owner trustee will provide to the certificateholders a statement containing the amounts described in subclauses (i) and (ii), other than information relating to the note interest rate and the pass-through rate, subclauses (v) and (vii) above for that tax year and any other information required by applicable tax laws for the purposes of the certificateholders’ preparation of federal income tax returns.

Reports to be Filed with the SEC

The depositor will file for each trust the reports required under the Securities Act of 1933, as amended, and under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. These reports include but are not limited to:

•

Reports on Form 8-K, following the issuance of the series of securities of the trust, including as exhibits to the Form 8-K the agreements or other documents specified in the related prospectus supplement, if applicable;

•	Reports on Form 8-K, following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K for that type of event;

•

Reports on Form 10-D, containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following the related payment date. The content of a report on Form 10-D will be substantially similar to the information to be furnished under “—Reports to Securityholders” above; and

•

Report on Form 10-K, containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits. The annual report will include the servicer’s report on its assessment of compliance with servicing criteria and the accountant’s attestation report on such assessment described under “Description of the Transfer and Servicing Agreements—Evidence as to Compliance.”

The reports filed by the depositor will be available on the SEC’s website at http://www.sec.gov. See “Where You Can Find More Information.”

The depositor does not intend to file with the SEC any reports required under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with respect to a trust following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Exchange Act. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on, except to the extent of the accountant’s attestation report filed as an exhibit to Form 10-K as specified above, by an independent public accountant. Each trust will have a separate file number assigned by the SEC, which, unless otherwise specified in the related prospectus supplement, is not available until filing of the preliminary prospectus supplement for the trust. Reports filed with respect to a trust with the SEC after the preliminary prospectus supplement is filed will be available under the trust’s specific number, which will be a series number assigned to the file number of the depositor.

DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

General

In connection with each issuance by a trust of one or more classes of notes and certificates of a given series, the parties indicated below will enter into the following agreements, which are collectively called the “transfer and servicing agreements”:

•	a sale and servicing agreement under which a trust will purchase receivables from the depositor and the servicer will undertake to service or cause the sub-servicer to service those receivables;

•	a purchase agreement under which the depositor will purchase those receivables from JDCC;

•	an administration agreement under which JDCC will undertake certain administrative duties with respect to that trust; and

•	a trust agreement under which that trust will be created and the related certificates will be issued.

This section summarizes certain terms of the transfer and servicing agreements that are common to all classes and series of securities. Most of the financial terms and other specific terms of any class or series of securities that we offer will be described in a prospectus supplement to be attached to the front of this prospectus.

Because this section is a summary, it does not describe every aspect of the transfer and servicing agreements. We urge you to read the transfer and servicing agreements that are applicable to you because they, and not this description, define your rights as a holder of securities. We have filed the forms of the transfer and servicing agreements as exhibits to the registration statement that we have filed with the SEC. See “Where You Can Find More Information” on page 2 for information on how to obtain copies of the transfer and servicing agreements.

Sale and Assignment of Receivables

On the closing date specified in the related prospectus supplement (the “closing date”), JDCC will sell and assign to the depositor, without recourse, its entire interest in the related receivables, including its security interests in the related financed equipment, pursuant to a purchase agreement. On the closing date, the depositor will sell and assign to the applicable trust, without recourse, its entire interest in those receivables, including its security interests in the related financed equipment, pursuant to a sale and servicing agreement. Each receivable will be identified in a schedule appearing as an exhibit to the sale and servicing agreement.

The applicable owner trustee, on behalf of the trust, will, concurrently with this sale and assignment, execute, authenticate and deliver the related notes and the certificates. The proceeds received from the sale of the notes and the certificates of a given series will be applied to the purchase of the receivables from the depositor.

In each purchase agreement, JDCC will represent and warrant to the depositor, among other things, that:

•	the information provided with respect to the related receivables is correct in all material respects;

•	the obligor on each related receivable is required to maintain physical damage insurance covering the financed equipment in accordance with JDCC’s normal requirements;

•

at the applicable closing date or, if so specified in the related prospectus supplement, the applicable purchase date, the related receivables are free and clear of all security interests, liens, charges and encumbrances, and no offsets, defenses or counterclaims have been asserted or threatened;

•

at the applicable closing date or, if so specified in the related prospectus supplement, the applicable purchase date, each of the related receivables is secured by a first priority perfected security interest in the financed equipment in favor of JDCC; and

•	each receivable, at the time it was originated, complied and, at the applicable closing date or purchase date, complies in all material respects with applicable federal and state laws.

To the extent specified in the related prospectus supplement, as of the last day of the second or, if the depositor elects, the first month following the discovery by or notice to the depositor of a breach of any representation or warranty that materially and adversely affects the interests of a trust in a receivable, unless the breach is cured, the depositor will repurchase the receivable from the trust, and JDCC will repurchase the receivable from the depositor, at a price equal to the unpaid principal balance owed by the obligor plus interest thereon at the respective receivable rate to the last day of the month of repurchase (the “purchase amount”).

The obligation of the depositor to repurchase any receivable with respect to which any representation or warranty has been breached is subject to JDCC’s repurchase of that receivable. Unless otherwise specified in the related prospectus supplement, the repurchase obligation will constitute the sole remedy available to the noteholders, the indenture trustee, the certificateholders or the owner trustee in respect of that trust for any such uncured breach.

To assure uniform quality in servicing the receivables and to reduce administrative costs, the depositor will, pursuant to each sale and servicing agreement, appoint the servicer as custodian of the receivables. JDCC’s accounting records and computer systems will reflect the sale and assignment of the related receivables to the depositor and the sale and assignment or pledge by the depositor to the applicable trust, and UCC financing statements reflecting those sales and assignments or pledge will be filed.

Accounts

With respect to each trust, the servicer will establish and maintain with the applicable indenture trustee one or more accounts, in the name of the indenture trustee on behalf of the related noteholders and the certificateholders, into which all payments made on or with respect to the related receivables will be deposited (the “collection account”). The servicer will also establish and maintain with the indenture trustee an account, in the name of the indenture trustee on behalf of the noteholders, in which amounts released from the collection account and the reserve account or other credit enhancement, if any, for distribution to the noteholders will be deposited and from which all distributions to the noteholders will be made (the “note distribution account”).

Any other accounts to be established with respect to a trust, including any reserve account, will be described in the related prospectus supplement.

For any series of securities, funds in the collection account, the note distribution account, any reserve account and other accounts identified as such in the related prospectus supplement (collectively, the “trust accounts”) will be invested by the indenture trustee pursuant to the servicer’s written instruction as provided in the related sale and servicing agreement in eligible investments. The “eligible investments” are generally limited to investments acceptable to the hired NRSROs as being consistent with the rating of the securities. Subject to certain conditions, eligible investments may include securities issued by the depositor or its affiliates or trusts originated by the depositor or its affiliates.

Except as described below or in the related prospectus supplement, eligible investments are limited to obligations or securities that mature not later than the business day immediately preceding the next distribution. However, subject to certain conditions, funds in the reserve account may be invested in securities that will not mature prior to the date of the next distribution and will not be sold to meet any shortfalls. Thus, the amount of cash in any reserve account at any time may be less than the balance of the reserve account.

If the amount required to be withdrawn from any reserve account to cover shortfalls in collections on the related receivables exceeds the amount of cash in the reserve account, a temporary shortfall in the amounts distributed to the related noteholders or certificateholders could result, which could, in turn, increase the average lives of the notes or the certificates. Except as otherwise specified in the related prospectus supplement, investment earnings on funds deposited in the applicable trust accounts, net of losses and investment expenses (collectively, “investment earnings”), will be deposited in the applicable collection account on each payment date and will be treated as collections of interest on the related receivables.

The trust accounts and the certificate distribution account will be maintained as eligible deposit accounts.

An “eligible deposit account” means either:

•	a segregated account with an eligible institution; or

•

a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states thereof or the District of Columbia, or any domestic branch of a foreign bank, having corporate trust powers and acting as trustee for funds deposited in that account, so long as any of the securities of the depository institution has a credit rating from each hired NRSRO in one of its generic rating categories that signifies investment grade.

An “eligible institution” means, with respect to a trust:

•	the corporate trust department of the related indenture trustee or the related owner trustee; or

•

a depository institution organized under the laws of the United States or any one of the states thereof or the District of Columbia, or any domestic branch of a foreign bank, so long as this depository institution or domestic branch meets both of the following conditions:

•

it, or its parent corporation, has either a long-term unsecured debt rating acceptable to the hired NRSROs or a short-term unsecured debt rating or certificate of deposit rating acceptable to the hired NRSROs; and

•	its deposits are insured by the FDIC.

With respect to each trust, the servicer will also establish and maintain with the applicable owner trustee an account, in the name of the owner trustee, on behalf of the related certificateholders, in which amounts released from the related collection account and the related reserve account for distribution to the certificateholders will be deposited and from which all distributions to the certificateholders will be made (the “certificate distribution account”).

No Advances

Unless otherwise specified in the prospectus supplement for any series, the servicer will not make any advances of delinquent payments on the receivables.

Servicing Procedures

The servicer will make, or cause the sub-servicer to make, reasonable efforts to collect all payments due with respect to the receivables held by any trust and, in a manner consistent with the related sale and servicing agreement, will continue, or cause the sub-servicer to continue, the same collection procedures as the sub-servicer follows with respect to the particular type of receivable in the particular pool it services for itself and others. Consistent with its normal procedures, the sub-servicer may, in its discretion and on a case-by-case basis, arrange with the obligor on a receivable to extend or modify the payment schedule. Some of these arrangements, including any extension of the payment schedule beyond the final scheduled maturity date for a receivable, as described in the related prospectus supplement, will result in the servicer’s purchasing that receivable for the purchase amount. The servicer may sell the financed equipment securing the respective receivable at a public or private sale, or take any other action permitted by applicable law. See “Certain Legal Aspects of the Receivables.”

Payments on Receivables

With respect to each trust, the sub-servicer will deposit all payments on the related receivables and all proceeds of the receivables collected during each collection period specified in the related prospectus supplement

(each, a “collection period”) into the related collection account; provided, however, that, when a receivable becomes a liquidated receivable, that receivable will be reassigned to the depositor, and any proceeds after that date (deficiency proceeds) would not be proceeds of receivables in the trust. “Liquidated receivables” means defaulted receivables in respect of which the financed equipment has been sold or otherwise disposed of.

Except under certain conditions described in the related prospectus supplement, the sub-servicer will be required to deposit all of these amounts into the related collection account within two business days of receipt. If certain rating agency conditions are satisfied, the deposit of collections for a fiscal month will be made within one business day prior to the 15th day of the calendar month following that fiscal month (or, if that fiscal month ends in the early part of a calendar month, the 15th day of the calendar month). Pending deposit into the related collection account, collections may be invested by the servicer at its own risk and for its own benefit, and will not be segregated from funds of the servicer.

Servicing Compensation

To the extent specified in the prospectus supplement with respect to any trust, the servicer will be entitled to receive its servicing fee for each collection period in an amount equal to a specified percentage per annum (as set forth in the related prospectus supplement) of the pool balance or the aggregate principal balance, as specified in the prospectus supplement, as of the first day of the related collection period. The servicing fee (together with any portion of the servicing fee that remains unpaid from prior payment dates) will be paid solely to the extent of the interest distribution amount, as defined in the related prospectus supplement, and, unless otherwise disclosed in the related prospectus supplement, will be paid prior to the distribution of any portion of the interest distribution amount to the related noteholders and prior to payment of the administration fee.

The servicer will also collect and retain any late fees, the penalty portion of interest paid on past due amounts and other administrative fees or similar charges allowed by applicable law with respect to the receivables, and will be entitled to reimbursement from each trust for certain liabilities. Payments by or on behalf of obligors will be allocated to scheduled payments and late fees and other charges in accordance with the sub-servicer’s normal practices and procedures.

The servicing fee will compensate the servicer for performing, or causing the sub-servicer to perform, the functions of a third-party servicer of similar types of receivables as an agent for their beneficial owner, including:

•	collecting and posting all payments,

•	responding to inquiries of obligors on the receivables,

•	investigating delinquencies,

•	sending payment coupons to obligors,

•	reporting tax information to obligors,

•	paying costs of collection and disposition of defaults, and

•	policing the collateral.

The servicing fee also will compensate the servicer for:

•	administering, or causing the sub-servicer to administer, the receivables, and

•

accounting, or causing the sub-servicer to account, for collections and furnishing, or causing the sub-servicer to furnish, statements to the applicable owner trustee and indenture trustee with respect to distributions.

The servicing fee will also reimburse the servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the receivables.

Distributions

With respect to each series of securities, beginning on the payment date specified in the related prospectus supplement, distributions of principal and interest or, where applicable, of principal or interest only on each class of securities entitled thereto will be made by the indenture trustee to the noteholders and by the owner trustee to the certificateholders of that series. The timing, calculation, allocation, order, source, priorities of and requirements for each class of notes and all distributions to the certificates of the given series will be set forth in the related prospectus supplement.

With respect to each trust, on each payment date collections on the related receivables will be transferred from the collection account to the note distribution account and the certificate distribution account for distribution to noteholders and certificateholders to the extent provided in the related prospectus supplement. Credit enhancement, such as a reserve account, will be available to cover any shortfalls in the amount available for distribution on date to the extent specified in the related prospectus supplement. As more fully described in the related prospectus supplement, and unless otherwise specified therein, distributions in respect of principal of a class of securities of a given series will be subordinate to distributions in respect of interest on such class, and distributions in respect of the certificates of such series will be subordinate to payments in respect of the notes of such series.

Credit and Cash Flow Enhancement

The amounts and types of credit enhancement arrangements, if any, and the provider thereof, if applicable, with respect to each class of securities of a given series will be set forth in the related prospectus supplement. If and to the extent provided in the related prospectus supplement, credit enhancement may be in the form of:

•

subordination of one or more classes of securities—such subordination is usually accomplished through the application of available funds to the payment of principal or interest on one or more classes of senior securities before any available funds are applied to the payment of principal or interest on one or more classes of subordinated securities;

•

cash accounts maintained by the trustee in connection with the issuance of the securities, including reserve accounts, cash collateral accounts, spread accounts and yield supplement accounts—funds may be deposited in a reserve fund at the commencement of a transaction or out of available funds during the transaction, as specified in the prospectus supplement;

•

overcollateralization—overcollateralization is the amount by which the principal balance of the pool of receivables for a trust exceeds the aggregate principal balance of the specified securities issued by that trust;

•

letters of credit—the indenture trustee or the owner trustee would have the right to draw on a letter of credit issued by a financial institution or other entity to cover losses on the receivables or shortfalls in payments due on specified securities issued by the related trust;

•

credit or liquidity facilities—the facility, issued by a financial institution or other entity, would cover specified losses on the receivables or shortfalls in payments due on specified securities issued by the related trust. This enhancement may be a revolving liquidity note, which would represent a contract between the revolving liquidity note provider and the issuing entity. The issuing entity would be allowed to draw on the revolving liquidity note under certain circumstances specified in the prospectus supplement up to the full amount of the notes of the relevant series specified in the prospectus supplement. The revolving liquidity note provider would turn to JDCC for reimbursement of the amounts drawn on the revolving liquidity note but would be required to cover the entire amount if JDCC were not able to pay;

•

surety bonds or insurance policies—a surety bond, issued by a financial guaranty insurer or other insurer, would cover shortfalls in payment due on one or more of the securities issued by the related trust;

•	guaranteed investment contracts—specified available funds may be invested under a guaranteed investment contract issued by an insurance company, financial institution or other entity;

•

swaps, caps or other interest rate protection agreements—a trust may enter into an interest rate swap or cap in order to hedge interest rate risk on one or more classes of its securities. A trust may enter into a currency swap to enable it to pay one or more classes of its securities in a specified currency;

•

repurchase obligations—the depositor may have an obligation to buy back receivables in violation of certain representations and warranties to protect investors against losses incurred on those receivables;

•

demand notes—the parent or another affiliate company may issue a demand note for the benefit of the trust. The trust will draw on the demand note at the request of the indenture trustee in respect to certain shortfalls in collections available to pay interest and principal;

•	“excess spread”—interest earned on the receivables in excess of the amount required to be paid on the securities; or

•	any combination of two or more of the foregoing.

If specified in the applicable prospectus supplement, credit enhancement for a class of securities may cover one or more other classes of securities of the same series, and credit enhancement for a series of securities may cover one or more other series of securities.

The presence of a reserve account and other forms of credit enhancement for the benefit of any class or series of securities is intended to enhance the likelihood of receipt by the securityholders of that class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such securityholders will experience losses. To the extent specified in the related prospectus supplement, the credit enhancement for a class or series of securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon. If losses on a class or series occur that exceed the amount covered by any credit enhancement or that are not covered by any credit enhancement, securityholders of that class or series will bear their allocable share of deficiencies. In addition, if a form of credit enhancement covers more than one series of securities, securityholders of one of these series will be subject to the risk that the credit enhancement will be exhausted by the claims of securityholders of other series.

If so provided in the related prospectus supplement, the depositor may replace the credit enhancement for any class of notes with another form of credit enhancement without the consent of the noteholders, provided that each hired NRSRO either confirms in writing that substitution will not result in the reduction or withdrawal of the rating of that class of notes or any other class of notes of the related series or has received 10 business days’ notice of such reduction or modification.

Reserve Account

If so provided in the related prospectus supplement, pursuant to the related sale and servicing agreement, the depositor will establish for a series or class of securities one or more accounts (the “reserve account”), which will be maintained with the applicable indenture trustee. Unless otherwise provided in the related prospectus supplement, the reserve account will be funded by an initial deposit by the depositor on the related closing date in the amount set forth in the related prospectus supplement.

As further described in the related prospectus supplement, the amount on deposit in the reserve account may be increased on each payment date thereafter up to the specified reserve account balance specified in the related prospectus supplement by the deposit into the reserve account of the amount of collections on the related receivables remaining on each payment date after the payment of all other required payments and distributions on that date. The prospectus supplement will describe the circumstances and manner under which distributions may be made out of the reserve account, either to holders of the securities covered thereby or to the depositor.

Net Deposits

As an administrative convenience, unless the applicable prospectus supplement provides otherwise, the servicer is required to remit collections within two business days of their receipt, and the sub-servicer will make the deposit of collections and purchase amounts for any trust for or with respect to the related collection period net of distributions to be made to the servicer or the sub-servicer with respect to the collection period. The sub-servicer, however, will account to the indenture trustee, the owner trustee, the noteholders and the certificateholders with respect to each trust as if all deposits, distributions and transfers were made individually.

Statements to Indenture Trustee and Trust

Prior to each payment date with respect to each series of securities, the servicer will, or will cause the sub-servicer to, provide to the applicable indenture trustee and the applicable owner trustee as of the close of business on the last day of the related collection period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to securityholders of the series described under “Certain Information Regarding the Securities—Reports to Securityholders.”

Evidence as to Compliance

Each sale and servicing agreement will provide that a firm of independent public accountants will furnish to the related trust and the applicable indenture trustee annually a statement as to compliance by the servicer and the sub-servicer during the preceding 12 months ended October 31 (or, in the case of the first certificate, the period from the applicable closing date) with certain standards relating to the servicing of the receivables, the servicer’s accounting records with respect thereto and certain other matters.

JDCC, in its capacity as servicer, will provide, as an exhibit to each report on Form 10-K for each trust, a report on an assessment of compliance with applicable servicing criteria. Such report shall contain:

•	a statement of JDCC’s responsibility for assessing compliance with the servicing criteria applicable to it;

•	a statement that JDCC used the required criteria to assess compliance with the applicable servicing criteria;

•	JDCC’s assessment of compliance with the applicable servicing criteria as of and for the period ending the end of the fiscal year covered by the Form 10-K report; and

•

a statement that a registered public accounting firm has issued an attestation report on JDCC’s assessment of compliance with the applicable servicing criteria as of and for the period ending the end of the fiscal year covered by the Form 10-K. JDCC, in its capacity as servicer, will also cause such attestation report to be filed as an exhibit to each report on Form 10-K for each trust.

JDCC, in its capacity as servicer, will also provide, as an exhibit to each report on Form 10-K for each trust, a statement of compliance, signed by an officer of JDCC, to the effect that:

•

a review of JDCC’s (and, if applicable, the sub-servicer’s) activities during the reporting period and of its performance under the sale and servicing agreement has been made under such officer’s supervision; and

•

to the best of such officer’s knowledge, based on such review, JDCC (and, if applicable, the sub-servicer) has fulfilled all of its obligations under the sale and servicing agreement in all material respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

The servicer will also agree to give each indenture trustee and each owner trustee notice of certain servicer defaults under the related sale and servicing agreement.

Copies of these statements and certificates may also be obtained by securityholders by a request in writing addressed to the applicable indenture trustee or the applicable owner trustee.

Certain Matters Regarding the Servicer

Each sale and servicing agreement will provide that JDCC may not resign from its obligations and duties as servicer thereunder, except upon determination that JDCC’s performance of its duties is no longer permissible under applicable law. No resignation will become effective until the related indenture trustee or a successor servicer has assumed JDCC’s servicing obligations and duties under the applicable sale and servicing agreement.

Each sale and servicing agreement will further provide that none of the servicer, the sub-servicer, or any of their respective directors, officers, employees or agents will be under any liability to the related trust, the related noteholders or the related certificateholders for taking any action or for refraining from taking any action under the sale and servicing agreement, or for errors in judgment; provided, however, that none of the servicer, the sub-servicer or any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties thereunder. In addition, the sale and servicing agreement will provide that neither the servicer nor the sub-servicer is under any obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the sale and servicing agreement and that, in its opinion, may cause it to incur any expense or liability.

Under the circumstances specified in each sale and servicing agreement, any of the following entities that assumes the obligations of the servicer will be the successor of the servicer under the sale and servicing agreement:

•	any entity into which the servicer may be merged or consolidated;

•	any entity resulting from any merger or consolidation to which the servicer is a party;

•	any entity succeeding to the business of the servicer; or

•	any corporation 50% or more of the voting stock of which is owned, directly or indirectly, by Deere.

Servicer Default

Except as otherwise provided in the related prospectus supplement, “servicer default” under each sale and servicing agreement will consist of any of the following:

•

any failure by the servicer to deliver, or to cause the sub-servicer to deliver, to the applicable indenture trustee for deposit in any of the related trust accounts or the related certificate distribution account any required payment, or to direct the indenture trustee to make any required distributions therefrom, which failure continues unremedied for three business days after written notice from the indenture trustee or the applicable owner trustee is received by the servicer or after discovery by the servicer;

•

any failure by the servicer, the sub-servicer or the depositor, as the case may be, to duly observe or perform in any material respect any other covenant or agreement in the sale and servicing agreement, which failure materially and adversely affects the rights of the related noteholders or certificateholders and which continues unremedied for sixty days after the giving of written notice of such failure to the servicer or the depositor, as the case may be, by the applicable indenture trustee or the applicable owner trustee or to the servicer or the depositor, as the case may be, and to the indenture trustee and the owner trustee by holders of the related notes evidencing not less than 25% in principal amount of the outstanding notes (or of one or more particular classes of such notes, if specified in the related prospectus supplement); and

•

certain events (referred to as “insolvency events”) of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the servicer and certain actions by the servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations.

Rights upon Servicer Default

Unless otherwise provided in the related prospectus supplement, as long as a servicer default under a sale and servicing agreement remains unremedied, the applicable indenture trustee or noteholders of the related series evidencing not less than 25% in principal amount of the then outstanding notes (or of one or more particular classes of such notes, if specified in the related prospectus supplement) may terminate all the rights and obligations of the servicer under the sale and servicing agreement, whereupon a successor servicer appointed by the indenture trustee or the indenture trustee will succeed to all the responsibilities, duties and liabilities of the servicer under that sale and servicing agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no servicer default other than this appointment has occurred, the bankruptcy trustee or official may have the power to prevent the applicable indenture trustee or those noteholders from effecting a transfer of servicing.

In the event that the indenture trustee is unwilling or unable to so act under one or more indentures, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $50,000,000 and whose regular business includes the servicing of a similar type of receivables. The indenture trustee may make arrangements for compensation to be paid to the successor servicer, which in no event may be greater than the servicing compensation payable to the servicer under the related sale and servicing agreement.

Waiver of Past Defaults

With respect to each trust, unless otherwise provided in the related prospectus supplement, the holders of notes evidencing at least a majority in principal amount of the then outstanding notes of the related series (or of one or more particular classes of such notes, if specified in the related prospectus supplement) (or the holders of certificates evidencing not less than a majority of the outstanding certificate balance of the series, in the case of any default that does not adversely affect the applicable indenture trustee or such noteholders) may, on behalf of all of the noteholders and certificateholders, waive any default by the servicer in the performance of its obligations under the related sale and servicing agreement and its consequences, except a default in making, or causing the sub-servicer to make, any required deposits to or payments from any of the trust accounts in accordance with the sale and servicing agreement. No waiver will impair the noteholders’ or the certificateholders’ rights with respect to subsequent defaults.

Amendment

Unless otherwise provided in the related prospectus supplement, each of the transfer and servicing agreements may be amended by the parties thereto, without the consent of the related noteholders or certificateholders, for the purposes of:

•	adding any provisions to or changing in any manner or eliminating any of the provisions of that transfer and servicing agreement; and

•	modifying in any manner the rights of the related noteholders or certificateholders;

provided that this action will not materially and adversely affect the interests of any related noteholder or certificateholder; provided that 10 days’ (or 10 business days’, if set forth in the applicable agreement) prior written notice of any such amendment be given to each hired NRSRO and, if a hired NRSRO notifies the owner trustee that such amendment will result in a downgrading or withdrawal of the then current rating of any class of the related notes, such amendment shall become effective with the consent of the holders of notes evidencing not less than a majority of the outstanding amount of the related notes and the consent of the related certificateholders.

Unless otherwise specified in the related prospectus supplement, the transfer and servicing agreements may also be amended by the depositor, the servicer, the applicable owner trustee and the applicable indenture trustee with the consent of at least a majority in principal amount of then outstanding notes of the related series and of at least a majority of the related certificate balance for the purposes of adding any provisions to or changing in any manner or eliminating any of the provisions of the transfer and servicing agreements or of modifying in any manner the rights of the noteholders or certificateholders; provided, however, that no amendment may:

•

increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related receivables or distributions that are required to be made for the benefit of the noteholders or the certificateholders; or

•

reduce the aforesaid percentage of the notes and certificates of the series that are required to consent to the amendment, without the consent of the holders of all the outstanding notes and certificates of the series.

Each trust agreement will provide that its owner trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the trust without the unanimous prior approval of all certificateholders, including the depositor if applicable, of the trust and the delivery to the owner trustee by each certificateholder of a certificate certifying that the certificateholder reasonably believes that the trust is insolvent.

Payment of Notes

Upon the payment in full of all outstanding notes of a given series and the satisfaction and discharge of the related indenture, the owner trustee will succeed to all the rights of the indenture trustee, and the certificateholders of that series will succeed to all the rights of the noteholders of that series, under the related sale and servicing agreement, except as otherwise provided therein.

Termination

With respect to each trust, the obligations of the servicer, the sub-servicer, the depositor, the owner trustee and the indenture trustee under the related transfer and servicing agreements will terminate upon the earlier to occur of:

•	the maturity or other liquidation of the last receivable and the disposition of any amounts received upon liquidation of the remaining receivables; and

•	the payment to noteholders and certificateholders of the related series of all amounts required to be paid to them under the transfer and servicing agreements.

If so provided in the related prospectus supplement, in order to avoid excessive administrative expense, the servicer will be permitted at its option to purchase from a trust, as of the end of any collection period immediately preceding a payment date, if the aggregate principal amount of the related receivables is less than a specified percentage of the initial pool balance in respect of the trust, all of the remaining receivables at a price equal to the aggregate of the purchase amounts thereof as of the end of that collection period. The related notes and the certificates will be redeemed following this purchase.

If and to the extent provided in the prospectus supplement with respect to a trust, the applicable indenture trustee will, within ten days following a payment date as of which the pool balance is equal to or less than the percentage of the initial pool balance specified in the prospectus supplement, solicit bids for the purchase of the receivables remaining in the trust, in the manner and subject to the terms and conditions set forth in the prospectus supplement. If the indenture trustee receives satisfactory bids as described in the prospectus supplement, then the receivables remaining in the applicable trust will be sold to the highest bidder. As more fully described in the related prospectus supplement, any outstanding notes of the related series will be redeemed concurrently with this sale.

The subsequent distribution to the related certificateholders of all amounts required to be distributed to them under their trust agreement may effect the prepayment of the certificates of such series.

Administration Agreement

JDCC, in its capacity as administrator, will enter into an agreement (the “administration agreement”) with each trust and the applicable indenture trustee under which the administrator will agree, to the extent provided in the administration agreement, to provide the notices and to perform other administrative obligations required by the indenture. Unless otherwise specified in the related prospectus supplement, as compensation for the performance of the administrator’s obligations under the administration agreement and as reimbursement for its expenses related thereto, the administrator will be entitled to an administration fee in an amount equal to $100 per month.

CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

Security Interest in Equipment

The retail installment contracts and the loan contracts that compose the receivables constitute personal property security agreements and include grants of security interests in the equipment under the applicable UCC. Perfection of security interests in the equipment is generally governed by the laws of the state in which the debtor is located. The UCC generally defines the location of the debtor as being the state of residence for individual debtors, the location of the business for an organization, unless the organization conducts business in multiple locations, in which case the organization is located at the place of its chief executive office or the place of its organization for a registered organization. However, in the case of any debtor that is a registered organization under the laws of a state, the debtor is located in that state. The UCC generally governs the perfection of these security interests. However, under the laws of certain states and under certain circumstances, perfection of security interests in agricultural, turf, construction or forestry equipment is generally governed by certificate of title registration laws of the state in which that equipment is located.

All of the contracts acquired by JDCC name the applicable John Deere sales company as obligee or assignee and as the secured party. With respect to agricultural, turf, construction and forestry equipment receivables, the sales companies are instructed to take all actions necessary under the laws of the state in which the financed equipment is located to perfect their security interests in the financed equipment, including the filing of financing statements in the appropriate offices and, where applicable, having a notation of its lien recorded on the equipment’s certificate of title.

Obligors are required to declare whether financed turf equipment will be used primarily for commercial purposes. Financing statements are filed and, where applicable, notations of liens are recorded on certificates of title, to perfect the security interests in financed equipment indicated as primarily for commercial use. With respect to turf equipment receivables generated by consumer purchases, the sales companies have a purchase money security interest in the financed equipment. The purchase money security interests in such turf equipment are automatically perfected and have a first priority against other lenders and creditors of the obligor. Except in limited circumstances, no financing statements are filed and no notations of liens are recorded on titles by the sales companies for turf equipment receivables generated by consumer purchases. In the absence of financing statements being filed with respect to turf equipment receivables generated by consumer purchases, a purchaser of such turf equipment from the obligor may take the equipment free of the trust’s security interest if the purchaser, without knowledge of the trust’s security interest, buys the equipment for value and primarily for the buyer’s personal, family or household purposes.

Obligors are not notified of the sale from the sales companies to JDCC. Furthermore, because either the servicer or the sub-servicer continues to service the contracts, the obligors are not notified of the sale from JDCC to the depositor and, in the ordinary course, no action is taken to record the transfer of the security interest from JDCC to the depositor by amendment of the financing statements or, if applicable, the certificates of title for the financed equipment or otherwise. No amendment is required to be filed under the UCC to maintain perfection of JDCC’s interest in the financed equipment. To perfect its interests in the contracts, JDCC takes possession of the contracts.

With respect to each trust, under the related purchase agreement, JDCC will sell and assign its interests in the equipment securing the related receivables to the depositor, and under the related sale and servicing agreement, the depositor will assign its interests in the equipment securing the receivables to this trust. However, because of the administrative burden and expense, none of the depositor, the servicer, the sub-servicer or the applicable owner trustee will amend any financing statement or, if applicable, any certificate of title to identify the trust as the new secured party on the financing statement or, if applicable, the certificate of title relating to the equipment. Also, the servicer will continue to hold any certificates of title relating to the equipment in its possession as custodian for the related trust under the related sale and servicing agreement. See “Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables.”

There are certain limited circumstances under the UCC and applicable federal law in which prior or subsequent transferees of receivables held by a trust could have an interest in those receivables with priority over the related trust’s interest. A purchaser of these receivables who gives new value and takes possession of the instruments that evidence the receivables (i.e., the chattel paper) in the ordinary course of his or her business may, under certain circumstances, have priority over the interest of the trust in the receivables. In addition, while JDCC is the servicer, cash collections on the receivables will, under certain circumstances, be commingled with the funds of JDCC and, in the event of the bankruptcy of JDCC, the trust may not have a perfected interest in these collections.

In most states, an assignment such as that under each purchase agreement and each sale and servicing agreement is an effective conveyance of a security interest without amendment of any lien perfected by a UCC financing statement relating to the equipment or, if applicable, noted on an equipment’s certificate of title, and the assignee succeeds thereby to the assignor’s rights as secured party. By not identifying a trust as the secured party on the financing statement or certificate of title, the security interest of that trust in the equipment could be defeated through fraud or negligence. In the absence of error, fraud or forgery by the equipment owner or the servicer or the sub-servicer, or administrative error by state or local agencies, the proper initial filing of the financing statement relating to the agricultural, turf (which includes consumer and commercial equipment), construction and forestry equipment or, if applicable, the notation of the relevant sales company’s lien on the certificates will be sufficient to protect a trust against the rights of subsequent purchasers of the equipment or subsequent lenders who take a security interest in the equipment securing a receivable. Except in limited circumstances, no financing statements are filed and no notations of liens are recorded on titles for turf equipment receivables generated by consumer purchases.

If there is any equipment as to which the original secured party failed to obtain and assign to JDCC a perfected security interest, any security interest of JDCC would be subordinated to, among others, subsequent purchasers of the equipment and holders of perfected security interests. This failure, however, would constitute a breach of the warranties of the servicer under the related purchase agreement and would create an obligation of the servicer to repurchase the related receivables unless the breach is cured. The depositor will assign its rights under the related purchase agreement to the trust. See “Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables.”

Under the laws of most states, the perfected security interest in personal property would continue for four months after the location of the debtor changes to a state other than the state in which a financing statement was filed initially to perfect the security interest in the property or, if applicable, in which the property is initially registered (or 12 months after the transfer of the property to a new debtor who is located in another state). In the ordinary course of servicing agricultural, turf, construction and forestry equipment receivables, the sub-servicer takes steps to effect re-perfection upon receipt of information from an obligor as to the relocation of a debtor or any movable property.

In states where equipment is subject to certificate of title and registration laws to re-register the equipment, the secured party that has its lien noted on the equipment’s certificate of title must either surrender the certificate of title or, in states where the secured party does not physically hold the certificate of title, agree in writing to allow the re-registration. The secured party would therefore have the opportunity to re-perfect its security interest in the equipment being relocated or re-registered.

Under each sale and servicing agreement, the servicer will be obligated to take, or to cause the sub-servicer to take, appropriate steps, at its own expense, to maintain perfection of security interests in the agricultural, turf, construction and forestry equipment securing receivables and is obligated to repurchase the related receivable if it fails to do so.

Under the laws of most states, liens for repairs performed on the equipment and liens for unpaid taxes take priority over even a perfected security interest in the goods. Under each sale and servicing agreement, the servicer will represent to the related trust that, as of the date the related receivables are sold to the trust, each security interest in financed equipment is prior to all other present liens upon and security interests in that financed equipment. However, liens for repairs or taxes could arise at any time during the term of a receivable. No notice will be given to the owner trustee, the indenture trustee, noteholders or certificateholders in respect of a given trust in the event a lien for repairs or taxes arises.

Security Interest in Chattel Paper

The receivables are either “tangible chattel paper” or “electronic chattel paper,” (collectively, “chattel paper”) each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper, which can be perfected through “possession” or “control” in the case of the of tangible chattel paper and electronic chattel paper, respectively, or in either case, by filing a UCC-1 financing statement.

In order to protect the trust’s ownership interest in the receivables, the seller will file UCC-1 financing statements with the appropriate governmental authorities to give notice of the depositor’s acquisition of the receivables and the depositor will file UCC-1 financing statements with the appropriate governmental authorities to give notice of the trust’s ownership of the receivables and their proceeds. Under the sale and servicing agreement, the servicer will be obligated to maintain the perfection of the trust’s ownership interest in the receivables and to act as custodian of the receivables (although it will not segregate the receivables or stamp or mark the receivables to reflect the transfers).

In the case of electronic chattel paper, the servicer has developed a specific software suite and constructed an electronic vaulting system to maintain certain of its contracts in electronic form. The system is designed to permit the perfection of a security interest in receivables evidenced by electronic contracts through various levels of control. The law governing the perfection of security interests in electronic contracts was enacted in 2001, and the statutory requirements for the relevant control arrangements have not been widely tested in court. It is possible that a third party could acquire a superior interest in a receivable evidenced by an electronic contract if the servicer loses control over the authoritative copy of the related electronic contract and the third party purchases that receivable without knowledge of the trust’s security interest. Similarly, a purchaser who purchases tangible chattel paper who gives new value and takes possession of it in the ordinary course of the purchaser’s business has priority over a security interest in the tangible chattel paper if such purchaser acts in good faith without knowledge that the specific tangible chattel paper is subject to a security interest. In either case, any such purchaser would not be deemed to have such knowledge by virtue of the UCC filings and would not learn of the sale of the receivables from a review of the documents evidencing the receivables since they would not be marked to show such sale, although the seller’s master computer records will indicate such sale.

Repossession

In the event of default by an obligor, the holder of the retail installment sale or loan contract has all the remedies of a secured party under the UCC, except where specifically limited (such as in Louisiana) by other state laws. Among the UCC remedies, the secured party generally has the right to perform self-help repossession unless the act would constitute a breach of the peace. Self-help is the method employed by the sub-servicer in most cases and is accomplished simply by retaking possession of the financed equipment.

In the event of default by an obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which he or she may cure the default prior to repossession. Generally, the right of reinstatement may be exercised on a limited number of occasions in any one-year period. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the equipment must then be repossessed in accordance with that order.

Notice of Sale; Redemption Rights

The UCC and other state laws generally require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor generally has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees or, in some states, by payment of delinquent installments or the unpaid balance.

Deficiency Judgments and Excess Proceeds

The proceeds of resale of the equipment generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in other states. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

Occasionally, after resale of the equipment and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the UCC requires the lender to remit the surplus to any holder of a lien with respect to the equipment or, if no such lien holder exists or there are remaining funds, the UCC requires the lender to remit the surplus to the obligor.

Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the Fourteenth Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to consumers.

JDCC will warrant under each purchase agreement that each receivable complies with all requirements of applicable law in all material respects. Accordingly, if an obligor has a claim against the related trust for violation of any law and that claim materially and adversely affects the trust’s interest in a receivable, the violation would constitute a breach of the warranties of JDCC under the related purchase agreement and would create an obligation of the depositor, subject to JDCC’s repurchase thereof, and of JDCC to repurchase the receivable unless the breach is cured. See “Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables.”

Bankruptcy Limitations

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 11, 12 or 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing the equipment and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the equipment at the time of bankruptcy, as determined by the court, leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

Consumer Protection Laws

The holder-in-due-course rule of the Federal Trade Commission relates to a seller of goods who takes back a consumer credit contract and to assignees and would be applicable to all turf equipment receivables generated by consumer purchases included in the receivables owned by the trust. The rule is intended to defeat the ability of the seller and the related lenders and assignees from transferring the contract free of notice of claims by the obligor. The effect of the rule is to subject the assignee of the contract, such as the trust, to all claims and defenses that the obligor could assert against the seller of the financed turf equipment. Liability under the rule is limited to amounts paid under a contract; however, the obligor may also be able to assert the rule to set off remaining amounts due as a defense against a claim brought by or on behalf of the trust against the obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending under consumer credit contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Graham-Leach-Bliley privacy law and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

Dodd-Frank Act Orderly Liquidation Authority Provisions

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) gives the Federal Deposit Insurance Corporation (“FDIC”) authority to act as receiver of certain financial companies and their affiliates in specific situations under the Dodd-Frank Act’s Orderly Liquidation Authority (“OLA”) if the Secretary of the Treasury (in consultation with the President of the United States) determines that (i) the company is in default or in danger of default, (ii) the failure of the company and its resolution under the U.S. federal bankruptcy laws would have serious adverse effects on financial stability in the United States, (iii) no viable private sector alternative is available to prevent the default of the company and (iv) an OLA proceeding would mitigate these effects. No assurances can be given that OLA would not apply to JDCC or its affiliates, including the depositor and the trust.

If the FDIC were appointed receiver of JDCC or its affiliates, the FDIC would, among other powers, have the power to repudiate any contract to which the entity in receivership was a party, and might seek to use such power to recover any receivables transferred under any such contract, if the FDIC determined that performance of the contract was burdensome and that repudiation would promote the orderly administration of such entity’s affairs. The FDIC’s repudiation power also extends to continuing obligations of any such entity, including, as applicable, the entity’s obligation to repurchase receivables for breaches of representation or warranty as well as its obligation to service the receivables. Based on a January 2011 advisory opinion issued by the then-acting (and now-current) general counsel of the FDIC, until the FDIC adopts a regulation, the FDIC will not seek to exercise its authority to repudiate contracts to recover receivables transferred by an entity in receivership under a contract prior to the end of a transition period contained in such regulation, provided that such transfer satisfies the conditions for exclusion of such assets from the property of the estate of such entity under the U.S. Bankruptcy Code. Although counsel for JDCC will be delivering an opinion to JDCC to the effect that the receivables transferred to the trust would not be property of the estate of JDCC in a proceeding under the U.S. Bankruptcy Code, there is no assurance that the FDIC would agree with such opinion. The FDIC advisory opinion states that it does not bind the FDIC or its Board of Directors and may be modified or withdrawn in the future.

If the trust were to become subject to OLA, the FDIC could seek to repudiate the notes. If it did so, the noteholders would have a claim in the receivership for their “actual direct compensatory damages” for no less than the principal amount of the notes plus interest accrued to the date the FDIC was appointed receiver and, if the value of the collateral securing the notes exceeds such amount, the noteholders would have a claim for interest accrued after the appointment at least through the date of repudiation (although the allowed claim may be for less than the contract rate of interest). Noteholders would be stayed from accelerating the notes or exercising any other rights or remedies for a period of 90 days after a receiver was appointed and might have to present and prove their claims in the receivership, which could further delay the exercise of such rights.

The above-described provisions, and other provisions of OLA and the FDIC’s regulations thereunder (including regulations relating to OLA which the FDIC may adopt in the future), could result in delays in payments on the notes or in reductions of amounts available to make payments on the notes.

If JDCC or its affiliates were to become subject to OLA, there is an interpretation under OLA that previous transfers of receivables by JDCC perfected for purposes of state law and the U.S. Bankruptcy Code could nevertheless be avoided as preferential transfers. Based on a December 2010 advisory opinion issued by the then-acting (and now-current) general counsel of the FDIC and the final rule issued by the FDIC on July 6, 2011, the transfer of the receivables by JDCC perfected by the filing of a UCC financing statement as required by the applicable transaction documents would not be avoidable by the FDIC as a preferential transfer under OLA.

CERTAIN TAX CONSIDERATIONS

We expect that the prospectus supplement for each series of notes will summarize, subject to the limitations stated in the prospectus supplement, the federal income tax considerations relevant to the purchase, ownership and disposition of the notes. Information will also be provided with respect to the tax laws of the State of Iowa in the related prospectus supplement because the servicing and collecting of the receivables will take place in Iowa.

ERISA CONSIDERATIONS

Each prospectus supplement will summarize, subject to the limitations discussed in the prospectus supplement, considerations under ERISA relevant to the purchase of the notes by employee benefit plans.

PLAN OF DISTRIBUTION

On the terms and conditions described in an underwriting agreement with respect to the notes of a given series issued by a trust, the depositor will agree to cause the related trust to sell to the underwriters named in the underwriting agreement and in the related prospectus supplement, and each of the underwriters will severally agree to purchase, the principal amount of each class of notes set forth in the underwriting agreement and in the prospectus supplement.

In each of the underwriting agreements with respect to any given series of securities, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the notes described therein that are offered by this prospectus and the related prospectus supplement if any of the notes are purchased.

Each prospectus supplement will either

•	set forth the price at which each class of notes being offered will be offered to the public and any concessions that may be offered to certain dealers participating in the offering; or

•	specify that the notes are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale.

After the initial public offering of any notes, these public offering prices and concessions may be changed.

Each underwriting agreement will provide that the depositor and JDCC will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments which the several underwriters may be required to make in respect thereof.

Each indenture trustee may, from time to time, invest the funds in the related trust accounts in eligible investments acquired from the underwriters.

Under each of the underwriting agreements, the closing of the sale of any class of securities will be conditioned on the closing of the sale of all other classes. Each prospectus supplement will describe the expected place and time of delivery of the securities.

LEGAL OPINIONS

Certain legal matters relating to the securities of each series will be passed upon for the related trust, the depositor, the issuing entity and the servicer by Shearman & Sterling LLP, New York, New York and by Richards, Layton & Finger, Wilmington, Delaware, and for any underwriters by Sidley Austin LLP, New York, New York. Certain federal income tax and other matters will be passed upon for the related trust by Shearman & Sterling LLP, and certain Iowa state income tax and other matters will be passed upon for the related trust by Lane & Waterman LLP, Davenport, Iowa.

INDEX OF TERMS

Set forth below is a list of the defined terms used in this prospectus and the pages on which the definitions of such terms may be found herein.

administration agreement	51
certificate distribution account	43
certificate pool factor	24
closing date	41
collection account	42
collection period	43
Deere	2
Deere Credit Services	4
definitive notes	38
Depository	29
Dodd-Frank Act	56
DTC	29
eligible deposit account	43
eligible institution	43
eligible investments	42
event of default	31
Exchange Act	2
FDIC	56
fixed rate securities	36
floating rate securities	36
hired NRSROs	7
Indenture	29
insolvency events	49
investment earnings	42
JDCC	2
JDRI	2
John Deere	2
liquidated receivables	44
note distribution account	42
note pool factor	24
Obligors	6, 16
OLA	56
Participants	29
payment date	30
purchase agreement	6
purchase amount	42
related documents	33
reserve account	46
retail notes	17
sales companies	6, 16
servicer default	48
transfer and servicing agreements	7, 41
trust accounts	42
UCC	18